Public Accounts
2011-12

Volume 1

Main Financial Statements

Saskatchewan

    2011-12 Public Accounts
    Volume 1 - Main Financial Statements

    Contents

3	Letters of Transmittal
4	Introduction to the Public Accounts

Financial Statement Discussion and Analysis

9	Introduction - Discussion and Analysis
10	General Revenue Fund Financial Statements - Discussion and Analysis
25	Growth and Financial Security Fund - Discussion and Analysis
26	Summary Financial Statements - Discussion and Analysis
44	Risks and Uncertainties

General Revenue Fund Financial Statements

47	Statement of Responsibility
49	Independent Auditor’s Report
53	Financial Statements
57	Notes to the Financial Statements
65	Schedules to the Financial Statements

Summary Financial Statements

81	Statement of Responsibility
83	Independent Auditor's Report
85	Summary Financial Statements
89	Notes to the Summary Financial Statements
102	Schedules to the Summary Financial Statements

Supplementary Information

125	Growth and Financial Security Fund
126	General Revenue Fund - Public Issue Debentures
130	General Revenue Fund - Debentures Issued to the Minister of Finance of Canada
131	Glossary of Terms

 Letters of Transmittal

 Regina, Saskatchewan
June 2012

To Her Honour
The Honourable Vaughn Solomon Schofield
Lieutenant Governor of the Province of Saskatchewan

Your Honour:

I have the honour to submit the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2012.

Respectfully submitted,

/s/ Ken Krawetz

Ken Krawetz
Deputy Premier
Minister of Finance

Regina, Saskatchewan
June 2012

The Honourable Ken Krawetz
Deputy Premier
Minister of Finance

We have the honour of presenting the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2012.

Respectfully submitted,

/s/ Clare Isman	/s/ Terry Paton
Clare Isman	Terry Paton
Deputy Minister of Finance	Provincial Comptroller

 Government of Saskatchewan – 2011-12 Public Accounts   3

Introduction to the Public Accounts

Introduction

The 2011-12 Public Accounts of the Government of Saskatchewan are prepared in accordance with the Financial Administration Act, 1993 and consist of two volumes.

Volume 1

Financial Statement Discussion and Analysis provides users of the Government’s main financial statements with an overview of the Government’s performance by presenting comparative financial highlights and variance analysis.

General Revenue Fund Financial Statements account for the financial transactions of the General Revenue Fund (GRF).  The GRF is comprised of all Ministries of the Government.  This is the fund into which all revenues are paid, unless otherwise provided for by legislation, and from which all expenses are appropriated by the Legislative Assembly.

Summary Financial Statements consolidate the financial transactions of the GRF, Crown corporations, agencies, boards and commissions.  These consolidated statements provide an accounting of the full nature and extent of the financial affairs and resources controlled by the Government.

Supplementary Information contains unaudited information on:
•	the Growth and Financial Security Fund;
•	GRF public issue debentures;
•	GRF debentures issued to the Minister of Finance of Canada; and
•	a glossary of terms used throughout.

Volume 2

Volume 2 contains details on the revenue and expense of the GRF.  It also provides details on capital asset acquisitions of the GRF; a listing of suppliers who received $50,000 or more for goods and services and capital assets supplied to the GRF and Revolving Funds during the fiscal year; financial information on the assets, liabilities and residual balances of pension plans and trust funds administered by the Government; a listing of remissions of taxes and fees; and information on road-use fuel tax accountability.

The Public Accounts are available on the Internet at http://www.finance.gov.sk.ca/public-accounts/.

A Compendium is also available on the Internet at http://www.finance.gov.sk.ca/public-accounts/ that contains the financial statements of various government agencies, boards, commissions, pension plans, special purpose funds and institutions, as well as Crown corporations which are accountable to Treasury Board.

4 Government of Saskatchewan – 2011-12 Public Accounts

Introduction to the Public Accounts

Financial Reporting Structure

1	Examples of CIC Crown corporations are: SaskEnergy Incorporated, Saskatchewan Power Corporation, Saskatchewan Telecommunications Holding Corporation, Saskatchewan Government Insurance and Saskatchewan Transportation Company.
2	Examples of Treasury Board Crown corporations are: Agricultural Credit Corporation of Saskatchewan, Liquor and Gaming Authority, and Saskatchewan Housing Corporation.

 Government of Saskatchewan – 2011-12 Public Accounts   5

Financial Statement Discussion and Analysis

Financial Statement Discussion and Analysis

Financial Statement Discussion and Analysis

The purpose of the Financial Statement Discussion and Analysis is to provide users of the Government’s main financial statements with an overview of the Government’s financial performance, as well as the Government’s accountability for the resources entrusted to it.  This information should be read in conjunction with these main financial statements, the General Revenue Fund and Summary financial statements.  The Government is responsible for the integrity and objectivity of this discussion and analysis.

General Revenue Fund (GRF) Financial Statements

❖	How has the Government performed as compared to the Budget Estimates?

The GRF is the fund where all public monies are deposited to and disbursed from, as authorized by the Legislative Assembly.  Exceptions to this principle must be authorized by law.  Each year the Government presents a Budget for the GRF to the Legislative Assembly along with a detailed financial plan for the GRF called the Estimates.  The GRF financial statements report on the performance of the Government against the Estimates.  As a result, budget-to-actual analysis on the Government’s revenue and expense can be found in the GRF section of the Financial Statement Discussion and Analysis.

Summary Financial Statements (SFS)

❖	How has the Government performed as a whole?

The SFS provide an accounting of the full nature and extent of the financial affairs and resources controlled by the Government.  The SFS include the financial results of the GRF, Crown corporations, agencies, boards and commissions.

 Government of Saskatchewan – 2011-12 Public Accounts   9

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Financial Highlights

(millions of dollars)				Change from
	2012		2011		2011
	Budget1	Actual2	Actual2	Budget1	Actual

Revenue	10,794	11,120	11,061	326	60
Expense	10,679	11,066	10,965	386	100
Pre-transfer surplus	115	55	96	(60)	(41)
Transfer to the Growth and Financial Security Fund	(58)	(27)	(48)	30	20
Transfer from the Growth and Financial Security Fund	325	325	-	-	325
Net transfer from (to) the Growth and Financial Security Fund	267	298	(48)	30	345
Surplus	383	352	48	(30)	305
Financial assets		2,998	3,082		(84)
Less: Government general debt		(3,808)	(4,135)		328
Other liabilities		(2,750)	(2,623)		(127)
Net debt		(3,560)	(3,676)		116
Plus: Non-financial assets		3,413	3,177		236
Accumulated Deficit		(146)	(499)		352

Growth and Financial Security Fund Balance	738	708	1,006	(30)	(298)
Totals may not add due to rounding.

1	The Budget Estimates do not include a statement of financial position.
2	The Provincial Auditor’s report indicates that, in her opinion, there are certain adjustments required to the General Revenue Fund financial statements.

Surplus

The 2011-12 General Revenue Fund (GRF) financial statements report a pre-transfer surplus of $55 million, $60 million less than budget. The decrease is due to a $386 million increase in expense, largely as the result of flood and weather-related costs, partially offset by a $326 million increase in revenue, primarily from increases in transfers from Crown entities, other own-source revenue and transfers from the federal government.

One-half of the pre-transfer surplus, or $27 million, was transferred to the Growth and Financial Security Fund (GFSF).  After a $325 million transfer from the GFSF to the GRF for government debt reduction, the GRF posted a surplus of $352 million in 2011-12, $30 million less than budget.

Compared to 2010-11, the GRF surplus is $305 million higher, largely due to the $325 million transfer from the GFSF to the GRF for government debt reduction.

Growth and Financial Security Fund

The Government’s Growth and Financial Security Fund, established to safeguard Saskatchewan’s future, has a balance of $708 million at March 31, 2012.  This is after a $27 million transfer from the GRF, representing half of the 2011-12 GRF pre-transfer surplus, less a $325 million transfer to the GRF for government debt reduction.

10 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Financial Highlights (continued)

Debt

Government general debt at March 31, 2012 is $3.81 billion, a decline of $328 million over the past year and the lowest level since 1988.

Credit Rating Upgrade

In May 2011, the Province received a credit rating upgrade from Standard & Poor’s, moving it to the highest level possible.  For the first time in Saskatchewan’s history, the credit rating is at the AAA level.  Standard & Poor’s attributed the rating upgrade to Saskatchewan’s low and declining debt burden, a rebounding economy, strong liquidity and only moderate reliance on support from the federal government.

 Government of Saskatchewan – 2011-12 Public Accounts   11

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Surplus

The GRF annual results for the past ten years were as follows:

Annual Surplus - 10 Year Trend

*	Since 2004-05, tangible capital assets have been capitalized and expensed over their useful lives rather than being fully expensed in the year of acquisition.

Accumulated Deficit

The accumulated deficit represents the Government’s reported net economic resources.  An accumulated deficit indicates that a government has financed past annual operating deficits by borrowing. In 2011-12, the GRF accumulated deficit improved from $499 million to $146 million.

The GRF accumulated deficit for the past ten years was as follows:

Accumulated Deficit - 10 Year Trend

*	Since 2004-05, tangible capital assets have been capitalized and expensed over their useful lives rather than being fully expensed in the year of acquisition.

12 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Revenue

The GRF sources of revenue for 2011-12 were as follows:

2011-12 Revenue by Source ($11.12 billion)

In the last five fiscal years, the GRF revenue was derived from the following sources:

Revenue by Source - 5 Year Comparison

 Government of Saskatchewan – 2011-12 Public Accounts   13

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Revenue (continued)

Total revenue was $11.12 billion in 2011-12, an increase of $326 million, or 3.0 per cent, from budget due to increases in all categories except taxation and non-renewable resources.  Compared to 2010-11, GRF revenue increased $60 million, or 0.5 per cent.  The increase from the previous year is primarily due to higher non-renewable resources revenue and transfers from the federal government.  A comparison of budget, current year and prior year by revenue source is illustrated below.

Revenue by Source – Comparison of Budget, Current Year and Prior Year

Taxation Revenue

Taxation revenue was $5.04 billion in 2011-12, a decrease of $232 million from budget primarily due to lower Corporation Income Tax, partially offset by higher Provincial Sales Tax revenue.  Compared to 2010-11, taxation revenue decreased by $96 million as a result of lower Corporation Income Tax.

Corporation Income Tax (CIT) revenue was $794 million in 2011-12, $287 million lower than budgeted.  The decrease is due to weaker-than-budgeted final assessment data for 2010, combined with higher-than-expected tax credit claims, which results in a large negative prior-year adjustment payment.  Compared to 2010-11, CIT revenue was $361 million lower as a result of a significant decline in the prior-year adjustment between the two years, partially offset by increased instalment payments resulting from growth in the national corporate tax base.

Individual Income Tax revenue was $1.90 billion in 2011-12, $18 million lower than budgeted primarily due to a negative prior-year reconciliation payment related to weaker-than-expected tax assessments for 2010.  Compared to 2010-11, revenue was $102 million higher due to growth in the taxable income base, supplemented by an improvement in the prior-year adjustment between the two years.

Provincial Sales Tax (PST) revenue was $1.32 billion in 2011-12, an increase of $51 million from budget largely due to higher-than-expected economic activity and strong retail sales.  Compared to 2010-11, PST revenue increased $135 million due to continued growth in the provincial economy.

14 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Revenue (continued)

Other tax revenue (including fuel, tobacco and other miscellaneous taxes) was a combined $21 million higher than budgeted, largely due to increased fuel tax revenue which resulted from stronger-than-expected economic activity and an extended construction season due to mild weather.  Compared to 2010-11, other tax revenue increased $28 million as a result of economic growth and a growing population.

Non-renewable Resources Revenue

Non-renewable resources revenue is one of the Government’s most volatile revenue sources because it is largely susceptible to changes in factors beyond the control of the Government, particularly market demand and commodity prices.

In 2011-12, non-renewable resources revenue was $2.82 billion, a decrease of $7 million from budget.  The decrease was largely due to lower-than-budgeted revenue from Crown land sales, partially offset by an increase in oil and potash revenue.  Compared to 2010-11, revenue was $294 million higher, largely as the result of increases in oil and potash revenue.

Oil revenue was $1.53 billion in 2011-12.  This is an increase of $119 million from budget primarily due to higher-than-budgeted well-head prices resulting from higher West Texas Intermediate (WTI) oil prices, partially offset by a higher exchange rate.  Compared to 2010-11, oil revenue increased $255 million, primarily due to higher prices.

WTI oil prices averaged 97.33 U.S. dollars per barrel in 2011-12, an increase of 3.58 U.S. dollars from the budget assumption of 93.75 U.S. dollars.  In 2010-11, WTI oil prices averaged 83.37 U.S. dollars.

The Canadian dollar averaged 100.76 U.S. cents in 2011-12, an increase of 0.94 U.S. cents from the budget assumption of 99.82 U.S. cents.  In 2010-11, the dollar averaged 98.40 U.S. cents.

Crown land sales revenue was $236 million in 2011-12, down $201 million from budget.  The amount of land sold was lower than budget expectations as a result of an industry focus toward drilling and developing lands accumulated over the past several years.  In 2010-11, the sale of Crown petroleum and natural gas rights generated $467 million for the GRF.

Potash revenue was $438 million in 2011-12, an increase of $57 million from budget due to higher prices, partially offset by a decline in sales volumes.

On a fiscal-year basis, the average mine netback (price) increased from the budget assumption of 393 U.S. dollars per KCl tonne to 426 U.S. dollars per KCl tonne (from $646 to $693 per K2O tonne).  Potash sales volumes decreased from the budget assumption of 10.4 million K2O tonnes to 10.0 million K2O tonnes.

Compared to 2010-11, potash revenue increased $176 million.  The increase is largely due to an increase in the average mine netback (price), from 348 U.S. dollars per KCl tonne in 2010-11 to 426 U.S. dollars per KCl tonne in 2011-12 (from $580 to $693 per K2O tonne).

Transfers from Government Entities

Transfers from Government entities were $782 million in 2011-12, an increase of $194 million from budget.  The GRF received a $120 million unbudgeted special dividend from the Crown Investments Corporation of Saskatchewan (CIC) to help offset costs associated with flooding throughout the Province.

 Government of Saskatchewan – 2011-12 Public Accounts   15

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Revenue (continued)

In addition, Saskatchewan Liquor and Gaming Authority (SLGA) net income increased by $44 million due to increases in both the gaming and liquor segments.

Transfers from other enterprises and funds increased $30 million from budget, largely as a result of a $25 million unbudgeted one-time dividend received from the Agricultural Credit Corporation of Saskatchewan (ACS) to return surplus funds.

Compared to 2010-11, transfers decreased $183 million as the result of lower CIC dividends, partially offset by increased SLGA net income and the non-recurring ACS dividend in 2011-12.

Other Own-Source Revenue

Other own-source revenue was $755 million in 2011-12, an increase of $214 million from budget.

Commercial operations accounted for $100 million of the increase from budget.  Ministries with commercial operations are allowed to re-spend the revenue earned through these operations.  Accordingly, the budget expense is shown net of revenue in the Estimates.  In the Public Accounts, revenue and expense are reported on a gross basis to provide accountability for these operations.  This results in variances between the budget and actual revenue being shown in the Public Accounts.  However, including commercial revenue in the Public Accounts does not impact the GRF surplus because the equivalent, offsetting commercial expense is also reported in the GRF financial statements.

The remainder of the increase from budget was largely due to higher interest, premiums, discounts and exchange revenue due to unbudgeted gains on the sale of investments.

Compared to 2010-11, other own-source revenue decreased $81 million primarily due to a decrease in refunds of prior-year expense, partially offset by higher interest, premiums, discounts and exchange earnings and motor vehicle fees revenue.

Transfers from the Federal Government

Federal transfers were $1.73 billion in 2011-12, a $158 million increase from budget.  The increase is due to an increase in other cost-sharing transfers, primarily federal disaster assistance funding.  Compared to 2010-11, federal transfers were $126 million higher due to an increase in other cost-sharing transfers, primarily disaster assistance funding, as well as legislated increases in Canada Health Transfer and Canada Social Transfer funding.

16 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Expense

Expense is reported by ministry in the GRF Statement of Operations.  Because the Government’s expense budget for the GRF is organized by ministry, this best provides a comparison of actual to budget.  Schedules to the GRF financial statements also disclose expense by theme and by object, which provide information on the purpose for which the expense has been incurred. These best allow for comparison from year to year as programs maintain the same theme and object when the Government undergoes reorganization of ministries.

Expense by Ministry

The GRF expense by ministry for 2011-12 was as follows:

2011-12 Expense by Ministry ($11.07 billion)

*	Key components of “other” include Municipal Affairs (3%), Finance (3%) and Environment (2%).

Comparison to Budget

Total expense was $11.07 billion in 2011-12, $386 million higher than budget, primarily due to costs associated with flood relief and assistance.  Key changes in expense reported by ministries are explained below.

Ministry of Corrections, Public Safety and Policing expense was $150 million higher than budgeted, primarily due to claims under the Provincial Disaster Assistance Program.

Ministry of Education expense was $132 million higher than budgeted, primarily due to a net increase in teachers’ salaries resulting from the new collective bargaining agreement, increased requirements for the Teachers’ Superannuation Plan and an increase for school capital projects.

Commercial Operations accounted for $99 million of the increase from budget.  Ministries with commercial operations are allowed to re-spend the revenue earned through these operations.  Accordingly, the budget expense is shown net of revenue in the Estimates.  In the Public Accounts, revenue and expense are reported on a gross basis to provide accountability for these operations.  This results in variances between the budget and actual expense being shown in the Public Accounts. However, including commercial expense in the Public Accounts does not impact the GRF surplus because the equivalent, offsetting commercial revenue is also reported in the GRF financial statements.

Ministry of Highways and Infrastructure expense was $63 million higher than budgeted, primarily due to costs incurred to repair flood-damaged infrastructure.

Ministry of Agriculture expense was $22 million higher than budgeted, primarily due to the provincial contribution to the Canada-Saskatchewan Excess Moisture Program, partially offset by lower AgriStability contributions.

 Government of Saskatchewan – 2011-12 Public Accounts   17

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Expense (continued)

Ministry of Environment expense was $20 million higher than budgeted, primarily due to an increase in transfers to the Saskatchewan Watershed Authority for flood relief and mitigation projects.

Ministry of Finance expense was $18 million higher than budgeted, primarily due to higher-than-budgeted Research and Development Tax Credit claims.

Ministry of Health expense was $62 million lower than budget, primarily due to lower-than-budgeted utilization in Physician Services and the Saskatchewan Prescription Drug Plan.

Ministry of Social Services expense was $27 million lower than budgeted, primarily due to space development for individuals with intellectual disabilities, as well as children, occurring later than anticipated.  In addition, some programs’ caseloads and costs are lower than budgeted.

Ministry of Municipal Affairs expense was $14 million lower than budgeted, primarily due to lower funding for federal-provincial-municipal infrastructure programs as a result of competitive pricing on tender bids and weather-related project delays.

Finance Debt Servicing expense was $8 million lower than budgeted, primarily due to lower-than-anticipated requirements for general debt of Crown Corporations and lower-than-anticipated short-term interest rates.

Expense by Theme

The GRF expense by theme for 2011-12 was as follows:

2011-12 Expense by Theme ($11.07 billion)

*	Key components of “other” include community development (4%), agriculture (4%), debt servicing (4%), environment and natural resources (2%) and economic development (2%).

18 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Expense (continued)

In the last five fiscal years, the GRF expense by theme was as follows:

Expense by Theme - 5 Year Comparison

*
Key components of “other” include community development ($448 million), agriculture ($440 million), debt servicing ($412 million), environment and natural resources ($210 million) and economic development ($195 million).

Comparison to Previous Year

Total expense was $100 million higher than in 2010-11.  Key changes in expense reported by theme are explained below.

Protection of persons and property was $135 million higher than the prior year mainly due to additional Provincial Disaster Assistance Program payments for spring flooding as well as an increase in the RCMP contract primarily to fund additional officers.

Education was $134 million higher than in 2010-11, primarily due to increases in teachers’ salaries, contributions to the Teachers’ Superannuation Fund, and increased funding for universities and colleges.  These increases are partially offset by a reduction in post-secondary capital funding.

Transportation increased by $30 million over the prior year.  This increase was largely due to increased highway work to repair damage from spring flooding.  There was also an increase in funding for Global Transportation Hub infrastructure.

Health decreased by $148 million over the prior year primarily due a reduction in capital funding.  2010-11 capital funding was higher due to funding for the Saskatchewan Children’s Hospital, long-term care facilities, medical equipment replacements as well as facility repairs and capital for the Saskatchewan Surgical Initiative.  These decreases are partially offset by increased funding to regional health authorities for increased surgical volumes, annual salary increments and inflation.

Agriculture was $43 million lower than in 2010-11, primarily due to a decrease in AgriStability program costs resulting from higher producer income.  This decrease is partially offset by an increase in Crop Insurance program premiums due to increased program uptake.

Economic development decreased by $38 million largely due to a decrease in costs for the remediation of abandoned uranium mine sites.

 Government of Saskatchewan – 2011-12 Public Accounts   19

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Expense (continued)

Expense by Object

The GRF expense by object for 2011-12 was as follows:

2011-12 Expense by Object ($11.07 billion)

*	The key component of “other” is amortization of tangible capital property.

In the last five fiscal years, the GRF expense by object was as follows:

Expense by Object - 5 Year Comparison

20 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Public Debt and Debt Servicing Costs

Public Debt

Public debt consists of gross debt net of sinking funds and includes:

•	government general debt, which is debt issued by the GRF to fund government spending;
•	Crown corporation general debt, which is debt issued by the GRF and subsequently loaned to a Crown corporation; and
•
government business enterprise specific debt, which is debt of self-sufficient Crown corporations issued by the GRF specifically on their behalf. The Government expects to realize the receivables from the government business enterprises and settle the external debt simultaneously.

The Government has undertaken initiatives to significantly reduce the government general debt outstanding and the costs to service this debt.  The Government’s debt reduction strategy includes the following components:

•	paying down existing debt;
•	transferring debt borrowed for general government purposes to Crown corporations to meet their borrowing requirements; and
•	increasing sinking fund contributions.

At March 31, 2012, government general debt was $3.81 billion.

The GRF public debt for the past ten years was as follows:

Public Debt - 10 Year Trend

Since 2002-03, the government general debt reported on the GRF Statement of Financial Position has declined by $4.01 billion from $7.82 billion to $3.81 billion.

Crown corporation general debt and government business enterprise specific debt have remained relatively constant since 2002-03 and at March 31, 2012 mainly include $2.74 billion for Saskatchewan Power Corporation, $928 million for SaskEnergy Incorporated and $522 million for Saskatchewan Telecommunications Holding Corporation.

 Government of Saskatchewan – 2011-12 Public Accounts   21

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Public Debt and Debt Servicing Costs (continued)

Debt Servicing Costs

The GRF incurs interest and other costs to service general debt.  The amount of these costs is determined by the amount of general debt and the interest rate attached to that debt.  The average effective interest rate on gross debt during 2011-12 was 6.2 per cent (2010-11 – 6.3 per cent).

The Government’s debt reduction strategy has resulted in a decrease in debt servicing costs and an increase in interest revenue.  While paying down existing debt reduces the cost of debt servicing, contributing to sinking funds increases interest earnings.

Net interest cost is calculated as debt servicing costs less interest earnings.  It is a measure of the positive impact on the Province’s operations from reducing general debt.

The GRF has reported the following debt servicing costs and net interest costs over the past ten years:

Debt Servicing & Net Interest Costs - 10 Year Trend

Since 2002-03, both the amount of general debt and the level of interest rates have declined.  As a result, the debt servicing costs reported by the GRF have decreased from $669 million in 2002-03 to $412 million in 2011-12.  At the same time, interest revenue has increased, resulting in a reduction in net interest costs from $552 million in 2002-03 to $171 million in 2011-12.

22 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Investment in Infrastructure

The Government invests in infrastructure in two ways:

•	by providing grants to third parties for capital purposes. This includes grants for universities and hospitals; and
•	by investing in government-owned capital, such as highways.

During 2011-12, $612 million was invested in infrastructure.  The Government’s investment in infrastructure over the past five years is presented below.

Investment in Infrastructure - 5 Year Trend

*	Capital transfers for 2009 include $154 million which was subsequently permitted to be used by recipients for operations.

 Government of Saskatchewan – 2011-12 Public Accounts   23

Financial Statement Discussion and Analysis

General Revenue Fund Financial Statements

Net Debt

Net debt is one measure of the amount of debt that has been left to future generations.  It is the difference between the GRF liabilities and financial assets.

During 2011-12, net debt decreased by $116 million.  This decrease can be attributed to the GRF surplus of $352 million, partially offset by amounts invested in tangible capital assets and other non-financial assets.

Since 2002-03, the net debt of the GRF has declined from $7.01 billion to $3.56 billion, as follows:

Net Debt - 10 Year Trend

A decreasing net debt is an indicator of increased flexibility over future spending.

24 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Growth and Financial Security Fund

The Growth and Financial Security Fund (GFSF) was established during 2008-09 under The Growth and Financial Security Act.  At that time, the balances in the Fiscal Stabilization Fund and the Saskatchewan Infrastructure Fund were transferred to the GFSF.  The Growth and Financial Security Act requires:

•	the Government to balance the GRF budget each fiscal year;
•	the annual preparation of four-year financial plans and public debt management plans; and
•	that 50 per cent of the annual surplus in the GRF be transferred to the GFSF.

The balance in the GFSF for the past five years was as follows:

Growth and Financial Security Fund Balance - 5 Year Trend

The balance in the GFSF at March 31, 2012 was $708 million.  This represents a $298 million decrease from the previous year, which is the net result of:

•	a transfer to the fund of $27 million, representing 50 per cent of the GRF pre-transfer surplus; and
•	a transfer from the fund of $325 million for government debt reduction.

Growth and Financial Security Fund - Current Year Activity
(millions of dollars)	2012

Opening balance	1,006
Transfer from the GRF (50 per cent of GRF pre-transfer surplus)	27
Transfer to the GRF	(325)
Closing balance	708

 Government of Saskatchewan – 2011-12 Public Accounts   25

Financial Statement Discussion and Analysis

Summary Financial Statements

Financial Highlights

(millions of dollars)			Change
			from
	2012	2011	2011

Revenue	12,817	12,328	489
Expense	13,711	13,311	401
Deficit from government service organizations	(894)	(983)	89
Income from government business enterprises	789	970	(181)
Deficit	(105)	(13)	(92)
Financial assets	9,102	10,270	(1,168)
Less: Liabilities	(13,646)	(14,053)	408
Net debt	(4,543)	(3,783)	(760)
Plus: Non-financial assets	7,161	6,744	416
Accumulated Surplus	2,617	2,961	(344)
Totals may not add due to rounding.

Reporting Entity

The Summary financial statements (SFS) include the financial activities of organizations controlled by the Government.  These organizations are segregated into two classifications, government service organizations (GSOs) and government business enterprises (GBEs).  GBEs are self-sufficient government organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. All other organizations, including the General Revenue Fund, are GSOs.  A complete listing of the organizations included in the government reporting entity is provided in schedule 18 of the SFS.

Deficit

Comparison to Previous Year

The deficit of $105 million in 2011-12 was $92 million larger than the $13 million deficit reported in 2010-11.  This was primarily due to a $181 million reduction in income from GBEs.  This decrease was mainly the result of above average insurance claims together with a decline in investment earnings.

This was partially offset by an $89 million improvement in the net operating results of GSOs.  Revenue from GSOs increased in 2011-12 by $489 million, primarily due to increases in non-renewable resources ($294 million), other own-source revenue ($197 million) and transfers from the federal government ($110 million).   At the same time, expense for GSOs increased in 2011-12 by $401 million, primarily in health ($215 million), protection of persons and property ($149 million) and social services and assistance ($68 million).

26 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Financial Highlights (continued)

Comparison to Budget

The Government prepares a Summary Financial Budget, which is based on the entities that are included in the SFS.  In this budget, the categorization of organizations is aligned with the Cabinet Committee (CIC Board or Treasury Board) that examines an organization’s budget.  There is also a category for Not-for-Profit Insurance organizations, which are intended to be actuarially sound over the long term.  As the categorization is different than that used for reporting purposes in the SFS, actual results are most easily compared to budget based on the annual surplus/deficit.

2011-12 Deficit - Comparison to Budget				Change
(millions of dollars)		2012		from
		Estimated1	Actual1	Estimated

Treasury Board Organizations
General Revenue Fund		383	352	(30)
Growth and Financial Security Fund		(267)	(298)	(30)
Other Treasury Board Organizations		213	447	234
Less: Dividends included in General Revenue Fund surplus		(430)	(502)	(72)
Adjustment for pension liability accrual		(207)	(127)	80
		(309)	(127)	181
CIC Board Organizations		348	407	59
Less: Dividends included in General Revenue Fund surplus		(120)	(240)	(120)
		(81)	40	121
Not-for-Profit Insurance Organizations		135	(145)	(280)
(Deficit) Surplus		54	(105)	(159)
Totals may not add due to rounding.
1	Presented on the basis of the Summary Financial Budget.

The 2011-12 SFS report a deficit of $105 million, a $159 million variance from the $54 million budget surplus.  This decline was largely due to budget-to-actual variances in the not-for-profit insurance organizations where above average insurance claims were experienced.

Credit Rating Upgrade

In May 2011, the Province received a credit rating upgrade from Standard & Poor’s, moving it to the highest level possible.  For the first time in Saskatchewan’s history, the credit rating is at the AAA level.  Standard & Poor’s attributed the rating upgrade to Saskatchewan’s low and declining debt burden, a rebounding economy, strong liquidity and only moderate reliance on support from the federal government.

 Government of Saskatchewan – 2011-12 Public Accounts   27

Financial Statement Discussion and Analysis

Summary Financial Statements

Surplus/Deficit

The SFS have reported the following results over the past ten years:

Annual Surplus (Deficit) - 10 Year Trend

*	Since 2003-04, tangible capital assets have been capitalized and expensed over their useful lives rather than being fully expensed in their year of acquisition.

Accumulated Surplus

The accumulated surplus represents the Government’s reported net economic resources.  An accumulated surplus indicates that a government has net resources that can be used to provide future services. The SFS accumulated surplus (deficit) for the past ten years was as follows:

Accumulated Surplus (Deficit) - 10 Year Trend

*	Since 2003-04, tangible capital assets have been capitalized and expensed over their useful lives rather than being fully expensed in their year of acquisition.
**	Includes a $1.58 billion increase for the first-time inclusion of the Boards of Education.

28 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Revenue

The SFS sources of revenue for 2011-12 were as follows:

2011-12 Revenue by Source ($12.82 billion)

In the last five fiscal years, the SFS revenue was derived from the following sources:

Revenue by Source - 5 Year Comparison

*	The increase in 2010 taxation revenue is primarily due to the impact of recording education property tax resulting from the first-time inclusion of Boards of Education.

Total revenue for the year was $489 million higher than the previous year.  Changes in taxation, non-renewable resources and transfers from the federal government are mainly attributable to the results of the General Revenue Fund.  Detailed variance analysis of GRF revenue is provided in the GRF section beginning on page 13 of the Financial Statement Discussion and Analysis.

 Government of Saskatchewan – 2011-12 Public Accounts   29

Financial Statement Discussion and Analysis

Summary Financial Statements

Expense

Expense by Theme

The SFS expense by theme for 2011-12 was as follows:

2011-12 Expense by Theme ($13.71 billion)

*	Key components of “other” include debt charges (5%), transportation (4%) and community development (4%).

The following is a five year comparison of expense by theme as a percentage of total expense:

Expense by Theme as a Percentage of Total Expense - 5 Year Comparison

*	Key components of “other” include debt charges (5%), transportation (4%) and community development (4%).

30 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Expense (continued)

In the last five fiscal years, the SFS expense by theme was as follows:

Expense by Theme - 5 Year Comparison

*	Key components of “other” include debt charges ($682 million), transportation ($537 million) and community development ($528 million).

 Government of Saskatchewan – 2011-12 Public Accounts   31

Financial Statement Discussion and Analysis

Summary Financial Statements

Expense (continued)

Expense by Object

In addition to reporting expense by theme, the SFS also present expense by object, or major type of expense.  The SFS expense by object for 2011-12 was as follows:

2011-12 Expense by Object ($13.71 billion)

*	The key component of “other” is amortization of tangible capital property.

In the last five fiscal years, the SFS expense by object was as follows:

Expense by Object - 5 Year Comparison

*	The increase in 2010 salaries and benefits expense and corresponding decrease in transfers expense are primarily due to the impact of the first-time inclusion of Boards of Education.

32 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Income from Government Business Enterprises

Government business enterprises are independently managed, profit-oriented organizations that are controlled by the Government.  The SFS reported the following income from government business enterprises over the past ten years:

Income from Government Business Enterprises - 10 Year Trend

*
Beginning in 2011-12, the financial statements of government business enterprises (GBEs) are prepared in accordance with International Financial Reporting Standards.  Prior to this, the financial results of GBEs were presented on the basis of Canadian generally accepted accounting principles and have not been restated.

Income from GBEs decreased by $181 million over the previous year mainly due to above average insurance claims and a reduction in investment earnings.

Since 2002-03, this income source has experienced an overall increase of $336 million.  One of the major contributing factors to this growth has been the increase in net income of the Liquor and Gaming Authority and the Saskatchewan Telecommunications Holding Corporation.

 Government of Saskatchewan – 2011-12 Public Accounts   33

Financial Statement Discussion and Analysis

Summary Financial Statements

Public Debt and Debt Charges

Public Debt

Public debt consists of gross debt net of sinking funds and includes:

•	general debt, which is:
·	debt issued by the GRF and other government service organizations; and
·	debt issued by government service organizations and subsequently loaned to government business enterprises; and
•
government business enterprise specific debt, which is debt issued by the GRF specifically on behalf of government business enterprises where the Government expects to realize the receivables from the government business enterprises and settle the external debt simultaneously.

Public debt on the Summary Statement of Financial Position is presented net of government business enterprise specific debt.  The SFS public debt for the past ten years was as follows:

Public Debt - 10 Year Trend

At March 31, 2012, the SFS report public debt of $4.58 billion.  Since 2002-03, public debt has declined $4.01 billion, from $8.59 billion to $4.58 billion.

At March 31, 2012, government business enterprise specific debt was $3.92 billion.  Government business enterprise specific debt is included in the Investment in (or net assets of) Government Business Enterprises reported on the Summary Statement of Financial Position and disclosed in schedule 3 of the SFS.  Since 2002-03, government business enterprise specific debt has increased from $3.12 billion to $3.92 billion.

34 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Public Debt and Debt Charges (continued)

Debt Charges

The Government incurs interest and other costs to service its public debt.  The amount of these costs is determined by the amount of public debt and the interest rate attached to that debt.  The average effective interest rate on gross debt during 2011-12 was 6.2 per cent (2010-11 – 6.4 per cent).

Debt Charges - 10 Year Trend

Net Debt

Net debt is one measure of the amount of debt that has been left to future generations.  It is the difference between the SFS liabilities and its financial assets.

During 2011-12, net debt increased by $760 million.  This increase can primarily be attributed to the SFS deficit of $105 million plus $416 million net investment in tangible capital assets and other non-financial assets.

Since 2002-03, the net debt of the SFS has declined from $9.28 billion to $4.54 billion, as follows:

Net Debt - 10 Year Trend

Lower levels of net debt indicate increased flexibility over future spending.

 Government of Saskatchewan – 2011-12 Public Accounts   35

Financial Statement Discussion and Analysis

Summary Financial Statements

Financial Assets

Financial assets represent the amount of resources that are available to the Government that can be converted to cash to meet obligations or fund operations.  In the past five years, the SFS financial assets were as follows:

Financial Assets - 5 Year Trend

*	In 2011-12, primarily accounts receivable ($1.58 billion) and other investments ($.99 billion).

Liabilities

Liabilities represent the obligations that the Government has to others arising from past transactions or events.  In the past five years, the SFS liabilities were as follows:

Liabilities - 5 Year Trend

*	In 2011-12, primarily accounts payable ($2.07 billion).

From 2007-08 to 2011-12, liabilities decreased by $1.20 billion.  This is the net result of a $2.84 billion decrease in public debt, partially offset by a $1.26 billion increase in pension liabilities.  Information relating to public debt can be found in more detail in the public debt and debt charges section found on page 34.

The total pension liability has increased from $5.06 billion in 2007-08 to $6.32 billion in 2011-12.  The increase is due to pension costs, including interest on the pension liabilities and amortization of actuarial losses, exceeding payments to the pension plans and retirees.

36 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Non-financial Assets

Non-financial assets typically represent resources that the Government can use to provide services in the future.  Non-financial assets primarily consist of tangible capital assets but also include inventories held for consumption and prepaid expenses.

Tangible Capital Assets

The Statement of Financial Position reports the net book value of tangible capital assets held by government service organizations and does not include the capital assets held by government business enterprises.  Capital assets held by government business enterprises is $8.22 billion at March 31 and are included in the Investment in (or net assets of) Government Business Enterprises reported on the Statement of Financial Position and disclosed in schedule 3 of the SFS.  The net book value of capital assets of government service organizations in the past five years is as follows:

Net Book Value of Tangible Capital Assets - 5 Year Trend

*	The increase in net book value of tangible capital assets in 2010 is primarily due to the impact of the first-time inclusion of Boards of Education.

The net book value represents the original cost of capital assets net of accumulated amortization and write-downs in value.  The net book value of capital assets held by the Government has steadily increased over the last five years illustrating how the Government is acquiring new or replacing existing tangible capital assets faster than these same assets are wearing out or becoming obsolete.

Acquisition of tangible capital assets in 2011-12 was $900 million.  These capital additions were mainly for infrastructure ($343.1 million), buildings and improvements ($327.7 million) and office and information technology ($109.5 million) made primarily in the transportation, education and health sectors.

 Government of Saskatchewan – 2011-12 Public Accounts   37

Financial Statement Discussion and Analysis

Summary Financial Statements

Credit Rating

The improvement in the Government’s finances has led to a series of upgrades in its credit ratings.  One of the world’s leading credit rating agencies is Standard & Poor’s.  Its credit rating for the Province of Saskatchewan at March 31, each fiscal year since 2002-03 is shown below.

Standard & Poor’s Credit Rating from 2002-03 to 2011-12

At March 31, 2012, the credit ratings for Saskatchewan and each of the other jurisdictions are shown below.  In May 2011, Standard & Poor’s upgraded Saskatchewan’s credit rating from AA+ to AAA.  Saskatchewan was the only jurisdiction to receive a credit rating upgrade at that time.

Credit Ratings - March 2012

Rating Agency1
Jurisdiction	Moody's Investors Service Inc.	Standard & Poor's	Dominion Bond Rating Service
Alberta	Aaa	AAA	AAA
British Columbia	Aaa	AAA	AA(high)
Saskatchewan	Aa1	AAA	AA
Manitoba	Aa1	AA	A(high)
Ontario	Aa1*	AA-	AA (low)
Quebec	Aa2	A+	A(high)
New Brunswick	Aa2	AA-*	A(high)
Nova Scotia	Aa2	A+	A
Newfoundland & Labrador	Aa2	A+	A
Prince Edward Island	Aa2	A	A(low)

1
The rating agencies assign letter ratings to borrowers.  The major A bracket categories, in descending order of credit quality, are: AAA/Aaa; AA/Aa; A.  The ‘1’, ‘2’, ‘3’, ‘high’, ‘low’, ‘-’, and ‘+’ modifiers show relative standing within the major categories.  For example, AAA exceeds AA, Aa1 exceeds Aa2 and AA exceeds AA-.

*	negative outlook or trend.

38 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition

Financial condition describes a government’s financial health or its ability to meet its existing financial obligations, both with respect to its service commitments to the public and its financial commitments to creditors, employees and others.  The following assessment of the Government’s financial condition considers three elements: sustainability, flexibility and vulnerability.

Sustainability

Sustainability is the degree to which a government can maintain its existing service commitments and meet its existing financial obligations without increasing its debt or tax burden relative to the economy within which it operates.

Net Debt to the Province’s Gross Domestic Product

Gross domestic product (GDP) is a measure of the value of the goods and services produced during a year, indicating the size of the provincial economy.  Net debt is the difference between a government’s liabilities and financial assets and represents the future revenue that is required to pay for past transactions and events.  Net debt as a percentage of the Province’s GDP provides a measure of the level of financial demands placed on the economy by the Government’s spending and taxation policies.  A higher ratio means the net debt of the Government is more onerous on the economy, which may not be sustainable.  Therefore, a lower net debt to GDP ratio is desired and indicates higher sustainability.

Net Debt as a Percentage of the Province’s Gross Domestic Product - 10 Year Comparison

The overall downward trend illustrated by this ratio is a result of growth in the provincial economy together with a declining net debt over the ten-year period.

 Government of Saskatchewan – 2011-12 Public Accounts   39

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition (continued)

Net Debt to Total Revenue

Another measure of a government’s sustainability is net debt as a percentage of total revenue.  Net debt provides a measure of the future revenue that is required to pay for past transactions and events.  A lower net debt to revenue ratio indicates higher sustainability, as less time is required to eliminate net debt.

Net Debt as a Percentage of Total Revenue - 10 Year Comparison

When expressed as a percentage of total revenue, the Government’s net debt has declined from 132.1 per cent to 35.4 per cent of total revenue since 2002-03.  The reduction in this ratio indicates that the Government’s annual revenue has been sufficient not only to pay for current transactions and events, but also to pay off a portion of past deficits.

40 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition (continued)

Flexibility

Flexibility is the degree to which a government can change its debt or tax burden and still meet its existing service commitments and financial obligations.

Debt Charges to Total Revenue

A debt charges to revenue ratio, often referred to as the interest bite, indicates the proportion of provincial revenue that is required to pay interest charges on public debt and therefore, is not available to pay for essential public services and programs.  A lower ratio means that there is more money available to provide government services.

Debt Charges as a Percentage of Total Revenue - 10 Year Comparison

Over the last ten years, the interest bite has decreased due to both increased revenue and decreased interest costs.  In 2011-12, the Government spent approximately 5.3 cents of each dollar of revenue on debt charges on public debt, compared to 12.8 cents in 2002-03.  This reduction leaves more resources available to the Government to provide services without increasing its revenue.

 Government of Saskatchewan – 2011-12 Public Accounts   41

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition (continued)

Own-source Revenue to the Province’s Gross Domestic Product

This ratio measures the extent to which the Government is taking income out of the provincial economy, either through taxation or user fees.  An increase in this ratio indicates that the Government’s own-source revenue is growing faster than the economy, reducing the Government’s flexibility to increase revenue without slowing the growth of the provincial economy.

Own-source Revenue as a Percentage of the Province’s Gross Domestic Product - 10 Year Comparison

Own-source revenue as a percentage of GDP has remained relatively stable over the last ten years meaning that the Government has not significantly changed its demands on the provincial economy over this time.  This indicates that the Government’s flexibility is largely unchanged over the last ten years.

42 Government of Saskatchewan – 2011-12 Public Accounts

Financial Statement Discussion and Analysis

Summary Financial Statements

Assessment of Financial Condition (continued)

Vulnerability

Vulnerability is the degree to which a government is dependent on sources of funding outside of its control or is exposed to risks that could impair its ability to meet its existing service commitments and financial obligations.

Transfers from the Federal Government to Total Revenue

The Government has no control over the amount of federal transfers that it receives each year.  Transfers from the federal government as a percentage of total revenue is therefore an indicator of the degree of vulnerability the Government has as a result of reliance on the federal government for revenue.  Generally, a decreasing ratio indicates that a government is less reliant on federal transfers to fund its programs, making it less vulnerable.

For the past ten years, the percentage of total revenue attributable to transfers from the federal government was as follows:

Transfers from the Federal Government as a Percentage of Total Revenue - 10 Year Comparison

In 2011-12, 17.3 per cent of the Government’s revenue came from transfers from the federal government with the remainder coming from Saskatchewan sources.  The Government’s ability to fund essential programs and services from own-source revenue has remained fairly stable over the past several years.

 Government of Saskatchewan – 2011-12 Public Accounts   43

Financial Statement Discussion and Analysis

Risks and Uncertainties

The Government is subject to risks and uncertainties that arise from variables which the Government can not directly control.  These risks and uncertainties include:

•	changes in economic factors such as economic growth, commodity and non-renewable resource prices, inflation, interest rates, population growth, personal income and retail sales;
•	financial risks including interest rate risk, foreign exchange rate risk, credit risk and liquidity risk;
•	changes in transfers from the federal government;
•	utilization of Government services, such as crop insurance, health care and social services;
•	other unforeseen developments including natural and other disasters, changes in environmental liabilities and legal obligations; and
•	changes in accounting standards.

The Government has implemented strategies that limit its exposure to such risks and uncertainties.  The key component of this fiscal management plan is The Growth and Financial Security Act (the Act), legislation that provides a fiscal framework to ensure balanced GRF budgets and the appropriate use of surplus revenue.

The Act imposes discipline into the budgetary process and reduces risk to external events by requiring annual program reviews and the tabling of balanced budgets and debt management plans, yet the fiscal framework has the flexibility to respond to sudden and rapid changes in factors beyond Government’s influence or control.  Specifically, the Act:

•	requires a four-year financial plan with balanced budgets to be prepared annually;
•	requires a four-year debt management plan to be prepared annually;
•	requires actual revenue in each fiscal year to be greater than actual expense;
•	requires deficits to be fully offset in the following fiscal year;
•
establishes the Growth and Financial Security Fund to assist in providing for financial security from year to year and to provide a source of funds available for use for promoting or enhancing the economic development of Saskatchewan;

•	requires 50 per cent of any GRF pre-transfer surplus to be transferred to the Growth and Financial Security Fund;
•	requires the remaining 50 per cent of any GRF pre-transfer surplus to be applied to the Debt Retirement Fund; and
•	contains provisions for extraordinary events, such as natural or other disasters, that lead to unanticipated spending or reduced revenue.

In addition, recognizing that Saskatchewan is heavily reliant on non-renewable resources and external events, the Government takes a prudent approach in developing its budget assumptions for macroeconomic variables and non-renewable resource prices.  Government makes use of a number of forecasts from national forecasting agencies and banks, private industry and private sector analysts when developing the underlying assumptions to fiscal forecasts both at budget and throughout the fiscal year.

The fiscal impact of changes in the underlying economic assumptions, including non-renewable resource prices, are estimated on a regular basis in order to quantify the risk associated with each forecast assumption.  By understanding the size of the risk inherent in the fiscal projections, Government is better able to make sound financial decisions.

Finally, the Government requires regular fiscal updates during the fiscal year.  These updates are based on the continual monitoring of monthly financial results and current economic conditions, as well as the early identification of potential spending pressures.  The Government publishes quarterly reports that contain revised fiscal and economic forecasts so that Saskatchewan residents are well-informed as to the Government’s current fiscal position and the risks and uncertainties associated with the Government’s fiscal plan.

Risk management specific to public debt is discussed in note 4 of the GRF financial statements and note 4 of the SFS.

44 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund Financial Statements

General Revenue Fund

Responsibility for the General Revenue Fund Financial Statements

The Government is responsible for the General Revenue Fund Financial Statements.  The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with the Government's stated accounting policies, using the Government's best estimates and judgement when appropriate.

The Provincial Auditor expresses an independent opinion on these statements.  Her report, which appears on the following page, provides the scope of her audit and states her opinion.

Treasury Board approves the General Revenue Fund Financial Statements.  The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Ken Krawetz

Ken Krawetz
Deputy Premier
Minister of Finance

/s/ Clare Isman

Clare Isman
Deputy Minister of Finance

/s/ Terry Paton

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2012

 Government of Saskatchewan – 2011-12 Public Accounts   47

General Revenue Fund

Independent Auditor's Report

To the Members of the Legislative Assembly of Saskatchewan

I have audited the accompanying financial statements of the General Revenue Fund, which comprise the statement of financial position as at March 31, 2012, and the statements of operations, accumulated deficit, change in net debt, and cash flow for the year then ended, and a summary of significant accounting policies and other explanatory information. These financial statements are prepared to assist Treasury Board in meeting its reporting requirements included in Section 15 of The Financial Administration Act, 1993.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian public sector accounting standards for Treasury Board’s approval, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Basis for Qualified Opinion

1.
The Government through the General Revenue Fund is responsible for the liabilities of several pension plans and a disability benefit plan. Notes 1 and 5 state that the pension liabilities and a disability benefit liability are not recorded in these financial statements. Canadian public sector accounting principles require that the pension and disability benefit liabilities be recorded in the financial statements. Had the pension and disability benefit liabilities been recorded, liabilities and accumulated deficit would increase by $6,124 million (2011 - $6,024 million) as at March 31, 2012 and, for the year, expenses would increase by $100 million (2011 - $241 million), and the surplus would decrease by the same amount.

 Government of Saskatchewan – 2011-12 Public Accounts   49

General Revenue Fund

2.
The Government records transactions between the General Revenue Fund and the Growth and Financial Security Fund (GFSF) as revenue or expense of the General Revenue Fund. The substance of the transactions between the General Revenue Fund and the GFSF is that the amounts the General Revenue Fund owes the GFSF must be repaid by the GFSF to the General Revenue Fund. Canadian public sector accounting principles do not allow the General Revenue Fund to record changes in the amount due to the GFSF as revenue or expense of the General Revenue Fund.

The financial statements show an expense (as a Transfer to the GFSF) of $27 million (2011 - $48 million) and a revenue (as a Transfer from the GFSF) of $325 million (2011 - $0). It is not appropriate to record an expense because the GFSF must return all amounts due to the General Revenue Fund. Likewise, it is not appropriate to record revenue for the amount the GFSF has returned to the General Revenue Fund in the year. Instead of recording an expense or revenue, the financial statements should record an asset equal to the amount it owed or paid to the GFSF. Had the Government properly recorded the transactions, total financial assets would increase by $708 million (2011 - $1,006 million) and accumulated deficit would decrease by the same amount as at March 31, 2012, and surplus for the year would decrease by $298 million (2011 - increase by $48 million).

Qualified Opinion

In my opinion, except for the effects of not recording pension and disability benefit liabilities, and the incorrect recording of transactions between the General Revenue Fund and the GFSF, as described in the preceding paragraphs, the financial statements present fairly, in all material respects, the financial position of the General Revenue Fund as at March 31, 2012, and the results of its operations, the changes in its net debt, and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Usefulness of these Financial Statements is Limited

These financial statements contain qualifications from Canadian public sector accounting standards and only report transactions and events of the General Revenue Fund, a component of the Summary Financial Statements. Therefore, readers should not use the General Revenue Fund financial statements to understand and assess the Government’s overall management of public financial affairs and provincial resources. Rather, they should use the Summary Financial Statements of the Government of Saskatchewan.

The Government is comprised of over 270 different entities other than the General Revenue Fund. The extent of the Government’s controlled financial activities outside of this Fund is significant. Consideration of the financial activities of these entities and adjusting for the qualifications to the General Revenue Fund has the following impact: total financial assets increase by $6,105 million (2011 - $7,188 million); total liabilities increase by $7,088 million (2011 - $7,295 million); net debt increases by $983 million (2011 - $107 million); total non-financial assets increase by $3,747 million (2011 - $3,567 million); accumulated deficit decreases by $2,764 million (2011 - $3,460 million); total revenue including net income from government business enterprises increases by $2,161 million (2011 - $2,237 million); total expense increases by $2,618 million (2011 - $2,298 million); and the annual surplus decreases by $457 million (2011 - $61 million).

Only the Summary Financial Statements report the full nature and extent of the overall financial affairs and resources of the Government of the Province of Saskatchewan.

50 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Basis of Accounting and Restriction on Use

Without modifying our opinion, we draw attention to Note 1 of the financial statements which describes the basis of accounting and the exceptions approved by Treasury Board to Canadian public sector accounting standards. The primary purpose of the General Revenue Fund financial statements is to report the performance of the Fund against the Estimates. As a result, the financial statements may not be suitable for another purpose.

/s/ Bonnie Lysyk

Bonnie Lysyk, MBA, CA
Provincial Auditor

Regina, Saskatchewan
June 14, 2012

 Government of Saskatchewan – 2011-12 Public Accounts   51

General Revenue Fund

Statement of Financial Position
As at March 31, 2012
(thousands of dollars)

	2012	2011
Financial Assets
Cash and temporary investments (note 3)	241,429	457,912
Accounts receivable (schedule 1)	1,044,887	857,866
Deferred charges	3,729	7,128
Loans to Crown corporations (schedule 2)	556,767	609,044
Other loans (schedule 3)	92,131	91,165
Equity investment in Crown Investments Corporation of Saskatchewan	1,058,889	1,058,889
Total Financial Assets	2,997,832	3,082,004
Liabilities
Accounts payable and accrued liabilities (schedule 4)	1,376,712	1,513,501
Deposits held (schedule 5)	709,881	403,672
Unearned revenue	100,387	91,323
Public debt
Government general debt (note 4)(schedule 6)	3,807,590	4,135,226
Crown corporation general debt (note 4)(schedule 6)	556,767	609,044
Unamortized foreign exchange gain	6,371	5,231
Total Liabilities	6,557,708	6,757,997
Net Debt	(3,559,876)	(3,675,993)
Non-financial Assets
Prepaid expenses	13,789	11,435
Inventories held for consumption	124,096	120,652
Tangible capital assets (schedule 9)	3,275,566	3,045,147
Total Non-financial Assets	3,413,451	3,177,234
Accumulated Deficit	(146,425)	(498,759)
Employee future benefits (note 5)
Contingencies (note 6)
Guaranteed debt (note 6)(schedule 8)
Contractual obligations (note 7)
The accompanying notes and schedules are an integral part of these financial statements.

 Government of Saskatchewan – 2011-12 Public Accounts   53

General Revenue Fund

Statement of Operations
For the Year Ended March 31, 2012
(thousands of dollars)

	2012		2011
	Budget	Actual	Actual
Revenue
Taxation	5,267,800	5,035,307	5,131,642
Non-renewable resources	2,828,900	2,821,957	2,527,799
Transfers from government entities	587,800	781,545	964,682
Other own-source revenue	541,000	755,244	836,307
Transfers from the federal government	1,568,800	1,726,378	1,600,248
Total Revenue (schedule 10)	10,794,300	11,120,431	11,060,678
Expense
Ministries and Agencies
Advanced Education, Employment and Immigration	855,905	859,199	935,426
Agriculture	417,880	439,632	482,306
Corrections, Public Safety and Policing	367,500	517,971	390,156
Corrections, Public Safety and Policing - commercial operations (schedule 11)	-	2,383	-
Education	1,432,299	1,564,240	1,363,639
Energy and Resources	37,137	36,794	77,621
Enterprise and Innovation Programs	27,347	24,578	24,114
Enterprise Saskatchewan	41,803	41,303	39,586
Environment	180,539	200,169	213,895
Executive Council	12,214	11,623	11,629
Finance	339,771	358,237	314,102
Finance Debt Servicing (schedule 14)	420,000	411,957	424,334
First Nations and Métis Relations	82,255	78,576	71,630
Government Services	12,802	9,666	10,972
Government Services - commercial operations (schedule 11)	-	80,683	83,868
Health	4,462,620	4,400,159	4,547,793
Highways and Infrastructure	380,311	443,479	427,471
Highways and Infrastructure - commercial operations (schedule 11)	-	14,061	5,925
Information Technology Office	16,374	20,921	16,744
Information Technology Office - commercial operations (schedule 11)	-	2,110	1,931
Innovation Saskatchewan	3,467	3,467	9,818
Justice and Attorney General	145,465	149,632	145,871
Labour Relations and Workplace Safety	16,972	16,948	-
Municipal Affairs	388,713	374,946	363,669
Office of the Provincial Capital Commission	10,595	10,957	10,166
Office of the Provincial Secretary	3,579	3,133	3,466
Public Service Commission	37,993	37,050	36,238
Saskatchewan Research Council	18,133	18,133	16,633
Social Services	814,172	787,314	795,778
Tourism, Parks, Culture and Sport	100,703	91,715	102,289
Legislative Assembly and its Officers
Chief Electoral Officer	14,284	16,341	2,023
Children's Advocate	1,833	1,922	1,648
Conflict of Interest Commissioner	145	128	298
Information and Privacy Commissioner	1,114	1,131	964
Legislative Assembly	24,225	24,186	23,081
Ombudsman	2,982	2,885	2,228
Provincial Auditor	8,134	8,134	8,028
Total Expense (schedules 12 and 13)	10,679,266	11,065,763	10,965,340
Pre-transfer surplus	115,034	54,668	95,338
Transfer to the Growth and Financial Security Fund	(57,517)	(27,334)	(47,669)
Transfer from the Growth and Financial Security Fund	325,000	325,000	-
Surplus	382,517	352,334	47,669
The accompanying notes and schedules are an integral part of these financial statements.

54 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Statement of Accumulated Deficit
For the Year Ended March 31, 2012
(thousands of dollars)

	2012		2011
	Budget	Actual	Actual

Accumulated deficit, beginning of year	(498,759)	(498,759)	(546,428)
Surplus	382,517	352,334	47,669
Accumulated Deficit, End of Year	(116,242)	(146,425)	(498,759)

Statement of Change in Net Debt
For the Year Ended March 31, 2012
(thousands of dollars)

	2012		2011
	Budget	Actual	Actual

Surplus	382,517	352,334	47,669
Tangible Capital Assets
Acquisitions (schedule 9)	(415,655)	(411,951)	(390,042)
Amortization (schedule 9)	174,434	174,971	179,522
Net loss (gain) on disposal	8,000	(7,521)	(7,138)
Net transfers (from) to government organizations	-	(682)	127,737
Proceeds on disposal	-	14,304	19,914
Write-downs (schedule 9)	-	460	271
Net Acquisition of Tangible Capital Assets	(233,221)	(230,419)	(69,736)
Other Non-financial Assets
Net acquisition of prepaid expenses	-	(2,354)	(4,431)
Net acquisition of inventories held for consumption	-	(3,444)	(11,241)
Net Acquisition of Other Non-financial Assets	-	(5,798)	(15,672)
Decrease (increase) in net debt	149,296	116,117	(37,739)
Net debt, beginning of year	(3,675,993)	(3,675,993)	(3,638,254)
Net Debt, End of Year	(3,526,697)	(3,559,876)	(3,675,993)
The accompanying notes and schedules are an integral part of these financial statements.

 Government of Saskatchewan – 2011-12 Public Accounts   55

General Revenue Fund

Statement of Cash Flow
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011
Operating Activities
Surplus	352,334	47,669
Non-cash items included in surplus (schedule 15)	1,268	23,472
Net change in non-cash operating activities (schedule 15)	(317,145)	(383,300)
Cash Provided by (Used for) Operating Activities	36,457	(312,159)
Capital Activities
Acquisition of tangible capital assets (schedule 9)	(411,951)	(390,042)
Proceeds on disposal of tangible capital assets	14,304	19,914
Cash Used for Capital Activities	(397,647)	(370,128)
Investing Activities
Loan advances	(97,649)	(197,319)
Loan repayments	141,209	408,767
Sinking funds
Contributions for general debt	(52,546)	(60,045)
Contributions received for Crown corporation general debt	5,828	5,436
Redemptions for general debt	96,992	502,972
Equity investment in Crown Investments Corporation of Saskatchewan	-	120,000
Cash Provided by Investing Activities (schedule 15)	93,834	779,811
Financing Activities
Proceeds from general debt	80,200	182,719
Repayment of general debt	(335,536)	(688,308)
Increase in deposits held	306,209	7,550
Cash Provided by (Used for) Financing Activities	50,873	(498,039)
Decrease in cash and temporary investments	(216,483)	(400,515)
Cash and temporary investments, beginning of year	457,912	858,427
Cash and Temporary Investments, End of Year	241,429	457,912
The accompanying notes and schedules are an integral part of these financial statements.

56 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Notes to the Financial Statements
As at March 31, 2012

1. Significant Accounting Policies

Basis of accounting

These financial statements are prepared in accordance with Canadian public sector accounting standards, with the following exceptions:

•	transfers to and from the Growth and Financial Security Fund are included in the determination of surplus for the year; and
•
pension liabilities and a disability benefit liability are not recorded in the financial statements.  The General Revenue Fund accounts for defined benefit pension plans and a disability benefit plan on a cash basis.

Reporting entity

The General Revenue Fund is the general fund, which receives all revenues unless otherwise specified by law.  Spending from the General Revenue Fund is appropriated by the Legislative Assembly.

Other government entities such as revolving funds, special purpose funds, government business enterprises and other Crown corporations and agencies report separately in other financial statements.  Only financial transactions to or from these other entities are included in the General Revenue Fund.

Government business enterprises are self-sufficient government organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity.

The Government’s Summary financial statements, which include the financial activities of the General Revenue Fund and other government entities, are provided separately.

Specific accounting policies

Financial assets

Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary investments are recorded at the lower of cost or market.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of general debt and related derivative instruments.  They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Loans to Crown corporations and Other loans generally have fixed repayment terms and are interest bearing.  Promissory notes issued by Crown corporations are recorded at par; all other loans are recorded at cost.  Loans to Crown corporations are presented net of amounts Crown corporations have contributed to sinking funds and net of government business enterprise specific debt.

Equity investment in Crown Investments Corporation of Saskatchewan is an advance to the corporation to form its equity capitalization and is recorded at cost.

Where there has been a loss in value that is other than a temporary decline, loans and equity investments are written down to recognize the loss.

Liabilities

Liabilities are present obligations to individuals and organizations outside of the General Revenue Fund as a result of transactions and events occurring prior to year-end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement.  They consist of obligations to provide authorized transfers where eligibility criteria are met, to repay borrowings, to pay for goods and services acquired prior to year-end and to deliver goods or services in the future where payment has been received.  Liabilities include contingencies when it is likely that a liability exists and the amount can be reasonably estimated.

Unearned revenue consists mainly of revenue for Crown mineral leases and motor vehicle fees that will be earned in a subsequent fiscal year.

 Government of Saskatchewan – 2011-12 Public Accounts   57

General Revenue Fund

Notes to the Financial Statements

1. Significant Accounting Policies (continued)

Public debt is recorded at par, and is comprised of:

•	government general debt, which is debt issued by the General Revenue Fund to fund government spending;
•	Crown corporation general debt, which is debt issued by the General Revenue Fund and subsequently loaned to a Crown corporation; and
•
government business enterprise specific debt, which is debt issued by the General Revenue Fund specifically on behalf of government business enterprises, where the government expects to realize the receivables from the government business enterprises and settle the external debt simultaneously.  Government business enterprises for which the government issues debt specifically are listed in schedule 6.

On the Statement of Financial Position, public debt is presented net of loans to Crown corporations for government business enterprise specific debt.  Debt servicing costs on the Statement of Operations are presented net of reimbursements of interest for government business enterprise specific debt.

Certain debenture issues require contributions to a sinking fund.  These obligations are recorded at principal less sinking fund balances where applicable.  The General Revenue Fund is reimbursed by Crown corporations for all sinking fund contributions made for debt incurred on their behalf.  Premiums and discounts on long-term investments within these sinking funds are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Premiums, discounts and issue costs incurred on general debt are recorded as deferred charges.  Premiums, discounts and commissions on government business enterprise specific debt are netted against reimbursements by these entities.

Unamortized foreign exchange gain or loss includes unrealized foreign exchange gains and losses resulting from conversion of general debt and sinking fund investments held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue.  Realized foreign exchange gains and losses resulting from general debt transactions are included in debt servicing costs.

Guaranteed debt includes guarantees by the Minister of Finance made through specific agreements or legislation to pay all or part of the principal and/or interest on a debt obligation in the event of default by the borrower.  Loss provisions on guaranteed debt are recorded as a liability and an expense when it is likely that a loss will occur.  The amount of the loss provision represents the best estimate of future payments net of recoveries.

Non-financial assets

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed in the normal course of operations and are not for sale in the normal course of operations.

Inventories held for consumption are recorded at cost and are expensed as they are consumed.

Tangible capital assets are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment of the asset but does not include interest.  Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Revenue

Revenues are recorded on the accrual basis.  For corporate and individual income taxes, cash received from the federal government is used as the basis for estimating the tax revenue.  Government transfers are recognized as revenue in the period during which the transfer is authorized and eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis, except for costs related to defined benefit pension plans and a disability benefit plan, which are recorded on the cash basis.  Government transfers are recognized as expenses in the period during which the transfer is authorized and eligibility criteria are met.

58 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Notes to the Financial Statements

2. Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized or disclosed in financial statements is known as measurement uncertainty.  Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount.

Measurement uncertainty that may be material to these financial statements exists:

•	in corporate and individual income tax revenue of $2,691.2 million (2011 - $2,951.1 million) because final tax assessments may differ from initial estimates on which cash payments are based;
•	in oil and natural gas non-renewable resource revenue of $1,546.2 million (2011 - $1,303.8 million) because of price and production sensitivities in the royalty revenue structures;
•
in resource surcharge non-renewable resource revenue of $452.8 million (2011 - $360.8 million) because the final valuation of resource sales may differ from initial estimates on which installments are based;

•	in potash non-renewable resource revenue of $438.4 million (2011 - $262.5 million) because actual operating profits may differ from initial estimates;
•
in the Canada Health Transfer and Canada Social Transfer revenue of $1,199.2 million (2011 - $1,138.0 million) because of changes in the economic and demographic conditions in the Province and the country;

•	in agricultural income stability programs expense of $83.4 million (2011 - $141.2 million) because actual program uptake may differ from initial estimates which are based on farm income forecasts; and
•	in the disclosure of liabilities for defined benefit pension plans of $6,114.4 million (2011 - $6,004.6 million) because actual experience may differ from actuarial estimations and assumptions.

While best estimates are used for reporting items subject to measurement uncertainty, it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized or disclosed.

3. Cash and Temporary Investments

Temporary investments are recorded at $110.8 million (2011 - $459.8 million), consist of investment grade money market securities and are generally for less than 30 days.  Due to their short-term nature, market value approximates cost.

4. Risk Management of Public Debt

Funds are borrowed in both domestic and foreign capital markets by issuing Government of Saskatchewan securities.  This borrowing activity finances government operations and the activities of Crown corporations.  These transactions result in exposure to four types of risk:  interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, a preference for fixed rate Canadian dollar denominated debt is maintained.  Where market conditions dictate that other forms of debt are more attractive, opportunities are sought to use derivative financial instruments to reduce these risks.  A derivative financial instrument is a contract, the value of which is based on the value of another asset or index.

Interest rate risk is the risk that debt servicing costs will increase due to changes in interest rates.  This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest.

Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds.  Opportunities are sought to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps.  There are interest rate swaps on a notional value of debt of $66.0 million (2011 - $66.0 million).  At March 31, 2012, 83.0 per cent (2011 - 90.3 per cent) of the gross debt effectively carried a rate of interest that was fixed for greater than a one-year period.

Gross debt includes floating rate debt of $1,854.1 million (2011 - $1,027.1 million).  A one percentage point increase in interest rates would decrease the surplus by $13.8 million in 2011-12.

Foreign exchange rate risk is the risk that debt servicing costs will increase due to a decline in the value of the Canadian dollar relative to other currencies.  This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, opportunities are sought to effectively convert it into Canadian dollar debt through the use of cross currency swaps.  At March 31, 2012, 97.5 per cent (2011 - 97.5 per cent) of the gross debt is effectively denominated in Canadian dollars.  A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2012 level would have an insignificant effect on debt and debt servicing costs.

 Government of Saskatchewan – 2011-12 Public Accounts   59

General Revenue Fund

Notes to the Financial Statements

4. Risk Management of Public Debt (continued)

The following foreign denominated items have been hedged to Canadian dollars using cross currency swaps:

•	debentures totalling 1,225.0 million U.S. dollars (2011 - 1,225.0 million) fully hedged to $1,619.3 million Canadian (2011 - $1,619.3 million);
•	debentures totalling 300.0 million Swiss francs (2011 - 300.0 million) fully hedged to $274.7 million Canadian (2011 - $274.7 million); and
•	interest payments on debentures of 275.0 million U.S. dollars (2011 - 275.0 million) hedged to Canadian dollars at an exchange rate of 1.2325 (2011 - 1.2325).

In total, there are cross currency swaps on a notional value of debt of $2,507.5 million (2011 - $2,507.5 million).  The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract.  This risk is managed by dealing only with counterparties that have good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis.  At March 31, 2012, 100 per cent (2011 - 100 per cent) of counterparties held a Standard and Poor’s credit rating of A or higher.

Liquidity risk is a risk that financial commitments will not be met over the short term.  This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

5. Employee Future Benefits

Pension Plans

The Government sponsors several defined benefit pension plans and a defined contribution pension plan.

Pension fund assets of government sponsored defined benefit and defined contribution pension plans are invested in fixed income securities, equities, real estate and short-term monetary items.  The investment in Government of Saskatchewan securities is insignificant for all plans.

Defined benefit plans

Defined benefit plans provide benefits based on length of service and pensionable earnings.  A typical defined benefit plan provides pensions equal to 2.0 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years.  Members contribute a percentage of salary, which may vary based on age, to their plan.  Pensions and contribution rates are integrated with the Canada Pension Plan.

The two main plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP).  Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan (STC), Anti-TB League Employees Superannuation Plan (ATB) and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation.  Obligations for allowances payable to members of the former Members of the Legislative Assembly Superannuation Fund (MLA) are part of the General Revenue Fund.

Actuarial valuations are performed at least triennially.  An actuary extrapolates these valuations when a valuation is not done in the current fiscal year.  Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality.  These assumptions reflect estimates of expected long-term rates and short-term forecasts.  Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services.  Pension fund assets are valued at market related values based on actual market values averaged over a four-year period.  In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

The Government is required to match member current service contributions for all plans except the PSSP and Judges.  Separate pension funds are maintained for all plans except the PSSP and the MLA.  The PSSP member contributions are deposited into the General Revenue Fund.  All pension obligations arising under the PSSP and the MLA are paid from the General Revenue Fund.

60 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Notes to the Financial Statements

5. Employee Future Benefits (continued)

Information on the defined benefit plans is as follows:

	2012						2011
	TSP	PSSP		Others		Total	Total

Plan status	closed	closed		closed	1	n/a	n/a
Member contribution rate (percentage of salary)	7.85	7.00-9.00	2	5.00-9.00	2	n/a	n/a
Number of active members	1,211	447		54		1,712	2,177
Average age of active members (years)	58.0	58.0		58.4		58.0	56.6
Number of former members entitled to deferred
pension benefits	4,410	88		9		4,507	4,687
Number of superannuates and surviving spouses	11,407	5,718		2,259		19,384	19,227
Actuarial valuation date	June 30/11	Dec. 31/11		Various		n/a	n/a
Long-term assumptions used
Rate of compensation increase (percentage)	3.50	3.50		3.50		n/a	n/a
Expected rate of return on plan assets (percentage)	5.00	n/a		5.50-5.85		n/a	n/a
Discount rate (percentage)	3.50	3.60		3.30-4.00		n/a	n/a
Inflation rate (percentage)	2.50	2.50		2.50		n/a	n/a
Expected average remaining service life (years)	3.5	0.3		0.9-7.1		n/a	n/a
Post-retirement index (percentage of annual increase in
Consumer Price Index)	80	70		70-75		n/a	n/a
1	Judges is open to new membership; all other plans are closed.
2	Contribution rate varies based on age upon joining the plan.

Based on the latest actuarial valuations, extrapolated to March 31, 2012, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

(thousands of dollars)	2012					2011
	TSP	1	PSSP	Others	Total	Total

Accrued benefit obligation,
beginning of year		5,118,905	1,910,768	331,728	7,361,401	7,373,859
Current period benefit cost		28,818	5,002	5,435	39,255	49,179
Interest cost		241,003	87,047	14,968	343,018	361,062
Actuarial losses		741,338	209,136	43,804	994,278	44,766
Benefit payments		(333,480)	(126,456)	(22,764)	(482,700)	(467,465)
Accrued Benefit Obligation, End of Year		5,796,584	2,085,497	373,171	8,255,252	7,361,401
Plan assets, beginning of year		1,018,566	-	198,814	1,217,380	1,369,418
Employer contributions		142,367	125,311	6,151	273,829	214,467
Employee contributions		6,692	1,145	550	8,387	11,508
Return on plan assets		56,789	-	24,279	81,068	83,238
Actuarial (losses) gains		(139,770)	-	9,470	(130,300)	6,214
Benefit payments		(333,480)	(126,456)	(22,764)	(482,700)	(467,465)
Plan Assets, End of Year 2		751,164	-	216,500	967,664	1,217,380
		5,045,420	2,085,497	156,671	7,287,588	6,144,021
Unamortized estimation adjustments3		(930,097)	(220,437)	(22,609)	(1,173,143)	(139,462)
Total Pension Liabilities4		4,115,323	1,865,060	134,062	6,114,445	6,004,559
1	The TSP had an actual rate of return on plan assets of 1.7 per cent (2011 - 10.8 per cent).
2
At March 31, 2012, the market value of plan investments was $962.3 million (2011 - $1,114.3 million).  Of this amount 44.6 per cent (2011 - 42.7 per cent) was invested in fixed income securities and 42.1 per cent (2011 - 44.9 per cent) in equity investments.

3
Unamortized estimation adjustments are amortized against the net obligation over periods ranging from 3.5 to 4.0 years for the TSP, from 0.3 to 1.5 years for the PSSP and from 0.9 to 10 years for the other plans. These represent the expected average remaining service life of active plan members at the time the estimation adjustments arose.

4
Changes in assumptions can result in significantly higher or lower estimates of pension liabilities.  A one percentage point decrease in the discount rate would result in a $697.5 million and $258.0 million increase in the pension liabilities for the TSP and the PSSP respectively, and a one percentage point increase would result in a $571.7 million and $213.1 million decrease in the pension liabilities for the TSP and the PSSP respectively.

 Government of Saskatchewan – 2011-12 Public Accounts   61

General Revenue Fund

Notes to the Financial Statements

5. Employee Future Benefits (continued)

Defined contribution plans

Defined contribution plans provide pensions based on accumulated contributions and investment earnings.  Employees contribute a percentage of salary.

The Government sponsors the Public Employees Pension Plan (PEPP), a multi-employer defined contribution plan.  Employers are required to provide contributions at specified rates for employee current service.  The General Revenue Fund has fully funded its share of contributions. The General Revenue Fund also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation.

Information on the defined contribution plans to which the General Revenue Fund contributes is as follows:

	2012				2011
	PEPP		STRP¹	Total	Total

Plan status	open		n/a	n/a	n/a
Member contribution rate (percentage of salary)	5.00-9.00	2	n/a	n/a	n/a
Government contribution rate (percentage of salary)	6.00-9.00	2	n/a	n/a	n/a
Number of active members, all employers	25,454		n/a	25,454	25,382
General Revenue Fund participation
Number of active members	11,854		n/a	11,854	11,956
Member contributions (thousands of dollars)	54,776		n/a	54,776	52,784
Government contributions (thousands of dollars)	57,503		67,483	124,986	118,038

1	The STRP is a contributory defined benefit pension plan. The Government contributes an amount which is set through provincial negotiations.
2	Contribution rate varies based on employee group.

Pension expense

Pensions are accounted for on a cash basis.  The pension liabilities are not recorded in the financial statements.

(thousands of dollars)	2012	2011

Defined benefit plans	273,829	214,467
Defined contribution plans	124,986	118,038
Total Pension Expense	398,815	332,505

Other Employee Future Benefits

The Government provides long-term disability benefits to members of the TSP.  The disability benefit plan liability of $9.6 million (2011 - $19.2 million) is not recorded in the financial statements.  The benefit expense on a cash basis is $3.7 million (2011 - $4.6 million).

6. Contingencies

Guaranteed debt

The Minister of Finance has guaranteed the debt of others of $93.9 million (2011 - $35.4 million).  Schedule 8 provides a listing of guaranteed debt.

Lawsuits

The Government is involved in various legal actions, the outcome of which is not determinable.  Up to $392.6 million may be paid depending on the outcome of lawsuits in progress.  The lawsuits in progress include aboriginal land claims, claims for damages to persons and property, disputes of taxes and funding and various other legal actions.

62 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Notes to the Financial Statements

7. Contractual Obligations

Operating and capital lease obligations are as follows:

(thousands of dollars)	Operating	Capital
Future minimum lease payments
2012-13	43,753	5,749
2013-14	38,486	3,764
2014-15	32,593	3,268
2015-16	24,154	2,956
2016-17	17,589	2,510
Thereafter	70,035	31,681
	226,610	49,928
Interest and executory costs	-	(27,705)
Total Lease Obligations	226,610	22,223

Significant other contractual obligations include:

•	contracts for the construction and acquisition of tangible capital assets of $401.3 million over the next four years;
•	computer and satellite service agreements of $122.6 million over the next six years;
•	research and development projects for agriculture technology and opportunities in the agri-food industry of $27.7 million over the next five years;
•	beverage container collection and recycling programs of $87.8 million over the next four years; and
•	rural municipality and school division tax loss compensation of approximately $12.6 million as land achieves reserve status over the course of the agreements.

8. Related Party Transactions

Included in these financial statements are transactions with various Saskatchewan Crown corporations, agencies, boards, and commissions related to the General Revenue Fund by virtue of common control by the Government of Saskatchewan.

Transactions include transfers to related parties of $5,152.6 million (2011 - $5,272.4 million).

Routine operating transactions with related parties are recorded at the rates charged by those organizations and are settled on normal trade terms.  These transactions include:

•	payments to Saskatchewan Telecommunications Holding Corporation of approximately $24.8 million (2011 - $23.8 million);
•	payments to Saskatchewan Research Council of approximately $32.7 million (2011 - $11.5 million) for environmental remediation costs; and
•
taxation and non-renewable resource revenue received from related parties during 2011-12 of approximately $113.8 million (2010-11 - $105.2 million).  In addition, Saskatchewan Provincial Sales Tax and Fuel Tax are received from related parties on all taxable purchases.

Amounts due to or from related parties are described separately in these financial statements.

9. Trust Funds

The General Revenue Fund has no equity in trust fund assets.  Trust fund assets held and administered but not owned by the General Revenue Fund are as follows:

(thousands of dollars)	2012	2011

Pension plans	7,809,106	7,788,957
Public Guardian and Trustee of Saskatchewan	163,730	158,830
Other	81,900	65,468
Total Trust Fund Assets1	8,054,736	8,013,255

1	Amounts are based on the latest financial statements of the funds closest to March 31, 2012, where available.

 Government of Saskatchewan – 2011-12 Public Accounts   63

General Revenue Fund

Notes to the Financial Statements

10. Debt Retirement Fund

This fund was established pursuant to The Growth and Financial Security Act and is an accounting of the surpluses of the General Revenue Fund commencing April 1, 2008.  This Fund has no underlying assets.

(thousands of dollars)	Budget	Actual

Debt Retirement Fund, beginning of year	2,861,032	2,861,032
Surplus for the year	382,517	352,334
Debt Retirement Fund, End of Year	3,243,549	3,213,366

11. Comparative Figures

Certain 2011 comparative figures have been reclassified to conform with the current year’s presentation.  With regard to expenses, the figures are reported on the same basis as the Estimates for the prior year.

64 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Accounts Receivable		Schedule 1
As at March 31, 2012
(thousands of dollars)

	2012	2011

Taxation	228,751	198,145
Non-renewable resources	225,156	210,545
Transfers from government entities	113,556	124,855
Other own-source revenue	106,447	117,124
Transfers from the federal government	369,064	214,454
Other	57,161	53,626
	1,100,135	918,749
Provision for loss	(55,248)	(60,883)
Total Accounts Receivable1	1,044,887	857,866

1	Includes $136.1 million due from related parties (2011 - $149.3 million).

Loans to Crown Corporations				Schedule 2
As at March 31, 2012
(thousands of dollars)

			2012	2011

Promissory Notes
Information Services Corporation of Saskatchewan			9,935	-
Municipal Financing Corporation of Saskatchewan			14,842	6,249
Saskatchewan Telecommunications Holding Corporation			14,200	-
Saskatchewan Water Corporation			18,961	15,112
SaskEnergy Incorporated			140,000	210,000
Total Promissory Notes			197,938	231,361

	Principal	Sinking
	Outstanding	Fund Equity
Long-term Loans		(schedule 7)
Information Services Corporation of Saskatchewan	-	-	-	13,547
Saskatchewan Housing Corporation	52,004	(24,766)	27,238	29,762
Saskatchewan Opportunities Corporation	36,684	(955)	35,729	36,170
Saskatchewan Power Corporation	100,000	(3,453)	96,547	97,823
Saskatchewan Water Corporation	43,700	(8,594)	35,106	34,039
SaskEnergy Incorporated	170,000	(5,791)	164,209	166,342
Total Long-term Loans	402,388	(43,559)	358,829	377,683
Total Loans to Crown Corporations1			556,767	609,044

1	Loans to Crown corporations are presented net of government business enterprise specific debt of $3,905.4 million (2011 - $3,373.8 million) (schedule 6).

 Government of Saskatchewan – 2011-12 Public Accounts   65

General Revenue Fund

Other Loans				Schedule 3
As at March 31, 2012
(thousands of dollars)

	2012		2011
Advanced Education, Employment and Immigration
Saskatchewan Student Aid Fund		80,504		79,004

Agriculture
Short-term hog loans	3,289		8,722
Provision for loss	(1,181)	2,108	(6,500)	2,222

Enterprise and Innovation Programs
Economic development loans	7,450		8,521
Provision for loss	(2,037)	5,413	(2,278)	6,243

First Nations and Métis Relations
Economic development loans	1,760		2,540
Provision for loss	(930)	830	(1,938)	602

Other		3,276		3,094
Total Other Loans		92,131		91,165

66 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Accounts Payable and Accrued Liabilities		Schedule 4
As at March 31, 2012
(thousands of dollars)

	2012	2011

Salaries and benefits	72,159	80,356
Transfers
Capital	150,757	252,314
Operating	335,418	391,253
Goods and services	150,569	107,624
Accrued interest	104,495	107,236
Equalization and Canada Health and Social Transfer repayable to the federal
government	227,530	251,191
Transfers to the federal government	144,277	119,083
Tangible capital assets	96,527	81,205
Other	94,980	123,239
Total Accounts Payable and Accrued Liabilities1	1,376,712	1,513,501

1	Includes $251.5 million payable to related parties (2011 - $399.6 million) and $412.8 million payable to the federal government (2011 - $376.2 million).

Deposits Held		Schedule 5
As at March 31, 2012
(thousands of dollars)

	2012	2011

Deposits held on behalf of government entities and others
Crop Reinsurance Fund of Saskatchewan	81,768	56,983
eHealth Saskatchewan	23,197	28,650
Enterprise Saskatchewan	18,341	21,748
Extended Health Care Plans	19,531	16,999
Innovation Saskatchewan	7,387	9,086
Liquor and Gaming Authority	40,020	44,363
Oil and Gas Orphan Fund	9,101	6,809
Public Employees' Dental Plan	32,606	31,107
Public Employees' Pension Plan	9,498	6,327
Public Guardian and Trustee of Saskatchewan	7,043	4,061
Queen's Bench Court Accounts	10,290	10,060
Saskatchewan Agricultural Stabilization Fund	14,897	14,431
Saskatchewan Apprenticeship and Trade Certification Commission	5,253	4,854
Saskatchewan Crop Insurance Corporation	322,248	40,705
Saskatchewan Grain Car Corporation	6,004	5,001
Saskatchewan Financial Services Commission Fund	14,338	12,922
Saskatchewan Student Aid Fund	16,138	14,073
School Division Tax Loss Compensation Fund	7,274	7,086
Transportation Partnerships Fund	6,912	8,771
Victims' Fund	8,298	7,022
Other	25,968	27,821
Conditional receipts	23,769	24,793
Total Deposits Held	709,881	403,672

 Government of Saskatchewan – 2011-12 Public Accounts   67

General Revenue Fund

Public Debt						Schedule 6
As at March 31, 2012
(thousands of dollars)

	2012			2011
		Government			Government
		Business			Business
		Enterprise			Enterprise
	General	Specific	Public	General	Specific	Public
	Debt1	Debt1	Debt	Debt1	Debt1	Debt

Government	3,807,590	-	3,807,590	4,135,226	-	4,135,226

Crown Corporation
Information Services Corporation of
Saskatchewan	9,935	-	9,935	13,547	-	13,547
Municipal Financing Corporation of
Saskatchewan	14,842	120,807	135,649	6,249	97,330	103,579
Saskatchewan Gaming Corporation	-	6,000	6,000	-	6,000	6,000
Saskatchewan Housing Corporation	27,238	-	27,238	29,762	-	29,762
Saskatchewan Opportunities Corporation	35,729	-	35,729	36,170	-	36,170
Saskatchewan Power Corporation	96,547	2,646,587	2,743,134	97,823	2,415,601	2,513,424
Saskatchewan Telecommunications
Holding Corporation	14,200	507,827	522,027	-	369,928	369,928
Saskatchewan Water Corporation	54,067	-	54,067	49,151	-	49,151
SaskEnergy Incorporated	304,209	624,171	928,380	376,342	484,933	861,275
Total Crown Corporation ²	556,767	3,905,392	4,462,159	609,044	3,373,792	3,982,836
Public Debt 3 4	4,364,357	3,905,392	8,269,749	4,744,270	3,373,792	8,118,062

1	General debt and government business enterprise specific debt are net of sinking funds.

2	On the Statement of Financial Position, public debt is presented net of loans to Crown corporations for government business enterprise specific debt of $3,905.4 million (2011 - $3,373.8 million).

3	Public debt repayable in U.S. dollars of 23.9 million (2011 - 38.3 million) has been restated to Canadian dollars at the exchange rate in effect at March 31, 2012 of 0.9991 (2011 - 0.9718).

Public debt is comprised of gross debt net of sinking funds as follows:

	2012
	Gross	Sinking	Public
	Debt a	Funds	Debt
		(schedule 7)

Government	5,906,884	(2,099,294)	3,807,590
Crown Corporation
Information Services Corporation of Saskatchewan	9,935	-	9,935
Municipal Financing Corporation of Saskatchewan	137,746	(2,097)	135,649
Saskatchewan Gaming Corporation	6,000	-	6,000
Saskatchewan Housing Corporation	52,004	(24,766)	27,238
Saskatchewan Opportunities Corporation	36,684	(955)	35,729
Saskatchewan Power Corporation	3,096,922	(353,788)	2,743,134
Saskatchewan Telecommunications Holding Corporation	600,800	(78,773)	522,027
Saskatchewan Water Corporation	62,661	(8,594)	54,067
SaskEnergy Incorporated	1,001,183	(72,803)	928,380
Total Crown Corporation	5,003,935	(541,776)	4,462,159
Public Debt	10,910,819	(2,641,070)	8,269,749

a
The average effective interest rate on gross debt during 2011-12 was 6.2 per cent (2010-11 - 6.3 per cent), and includes the impact of foreign exchange and the amortization of any premiums and discounts associated with the debentures.  The average term to maturity of gross debt is 11.6 years (2011 - 11.6 years).

68 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Public Debt (continued)	Schedule 6

4	Debt principal payment requirements in each of the next five years and thereafter are as follows:
		2012	2011

	Year of Maturity

	Short-term promissory notes	692,657	586,293
	2011-12	-	259,014
	2012-13	1,157,076	1,159,159
	2013-14	789,647	788,564
	2014-15	946,427	946,684
	2015-16	491,870	491,870
	2016-17	390,601	-
	6-10 years	1,628,230	1,735,518
	Thereafter	4,814,311	4,582,781
	Gross debt a	10,910,819	10,549,883
	Sinking funds	(2,641,070)	(2,431,821)
	Public Debt	8,269,749	8,118,062

a
Gross debt includes Canada Pension Plan debentures of $745.1 million (2011 - $745.1 million).  These debentures are callable in whole or in part before maturity at the option of the Minister of Finance of Saskatchewan.

 Government of Saskatchewan – 2011-12 Public Accounts   69

General Revenue Fund

Sinking Funds						Schedule 7
As at March 31, 2012
(thousands of dollars)

	2011	2012
	Sinking				Currency	Sinking
	Funds	Contributions1	Earnings2	Redemptions3	Adjustment	Funds

Government	1,976,416	46,718	166,510	(96,992)	6,642	2,099,294

Crown Corporation
Municipal Financing Corporation of Saskatchewan	1,574	362	161	-	-	2,097
Saskatchewan Housing Corporation	22,242	520	2,004	-	-	24,766
Saskatchewan Opportunities Corporation	514	367	74	-	-	955
Saskatchewan Power Corporation	298,734	26,723	28,331	-	-	353,788
Saskatchewan Telecommunications Holding
Corporation	66,672	5,866	6,235	-	-	78,773
Saskatchewan Water Corporation	5,761	2,241	592	-	-	8,594
SaskEnergy Incorporated	59,908	7,112	5,783	-	-	72,803
Total Crown Corporation	455,405	43,191	43,180	-	-	541,776
Total Sinking Funds4	2,431,821	89,909	209,690	(96,992)	6,642	2,641,070

1
Annual contributions, established by Order in Council, are set at not less than one per cent of debentures outstanding.  The aggregate amount of contributions estimated to be required in each of the next five years and thereafter to meet sinking fund requirements by debt classification are as follows:

	2013	2014	2015	2016	2017	Thereafter	Total
Government general debta	47,507	47,507	41,121	31,783	27,586	301,878	497,382
Crown corporation general debt	3,974	3,974	3,474	3,474	3,426	56,270	74,592
Government business enterprise
specific debt	38,394	38,394	37,372	36,872	36,322	520,328	707,682
Total Sinking Fund Contributions	89,875	89,875	81,967	72,129	67,334	878,476	1,279,656

a	Each year until 2015 includes contributions of 1.0 million U.S. dollars.

2	Includes gains on investment sales of $128.2 million (2011 - $71.6 million).
3	The redemption value is based on the market value of the sinking fund units at the date of redemption.
4	The market value of total sinking funds is $2,683.1 million (2011 - $2,415.6 million).

Total sinking funds by debt classification are as follows:

	2011	2012
	Sinking				Currency	Sinking
	Funds	Contributions	Earnings	Redemptions	Adjustment	Funds

Government general debt	1,976,416	46,718	166,510	(96,992)	6,642	2,099,294
Crown corporation general debt	34,352	5,828	3,379	-	-	43,559
Total sinking funds of general debt	2,010,768	52,546	169,889	(96,992)	6,642	2,142,853
Government business enterprise specific debt	421,053	37,363	39,801	-	-	498,217
Total Sinking Funds	2,431,821	89,909	209,690	(96,992)	6,642	2,641,070

Sinking fund assets have been invested as follows:
					2012	2011
Long-term investments in securities of:
Government of other provinces (coupon interest range 0.0% to 9.6%; maturing in 1.9 to 31.7 years)					1,292,057	1,257,328
Government of Saskatchewan (coupon interest range 0.0% to 10.3%; maturing in 1.2 to 29.8 years)					555,455	382,781
Government of Canada (coupon interest range 2.8% to 4.0%; maturing in 4.2 to 29.2 years)					54,566	128,655
Government of the United States (coupon interest 2.0%; maturing in 9.9 years)					4,951	6,954
Corporations					-	10,499
Cash, short-term investments and accrued interest a					734,041	645,604
Total Sinking Fundsb					2,641,070	2,431,821

a	Cash, short-term investments and accrued interest are disclosed net of $0.3 million (2011 - $0.5 million) in liabilities.

b	Includes U.S. dollar cash, investments and accrued interest converted to $250.9 million Canadian (2011 - $230.1 million) at the exchange rate in effect at March 31, 2012 of 0.9991 (2011 - 0.9718).

70 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Guaranteed Debt		Schedule 8
As at March 31, 2012
(thousands of dollars)

	2012	2011

Crown Corporation
The Crown Corporations Act, 1993
Federal immigrant investor loans	76,722	18,529
The Power Corporation Act
Saskatchewan Power savings bonds
Series I - series VIl (matured)	-	18
Total Crown Corporation	76,722	18,547

Other
The Farm Financial Stability Act
Breeder associations loan guarantees	9,481	8,830
Feeder associations loan guarantees	6,350	5,963
Feedlot construction loan guarantees	1,267	1,996
Individual cattle feeder loan guarantees	13	61
The Student Assistance and Student Aid Fund Act	21	31
Total Other	17,132	16,881
Total Guaranteed Debt1	93,854	35,428

1	In addition to the amount shown, there is a contingent liability for interest accrued on certain of these items.

Total guaranteed debt is net of a loss provision of $0.7 million (2011 - $0.1 million).

Federal Immigrant Investor Loans

The Minister of Finance provides a guarantee to the federal government with respect to the Province’s participation in the federal Immigrant Investor Program (IIP).  Under this program, the federal government provides low interest loans to a Saskatchewan Crown corporation (the Saskatchewan Immigrant Investor Fund Inc.) that was established to administer the Province’s participation in the IIP.  A condition of the agreement between the Province and the federal government is that the Minister of Finance must guarantee that the Saskatchewan Immigrant Investor Fund Inc. will repay the IIP loans to the federal government.

Breeder and Feeder Associations

The Minister of Finance provides guarantees to lenders who make loans to production associations.  The Minister of Finance guarantees the repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee.  Guarantees for each cattle association are limited to $6 million under the breeder option.  Guarantees for each bison and sheep association are limited to $6 million and $4 million respectively, under both the breeder and feeder options.

 Government of Saskatchewan – 2011-12 Public Accounts   71

General Revenue Fund

Tangible Capital Assets							Schedule 9
As at March 31, 2012
(thousands of dollars)

	2012						2011
	Land,	Machinery	Trans-	Office &
	Buildings &	&	portation	Information	Infra-
	Improvements	Equipment	Equipment	Technology	structure	Total	Total
	15 years-
Estimated useful life (in years)	Indefinite	10-20	10-40	5-10	15-40

Opening Net Book Value of
Tangible Capital Assets1	650,280	84,723	176,278	51,355	2,082,511	3,045,147	2,975,411

Opening cost	995,751	155,451	277,251	125,847	3,890,139	5,444,439	5,307,689
Acquisitions	54,276	9,180	16,694	34,103	297,698	411,951	390,042
Transfers	(1,224)	(62)	26	(230)	1,942	452	(183,243)
Write-downs	(436)	(24)	-	-	-	(460)	(271)
Disposals	(7,178)	(2,081)	(8,902)	(4,278)	(20,189)	(42,628)	(69,778)
Closing Cost2	1,041,189	162,464	285,069	155,442	4,169,590	5,813,754	5,444,439

Opening accumulated amortization	345,471	70,728	100,973	74,492	1,807,628	2,399,292	2,332,278
Annual amortization	22,855	7,681	17,531	6,083	120,821	174,971	179,522
Transfers	12	(12)	-	(230)	-	(230)	(55,506)
Disposals	(3,258)	(1,735)	(7,157)	(3,605)	(20,090)	(35,845)	(57,002)
Closing Accumulated Amortization	365,080	76,662	111,347	76,740	1,908,359	2,538,188	2,399,292

Closing Net Book Value of
Tangible Capital Assets1	676,109	85,802	173,722	78,702	2,261,231	3,275,566	3,045,147

1	Net book value of tangible capital assets does not include the following:
	•	works of art and historical treasures, such as the Legislative Building;
	•	items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources, which are not recognized in these financial statements; and
	•	intangible assets.

2	Includes work-in-progress of $164.7 million (2011 - $111.8 million).

72 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Revenue			Schedule 10
For the Year Ended March 31, 2012
(thousands of dollars)

	2012		2011
	Budget	Actual	Actual

Taxation
Corporation income	1,080,700	793,790	1,155,273
Fuel	461,300	475,452	463,147
Individual income	1,915,200	1,897,409	1,795,788
Provincial sales	1,270,700	1,322,161	1,186,992
Tobacco	253,200	242,853	237,507
Other	286,700	303,642	292,935
Total Taxation	5,267,800	5,035,307	5,131,642

Non-renewable Resources
Crown land sales	436,400	235,507	466,993
Natural gas	22,500	17,389	29,741
Oil	1,410,100	1,528,808	1,274,053
Potash	381,300	438,372	262,540
Resource surcharge	438,300	452,807	360,848
Other	140,300	149,074	133,624
Total Non-renewable Resources	2,828,900	2,821,957	2,527,799

Transfers from Government Entities
Crown Investments Corporation of Saskatchewan	110,000	110,000	266,000
- Special dividend	10,000	130,000	213,500
Liquor and Gaming Authority	422,000	465,917	437,063
Other enterprises and funds	45,800	75,628	48,119
Total Transfers from Government Entities	587,800	781,545	964,682

Other Own-source Revenue
Fines, forfeits, and penalties	13,200	14,722	13,170
Interest, premiums, discounts, and exchange1	136,500	241,336	209,704
Motor vehicle fees	162,000	173,151	161,093
Other licences and permits	24,600	25,414	29,425
Sales, services, and service fees	124,100	132,039	132,073
Transfers from other governments	15,600	17,163	15,791
Commercial operations (schedule 11)	-	99,511	91,874
Other 2	65,000	51,908	183,177
Total Other Own-source Revenue	541,000	755,244	836,307
Total Own-source Revenue	9,225,500	9,394,053	9,460,430

Transfers from the Federal Government
Canada Health Transfer	847,100	846,771	795,422
Canada Social Transfer	352,700	352,420	342,626
Other	369,000	527,187	462,200
Total Transfers from the Federal Government	1,568,800	1,726,378	1,600,248
Total Revenue	10,794,300	11,120,431	11,060,678

1	Includes gains on investment sales of $127.6 million (2011 - $69.2 million).
2	Includes reversals and refunds of prior year expenses of $21.6 million (2011 - $151.8 million).

 Government of Saskatchewan – 2011-12 Public Accounts   73

General Revenue Fund

Commercial Operations			Schedule 11
For the Year Ended March 31, 2012
(thousands of dollars)

	2012		2011
	Budget	Actual	Actual
Commercial Operations Revenue1
Recovery from external sources
Government Services	64,098	80,681	83,789
Highways and Infrastructure	4,000	14,570	6,392
Corrections, Public Safety and Policing	4,306	2,384	-
Information Technology Office	1,891	2,115	1,940
Recovery of overhead costs2
Highways and Infrastructure	-	(239)	(247)
Commercial Operations Revenue (schedule 10)	74,295	99,511	91,874

Commercial Operations Expense
Government Services	64,098	80,683	83,868
Highways and Infrastructure	4,000	14,061	5,925
Corrections, Public Safety and Policing	4,306	2,383	-
Information Technology Office	1,891	2,110	1,931
Commercial Operations Expense	74,295	99,237	91,724

Net Results
Government Services	-	(2)	(79)
Highways and Infrastructure	-	270	220
Corrections, Public Safety and Policing	-	1	-
Information Technology Office	-	5	9
Net Results	-	274	150

1	With the approval of the Lieutenant Governor in Council, revenues from commercial-type activities may be used to pay for the related costs without requiring an appropriation.

2
Where a portion of the revenue collected relates to the recovery of overhead costs (e.g. employee benefit cost) paid for by another ministry, the revenue is included in sales, services and service fees.

Expense by Object		Schedule 12
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011

Salaries and benefits	1,065,239	1,030,725
Transfers
Capital (schedule 16)	200,362	784,177
Operating	8,524,697	7,903,627
Goods and services	666,943	589,463
Debt servicing (schedule 14)	411,957	424,334
Amortization of tangible capital assets (schedule 9)	174,971	179,522
Other	21,594	53,492
Total Expense	11,065,763	10,965,340

74 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Expense by Theme		Schedule 13
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011

Agriculture	439,632	482,306
Community development	448,321	449,351
Debt servicing (schedule 14)	411,957	424,334
Economic development	195,118	233,146
Education	2,330,407	2,196,536
Environment and natural resources	209,668	224,810
Health	4,400,159	4,547,793
Protection of persons and property	615,632	480,312
Social services and assistance	901,749	911,095
Transportation	506,475	476,158
Other	606,645	539,499
Total Expense	11,065,763	10,965,340

Debt Servicing		Schedule 14
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011

Total interest costs	638,827	645,622
Interest reimbursed for government business enterprise specific debt1	(232,404)	(225,651)
Net foreign exchange loss (gain)	2,005	(213)
Other costs	3,529	4,576
Total Debt Servicing	411,957	424,334

1	Interest reimbursed for debt issued by the General Revenue Fund specifically on behalf of government business enterprises.

 Government of Saskatchewan – 2011-12 Public Accounts   75

General Revenue Fund

Supplemental Cash Flow Information		Schedule 15
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011
Non-cash Items Included in Surplus
Amortization of tangible capital assets (schedule 9)	174,971	179,522
Net gain on disposal of tangible capital assets	(7,521)	(7,138)
Net gain on transfer of tangible capital assets	(682)	-
Write-downs of tangible capital assets (schedule 9)	460	271
Net gain on loans and investments	(1,455)	(176)
Amortization of foreign exchange loss (gain) (schedule 14)	2,005	(213)
Earnings retained in sinking funds	(166,510)	(148,794)
Total Non-cash Items Included in Surplus	1,268	23,472

Net Change in Non-cash Operating Activities
Increase in accounts receivable	(187,021)	(2,749)
Decrease in deferred charges	3,399	2,647
Decrease in accounts payable and accrued liabilities	(136,789)	(383,207)
Increase in unearned revenue	9,064	15,681
Increase in prepaid expenses	(2,354)	(4,431)
Increase in inventories held for consumption	(3,444)	(11,241)
Net Change in Non-cash Operating Activities	(317,145)	(383,300)

Other Supplemental Information
Cash interest paid during the year	411,299	426,082
Cash interest received during the year	117,407	134,105

Investing Activities	2012		2011
	Receipts	Disbursements	Receipts	Disbursements
Loans
Information Services Corporation of Saskatchewan	13,547	9,935	-	-
Municipal Financing Corporation of Saskatchewan	-	8,593	107	-
Saskatchewan Opportunities Corporation	-	-	11,099	13,000
Saskatchewan Power Corporation	-	-	300,000	-
Saskatchewan Telecommunications Holding Corporation	-	14,200	29,500	-
Saskatchewan Water Corporation	-	7,749	8,563	9,000
SaskEnergy Incorporated	70,000	-	-	125,000
Other	57,662	57,172	59,498	50,319
Total Loan Receipts and Disbursements	141,209	97,649	408,767	197,319
Sinking Funds (schedule 7)
Contributions	5,828	52,546	5,436	60,045
Redemptions	96,992	-	502,972	-
Total Sinking Fund Receipts and Disbursements	102,820	52,546	508,408	60,045
Equity Investment in Crown Investments
Corporation of Saskatchewan	-	-	120,000	-
Total Receipts and Disbursements	244,029	150,195	1,037,175	257,364
Net Receipts	93,834		779,811

76 Government of Saskatchewan – 2011-12 Public Accounts

General Revenue Fund

Capital Investment				Schedule 16
For the Year Ended March 31, 2012
(thousands of dollars)

	2012			2011
	Capital		Total	Total
	Asset	Capital	Capital	Capital
	Acquisitions	Transfers	Investment	Investment
	(schedule 9)	(schedule 12)

Ministries and Agencies
Advanced Education, Employment and Immigration	10	5,499	5,509	113,572
Agriculture	2,874	-	2,874	9,145
Corrections, Public Safety and Policing	10,661	-	10,661	11,932
Education	1,910	46,145	48,055	57,484
Energy and Resources	10,995	258	11,253	7,480
Environment	13,197	-	13,197	14,139
Finance	2,077	-	2,077	853
Government Services	33,207	-	33,207	14,340
Health	1,099	5,547	6,646	321,320
Highways and Infrastructure	306,278	20,721	326,999	374,828
Information Technology Office	3,291	-	3,291	1,574
Justice and Attorney General	7,872	-	7,872	6,427
Municipal Affairs	-	120,732	120,732	159,615
Public Service Commission	80	-	80	136
Social Services	9,053	(24)	9,029	65,282
Tourism, Parks, Culture and Sport	9,019	1,484	10,503	16,015
Legislative Assembly and its Officers
Legislative Assembly	328	-	328	77
Total Capital Investment	411,951	200,362	612,313	1,174,219

 Government of Saskatchewan – 2011-12 Public Accounts   77

Summary Financial Statements

Summary Financial Statements

Responsibility for the Summary Financial Statements

The Government is responsible for the Summary Financial Statements.  The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with generally accepted accounting principles for the public sector, using the Government's best estimates and judgement when appropriate.  He uses information from the accounts of the General Revenue Fund, Crown corporations and other government organizations to prepare these statements.

The Provincial Auditor expresses an independent opinion on these statements.  Her report, which appears on the following page, provides the scope of her audit and states her opinion.

Treasury Board approves the Summary Financial Statements.  The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Ken Krawetz

Ken Krawetz
Deputy Premier
Minister of Finance

/s/ Clare Isman

Clare Isman
Deputy Minister of Finance

/s/ Terry Paton

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2012

 Government of Saskatchewan – 2011-12 Public Accounts   81

Summary Financial Statements

Independent Auditor’s Report

To the Members of the Legislative Assembly of Saskatchewan

I have audited the accompanying financial statements of the Government of Saskatchewan, which comprise the summary statement of financial position as at March 31, 2012, and the summary statements of operations, accumulated surplus, change in net debt, and cash flow for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian public sector accounting standards for Treasury Board’s approval, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Opinion

In my opinion, the financial statements present fairly, in all material respects, the financial position of the Government of Saskatchewan as at March 31, 2012, and the results of its operations, the changes in its net debt, and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

/s/ Bonnie Lysyk

Bonnie Lysyk, MBA, CA
Provincial Auditor

Regina, Saskatchewan
June 14, 2012

 Government of Saskatchewan – 2011-12 Public Accounts   83

Summary Financial Statements

Summary Statement of Financial Position
As at March 31, 2012
(thousands of dollars)

	2012	2011

Financial Assets
Cash and temporary investments (note 3)	2,228,622	3,111,646
Accounts receivable (schedule 1)	1,580,138	1,415,310
Inventories held for resale	2,933	2,046
Deferred charges	10,254	14,466
Loans receivable (schedule 2)	554,379	606,394
Investment in government business enterprises (schedule 3)	3,736,365	3,977,239
Other investments (schedule 4)	989,711	1,142,956
Total Financial Assets	9,102,402	10,270,057

Liabilities
Accounts payable and accrued liabilities (schedule 5)	2,065,962	2,215,925
Other liabilities (schedule 6)	312,403	391,816
Unearned revenue (schedule 7)	359,034	378,859
Public debt (note 4)(schedule 8)	4,584,786	4,885,776
Unamortized foreign exchange gain	6,371	5,231
Pension liabilities (note 5)(schedule 10)	6,317,047	6,175,795
Total Liabilities	13,645,603	14,053,402
Net Debt	(4,543,201)	(3,783,345)
Non-financial Assets
Prepaid expenses	49,137	46,783
Inventories held for consumption	159,942	152,263
Tangible capital assets (schedule 11)	6,951,474	6,545,414
Total Non-financial Assets	7,160,553	6,744,460
Accumulated Surplus	2,617,352	2,961,115

Contingencies (note 6)
Contractual obligations (note 7)

The accompanying notes and schedules are an integral part of these financial statements.

Government of Saskatchewan – 2011-12 Public Accounts   85

Summary Financial Statements

Summary Statement of Operations
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011

Revenue
Taxation	5,626,093	5,737,137
Non-renewable resources	2,821,957	2,527,799
Other own-source revenue	2,154,563	1,957,897
Transfers from the federal government	2,214,562	2,104,853
Total Revenue (schedule 12)	12,817,175	12,327,686
Expense
Agriculture	1,058,638	1,134,690
Community development	528,019	532,166
Debt charges (schedule 14)	682,385	709,275
Economic development	273,021	291,552
Education	2,959,902	2,997,736
Environment and natural resources	255,994	241,247
Health	4,891,671	4,676,530
Protection of persons and property	686,542	537,419
Social services and assistance	1,146,893	1,079,279
Transportation	536,859	505,754
Other	691,492	605,243
Total Expense (schedule 13)	13,711,416	13,310,891
Deficit from government service organizations	(894,241)	(983,205)
Income from government business enterprises (schedule 3)	789,278	969,913
Deficit (schedule 15)	(104,963)	(13,292)
The accompanying notes and schedules are an integral part of these financial statements.

86 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Summary Statement of Accumulated Surplus
For the Year Ended March 31, 2012
(thousands of dollars)

	2012		2011
	Estimated	Actual	Actual

Accumulated surplus, beginning of year	2,961,115	2,961,115	2,835,765
Adjustment to accumulated surplus (note 12)	-	47,027	-
(Deficit) surplus	54,300	(104,963)	(13,292)
Other comprehensive (loss) income (schedule 3)	-	(285,827)	138,642
Accumulated Surplus, End of Year	3,015,415	2,617,352	2,961,115

Summary Statement of Change in Net Debt
For the Year Ended March 31, 2012
(thousands of dollars)

	2012		2011
	Estimated	Actual	Actual

(Deficit) Surplus	54,300	(104,963)	(13,292)
Tangible Capital Assets
Acquisitions (schedule 11)	(1,041,786)	(899,750)	(814,084)
Amortization (schedule 11)	476,788	471,399	450,715
Proceeds on disposal	-	21,485	29,863
Write-downs (schedule 11)	-	8,525	5,469
Net gain on disposal	-	(7,719)	(5,765)
Net Acquisition of Tangible Capital Assets	(564,998)	(406,060)	(333,802)
Other Non-financial Assets
Net acquisition of prepaid expenses	-	(2,354)	(5,360)
Net acquisition of inventories held for consumption	-	(7,679)	(9,967)
Net Acquisition of Other Non-financial Assets	-	(10,033)	(15,327)
Increase in net debt	(510,698)	(521,056)	(362,421)
Net debt, beginning of year	(3,783,345)	(3,783,345)	(3,559,566)
Adjustment to accumulated surplus (note 12)	-	47,027	-
Other comprehensive (loss) income (schedule 3)	-	(285,827)	138,642
Net Debt, End of Year	(4,294,043)	(4,543,201)	(3,783,345)

The accompanying notes and schedules are an integral part of these financial statements.

Government of Saskatchewan – 2011-12 Public Accounts   87

Summary Financial Statements

Summary Statement of Cash Flow
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011

Operating Activities
Deficit	(104,963)	(13,292)
Non-cash items included in the deficit
Income from government business enterprises (schedule 3)	(789,278)	(969,913)
Other non-cash items included in the deficit (schedule 16)	296,113	305,531
Net change in non-cash operating activities (schedule16)	(200,072)	269,831
Dividends received from government business enterprises (schedule 3)	784,352	688,419
Dividends received from other investments	-	2,732
Cash (Used for) Provided by Operating Activities	(13,848)	283,308

Capital Activities
Acquisition of tangible capital assets (schedule 11)	(899,750)	(814,084)
Proceeds on disposal of tangible capital assets	21,485	29,863
Cash Used for Capital Activities	(878,265)	(784,221)

Investing Activities
Net decrease in loans receivable	58,167	217,142
Decrease in equity advances to government business enterprises	7,000	-
Acquisition of other investments	(1,082,898)	(970,998)
Disposition of other investments	1,238,199	802,339
Sinking fund contributions for general debt (schedule 9)	(52,546)	(60,045)
Sinking fund redemptions for general debt (schedule 9)	96,992	502,972
Cash Provided by Investing Activities	264,914	491,410

Financing Activities
Proceeds from public debt	180,100	221,537
Repayment of public debt	(356,512)	(715,679)
Net (decrease) increase in other liabilities	(79,413)	17,987
Cash Used for Financing Activities	(255,825)	(476,155)

Decrease in cash and temporary investments	(883,024)	(485,658)
Cash and temporary investments, beginning of year	3,111,646	3,597,304
Cash and Temporary Investments, End of Year	2,228,622	3,111,646

The accompanying notes and schedules are an integral part of these financial statements.

88 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements
As at March 31, 2012

1. Significant Accounting Policies

Basis of accounting

These Summary financial statements are prepared in accordance with Canadian public sector accounting standards.

Government reporting entity

The government reporting entity consists of organizations controlled by the Government.  These government entities are segregated into two classifications.  Entities that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity are classified as government business enterprises.  All other government entities are government service organizations.

A listing of the organizations included in the government reporting entity is provided in schedule 18.  Unless otherwise noted, the financial activities of all subsidiaries of these organizations have also been included.

Government partnerships

The Government has entered into various partnerships where there is a contractual arrangement between the Government and one or more partners outside the government reporting entity and where these partners share, on an equitable basis, the significant risks and benefits associated with operating the partnership.

Trust funds

Trust funds are administered but not controlled by the Government and, therefore, are excluded from the government reporting entity.

Method of consolidation

Government service organizations are consolidated after adjustment to a basis consistent with the accounting policies described in this note.  Significant inter-organization balances and transactions are eliminated.  Government service organizations in which a non-controlling interest exists are proportionately consolidated.

Government business enterprises are accounted for by the modified equity method.  Using this method, the Government’s investment in government business enterprises, which is initially recorded at cost, is adjusted annually to include the Government’s proportionate share of net earnings or losses and certain other net equity changes of the enterprise without adjustment to conform with the accounting policies described in this note.  With the exception of dividends declared by March 31, inter-organization balances and transactions are not eliminated.

Government partnerships are proportionately consolidated after adjustment to a basis consistent with the accounting policies described in this note and are disclosed in note 8.  Significant inter-organization balances and transactions are eliminated.

Financial results of government organizations with fiscal year-ends other than March 31 are adjusted for transactions having a significant impact on these financial statements.

Specific accounting policies

Financial assets

Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary investments are recorded at the lower of cost or market.

Inventories held for resale are valued at the lower of cost and net realizable value.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of debt and related derivative instruments.  They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Government of Saskatchewan – 2011-12 Public Accounts   89

Summary Financial Statements

Notes to the Summary Financial Statements

1. Significant Accounting Policies (continued)

Loans receivable are initially recorded at cost.  Where there has been a loss in value that is other than a temporary decline, the loan is written down to recognize the loss.  Interest is recognized on the accrual basis; when collection is uncertain, it is recorded on the cash basis.

Other investments are accounted for by various methods as described below and are written down to their market value when there is evidence of a permanent decline in value.

Equities are investments in shares of private or public companies.  Investments that are subject to significant influence but in which the Government has less than a controlling interest are accounted for by the modified equity method.  Using this method, the Government’s investment, which is initially recorded at cost, is adjusted annually for the Government’s share of the investees’ net earnings or losses and is reduced by dividends and partnership distributions received from these investments.  Investments that are not subject to significant influence are recorded at cost; dividends from these shares are recorded as income when receivable.

Pooled investment funds are recorded at market value.

All other investments are recorded at amortized cost.

Liabilities

Liabilities are present obligations to individuals and organizations outside the government reporting entity as a result of transactions and events occurring prior to year-end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement.  They consist of obligations to provide retirement benefits to employees, to repay borrowings, to provide authorized transfers where eligibility criteria are met, to pay for goods and services acquired prior to year-end and to deliver goods or services in the future where payment has been received.  Liabilities include contingencies when it is likely that a liability exists and the amount can be reasonably estimated.

Unearned revenue includes externally restricted funding from the federal government and other organizations and individuals.

Public debt is recorded at par, and is comprised of:

•	general debt, which is debt issued by government service organizations and includes issued amounts subsequently transferred to government business enterprises; and
•	government business enterprise specific debt, which is debt issued by, or specifically on behalf of, government business enterprises.

On the Statement of Financial Position public debt includes only general debt.  Government business enterprise specific debt is listed separately on schedule 8.

Certain debenture issues require contributions to a sinking fund.  These obligations are recorded at principal less sinking fund balances where applicable.  Premiums and discounts on long-term investments within these sinking funds are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Premiums, discounts and issue costs are recorded as deferred charges.

Unamortized foreign exchange gain or loss includes unrealized foreign exchange gains and losses resulting from the conversion of debentures due and sinking funds held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31.  Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue. Realized foreign exchange gains and losses are included in the surplus or deficit.

Pension liabilities are calculated using the projected benefit method prorated on services, except as otherwise disclosed in note 5.  Pension fund assets are valued at market-related values.  Changes in the pension liabilities that result from estimation adjustments due to experience gains and losses and changes in actuarial assumptions are amortized on a straight-line basis over the expected average remaining service life of the related employee group.  Gains or losses resulting from plan amendments are recognized in the period of the plan amendment.

Guaranteed debt includes guarantees of the Government made through specific agreements or legislation to pay all or part of the principal or interest on a debt obligation in the event of default by the borrower.  Loss provisions on guaranteed debt are recorded as a liability and an expense when it is likely that a loss will occur.  The amount of the loss provision represents the Government’s best estimate of future payments net of recoveries.

90 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

1. Significant Accounting Policies (continued)

Non-financial assets

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed and are not for sale in the normal course of operations.

Inventories held for consumption are recorded at cost and are expensed as they are consumed.

Tangible capital assets are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment of the asset.  Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Revenue

Revenues are recorded on the accrual basis.  For corporate and individual income taxes, cash received from the federal government is used as the basis for estimating the tax revenue.  Government transfers are recognized as revenue in the period during which the transfer is authorized and eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis.  Government transfers are recognized as expenses in the period during which the transfer is authorized and eligibility criteria are met.

2. Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized or disclosed in financial statements is known as measurement uncertainty.  Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount.

Measurement uncertainty, disclosed in aggregate for government service organizations and government business enterprises, that may be material to these financial statements exists:

•
in pension obligations of $6,846.2 million (2011 - $6,094.7 million), insurance claim obligations of $2,737.4 million (2011 - $2,720.9 million) and environmental obligations of $258.1 million (2011 - $307.2 million) because actual experience may differ significantly from actuarial or historical estimations and assumptions;

•	in corporate and individual income taxation revenue of $2,691.2 million (2011 - $2,951.1 million) because final tax assessments may differ from initial estimates on which cash payments are based;
•	in oil and natural gas non-renewable resource revenue of $1,558.2 million (2011 - $1,303.8 million) because of price and production sensitivities in the royalty revenue structures;
•
in resource surcharge non-renewable resource revenue of $452.8 million (2011 - $360.8 million) because the final valuation of resource sales may differ from initial estimates on which installments are based;

•	in potash non-renewable resource revenue of $438.4 million (2011 - $262.5 million) because actual operating profits may differ from initial estimates;
•
in the Canada Health Transfer and Canada Social Transfer revenue of $1,199.2 million (2011 - $1,138.0 million) because of changes in economic and demographic conditions in the Province and the country;

•	in unbilled utility revenue of $111.0 million (2011 - $128.4 million) because actual usage may differ from estimated usage; and
•	in agricultural income stability programs expense of $132.1 million (2011 - $176.2 million) because actual program uptake may differ from initial estimates which are based on farm income forecasts.

While best estimates are used for reporting items subject to measurement uncertainty, it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized or disclosed.

Government of Saskatchewan – 2011-12 Public Accounts   91

Summary Financial Statements

Notes to the Summary Financial Statements

3. Cash and Temporary Investments

Temporary investments are $1,069.3 million (2011 - $1,800.1 million) and mature in less than one year.  Due to the short-term nature of these investments, market value approximates cost.  Cash and temporary investments includes $119.6 million (2011 - $76.2 million) restricted as a result of agreements with external parties.

4. Risk Management of Public Debt

The Government borrows funds in both domestic and foreign capital markets by issuing Government of Saskatchewan securities.  As a result, the Government is exposed to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, the Government maintains a preference for fixed rate Canadian dollar denominated debt.  Where market conditions dictate that other forms of debt are more attractive, the Government seeks opportunities to use derivative financial instruments to reduce these risks.  A derivative financial instrument is a contract, the value of which is based on the value of another asset or index.

Interest rate risk is the risk that the Government’s debt charges will increase due to changes in interest rates.  This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest.

Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds.  The Government seeks opportunities to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. The Government has interest rate swaps on a notional value of debt of $76.0 million (2011 - $77.7 million).  At March 31, 2012, 83.0 per cent (2011 - 90.3 per cent) of the Government’s gross debt effectively carried a rate of interest that was fixed for greater than a one-year period.

Public debt includes floating rate debt of $1,872.7 million (2011 - $1,040.6 million).  A one percentage point increase in interest rates would have increased the deficit by $18.7 million.

Foreign exchange rate risk is the risk that the Government’s debt charges will increase due to a decline in the value of the Canadian dollar relative to other currencies.  This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars.  Where debt has been issued in foreign currencies, the Government seeks opportunities to effectively convert it into Canadian dollar debt through the use of cross currency swaps.  At March 31, 2012, 97.5 per cent (2011 - 97.4 per cent) of the Government’s gross debt is effectively denominated in Canadian dollars.  A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2012 level would have an insignificant effect on debt and debt servicing costs.

The following foreign denominated items have been hedged to Canadian dollars using cross currency swaps:

•	debentures totalling 1,225.0 million U.S. dollars (2011 - 1,225.0 million) fully hedged to $1,619.3 million Canadian (2011 - $1,619.3 million);
•	debentures totalling 300.0 million Swiss francs (2011 - 300.0 million) fully hedged to $274.7 million Canadian (2011 - $274.7 million); and
•	interest payments on debentures of 275.0 million U.S. dollars (2011 - 275.0 million) hedged to Canadian dollars at an exchange rate of 1.2325 (2011 - 1.2325).

In total, the Government has cross currency swaps on a notional value of debt of $2,507.5 million (2011 - $2,507.5 million).  The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract.  This risk is managed by dealing only with counterparties that have good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis.  At March 31, 2012, 100 per cent (2011 - 100 per cent) of the Government’s counterparties held a Standard and Poor’s credit rating of A or better.

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term.  This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

92 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

5. Employee Future Benefits

Pension plans

The Government sponsors several defined benefit and defined contribution pension plans.  The Government also participates in a joint defined benefit pension plan.

Defined benefit plans provide benefits based on length of service and pensionable earnings.  A typical defined benefit plan provides pensions equal to 2.0 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years.  Members contribute a percentage of salary, which may vary based on age, to their plan.  Pensions and contribution rates are integrated with the Canada Pension Plan.

Actuarial valuations are performed at least triennially.  An actuary extrapolates these valuations when a valuation is not done in the current fiscal year.  Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality.  These assumptions reflect estimates of expected long-term rates and short-term forecasts.  Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services.  Pension fund assets are valued at market related values based on the actual market values averaged over a four-year period.  In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

Joint defined benefit plans are governed by a formal agreement between the joint sponsors (i.e., employer and plan members), which establishes that the joint sponsors have shared control over the plan.  Funding contributions are shared mutually between the employer and plan members.  The sponsors share, on an equitable basis, the significant risks of each plan.  Accordingly, the Government accounts for only its portion of the plan.  Plan assets and surpluses are restricted for member benefits or certain other purposes set out in the agreement.  Plan benefits are determined on the same basis as defined benefit plans.

The accrued benefit obligation is determined using the projected accrued benefit actuarial cost method.  Pension fund assets are valued at market related values by averaging the difference between the net investment income on a market value basis and the expected investment income determined by the actuary, over a five-year period.

Defined contribution plans provide pensions based on accumulated contributions and investment earnings.  Employees contribute a percentage of salary.  The Government provides contributions at specified rates for employee current service.

Pension fund assets of government sponsored defined benefit and defined contribution plans are invested in fixed income securities, equities, real estate and short-term monetary items.  The investment in Government of Saskatchewan securities is insignificant for all plans.

Government service organizations

a) Defined benefit plans and joint defined benefit plan

The two main defined benefit plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP).  Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan (STC), Anti-TB League Employees Superannuation Plan (ATB), Pension Plan for the Non-Teaching Employees of the Saskatoon School Division No. 13 (PPNTE), and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation.  Defined benefits are also payable to members of the former Members of the Legislative Assembly Superannuation Fund (MLA).

The Government is required to match member current service contributions for all plans except the PSSP, Judges and PPNTE.  Funding contributions are required for the PPNTE.  Separate pension funds are maintained for all plans except the PSSP and the MLA, for which member contributions are received and pension obligations are paid directly by the Government.

The Government also participates in the Saskatchewan Healthcare Employees’ Pension Plan (SHEPP), a joint defined benefit plan for employees of the Regional Health Authorities.  The Government contributes to the plan at the ratio of 1.12 to 1 of employee contributions.  Any actuarially determined deficiency is the responsibility of participating employers and employees in the ratio of 1.12 to 1.  The Government’s participating employer contributions for the SHEPP represents approximately 90 per cent of the total employer contributions to the plan.

Government of Saskatchewan – 2011-12 Public Accounts   93

Summary Financial Statements

Notes to the Summary Financial Statements

5. Employee Future Benefits (continued)

Information on the defined benefit plans and the joint defined benefit plan of government service organizations is as follows:
	2012							2011
	TSP	PSSP		Others		SHEPP	Total	Total

Plan status	closed	closed		closed1		open	n/a	n/a
Member contribution rate (percentage of salary)	7.85	7.00-9.00	2	4.40-9.00	2	7.70-10.00	n/a	n/a
Number of active members	1,211	447		945		34,269	36,872	36,991
Average age of active members (years)	58.0	58.0		47.6		45.2	45.8	46.0
Number of former members entitled to deferred
pension benefits	4,410	88		146		1,559	6,203	6,315
Number of superannuates and surviving spouses	11,407	5,718		2,463		11,907	31,495	30,591
Actuarial valuation date	June 30/11	Dec. 31/11		Various		Dec. 31/10	n/a	n/a
Long-term assumptions used
Rate of compensation increase (percentage)	3.50	3.50		3.50-4.00		3.50	n/a	n/a
Expected rate of return on plan assets (percentage)	5.00	n/a		5.50-6.00		7.25	n/a	n/a
Discount rate (percentage)	3.50	3.60		3.30-6.00		7.25	n/a	n/a
Inflation rate (percentage)	2.50	2.50		2.50-3.00		2.50	n/a	n/a
Expected average remaining service life (years)	3.5	0.3		0.9-13.0		11.4	n/a	n/a
Post-retirement index (percentage of annual
increase in Consumer Price Index)	80	70		70-75		Ad hoc	n/a	n/a

1	Judges and PPNTE are open to new membership; all other plans are closed.
2	Contribution rate varies based on age upon joining the plan.

b) Defined contribution plans

The two main multi-employer defined contribution plans sponsored by the Government are the Public Employees Pension Plan (PEPP) and the Capital Pension Plan (Capital).  The Government provides contributions to the plans at specified rates for employee current service.  The Government also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation, the Municipal Employees’ Pension Plan (MEPP) and the Regina Civic Employees’ Superannuation and Benefit Plan (RCESP).  The Government has fully funded its share of contributions to the defined contribution plans.

Information on the defined contribution plans of government service organizations is as follows:
	2012								2011
	Government Sponsored
	PEPP		Capital		STRP 1	MEPP 2	RCESP 3	Total	Total

Plan status	open		open		open	open	open	n/a	n/a
Member contribution rate (percentage of salary)	5.00-9.00	4	5.00-7.50	4	7.80-10.00	7.40	8.42-13.96	n/a	n/a
Government contribution rate (percentage of salary)	5.00-9.00	4	5.50-8.00	4	7.00-9.00	7.40	8.42-13.96	n/a	n/a
Government service organization participation
Number of active members	15,638		733		14,028	9,575	2,158	42,132	41,016
Member contributions (thousands of dollars)	69,445		2,776		63,373	17,922	12,275	165,791	155,479
Government contributions (thousands of dollars)	72,499		3,509		67,483	17,922	12,491	173,904	163,187

1
Teachers employed by Boards of Education after July 1, 1980 participate in the STRP, a contributory defined benefit pension plan.  The Government contributes an amount which is set through provincial negotiations.

2
Certain employees of Boards of Education and Regional Colleges participate in the MEPP, a multi-employer defined benefit plan.  All costs, including costs of any actuarially determined deficiency, are equally shared by the employees and employers.  At December 31, 2011, audited financial statements for the MEPP reported an accrued benefit obligation of $1,599.7 million (2010 - $1,353.3 million) and pension fund assets at market value of $1,366.9 million (2010 - $1,371.5 million).

3
Certain employees of a Regional Health Authority and a Board of Education participate in the RCESP, a multi-employer defined benefit plan.  All costs, including costs of any actuarially determined deficiency, are equally shared by the employees and employers.  At December 31, 2011, audited financial statements for the RCESP reported an accrued benefit obligation of $1,182.5 million (2010 - $1,084.7 million) and pension fund assets at market value of $889.5 million (2010 - $875.7 million).

4	Contribution rate varies based on employee group.

94 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

5. Employee Future Benefits (continued)

c) Pension expense

Pension expense for government service organizations is primarily allocated to education expense, health expense and other expense.  Pension interest expense is included in debt charges.  The total pension expense of government service organizations includes the following:
(thousands of dollars)	2012	2011

Defined benefit plans
Current period benefit cost	43,600	53,445
Amortization of estimation adjustments	91,347	143,047
Employee contributions	(9,804)	(12,899)
Cost of financing unfunded pension obligation (pension interest expense)	262,270	277,991
Pension expense, defined benefit plans	387,413	461,584
Other plans
Pension expense, joint defined benefit plan	161,026	168,671
Pension expense, defined contribution plans	173,904	163,187
Total Pension Expense	722,343	793,442

Government business enterprises

a) Defined benefit plans

There are additional employee pension plans of government business enterprises which are accounted for in the investment in government business enterprises.  The two main defined benefit plans of government business enterprises are the Power Corporation Superannuation Plan (SaskPower) and the Saskatchewan Telecommunications Pension Plan (SaskTel).  Other plans include the Saskatchewan Government Insurance Superannuation Plan, the Liquor Board Superannuation Plan, and the Pension Plan for the Employees of the Saskatchewan Workers’ Compensation Board (WCB).

The Government contributes the amount necessary to fund the payment of pension benefits.

Information on the defined benefit plans of government business enterprises is as follows:
	2012				2011
	SaskPower	SaskTel	Others	Total	Total

Plan status	closed	closed	closed	n/a	n/a
Number of active members	208	90	32	330	452
Number of former members, superannuates and surviving spouses	1,820	2,059	446	4,325	4,275
Member contributions (thousands of dollars)	378	198	84	660	1,391
Government contributions (thousands of dollars)	27,216	15,989	4,546	47,751	47,155
Benefits paid (thousands of dollars)	54,828	66,408	9,055	130,291	124,036
Actuarial valuation date	Sept. 30/11	Dec.31/10	Various	n/a	n/a
Long-term assumptions used
Rate of compensation increase (percentage)	3.50	3.00	2.50-3.50	n/a	n/a
Expected rate of return on plan assets (percentage)	6.75	6.75	4.25-6.00	n/a	n/a
Discount rate (percentage)	4.25	4.30	4.20-4.30	n/a	n/a
Inflation rate (percentage)	2.50	2.50	2.25-2.50	n/a	n/a
Post-retirement index (percentage of annual increase in
Consumer Price Index)	70	100	50-70	n/a	n/a

Government of Saskatchewan – 2011-12 Public Accounts   95

Summary Financial Statements

Notes to the Summary Financial Statements

5. Employee Future Benefits (continued)

Based on the latest actuarial valuations with extrapolations to December 31, 2011, the present value of accrued pension benefits and the market value of pension fund assets are shown in the table below:
(thousands of dollars)	2012				2011
	SaskPower	SaskTel	Others	Total 3	Total 3
					(note 12)

Accrued benefit obligation	988,379	1,130,310	135,626	2,254,315	2,096,338
Fair value of plan assets1	726,561	914,283	77,839	1,718,683	1,761,474
Plan deficit	261,818	216,027	57,787	535,632	334,864
Unamortized amounts2	-	-	(6,397)	(6,397)	(415,932)
Pension Liabilities (Assets)	261,818	216,027	51,390	529,235	(81,068)

1	At December 31, 2011, 32.2 per cent (2010 - 29.9 per cent) of pension plan assets were invested in fixed income securities and 51.8 per cent (2010 - 57.0 per cent) in equity investments.
2
Beginning in 2011-12, all plans except WCB recognize actuarial gains and losses arising from employee future benefit plans directly in other comprehensive income in the year of occurrence.  For WCB, amounts are amortized over the average remaining service life of active employees.

3	In 2011-12, government business enterprises adopted International Financial Reporting Standards. Comparative figures were prepared on the basis of Canadian generally accepted accounting principles and have not been restated.

b) Defined contribution plans

Information on the defined contribution plans of government business enterprises is as follows:
	2012			2011
	PEPP	Capital	Total	Total

Plan status	open	open	n/a	n/a
Member contribution rate (percentage of salary)1	4.00-7.25	4.00-5.50	n/a	n/a
Government contribution rate (percentage of salary)1	6.00-7.25	5.50-6.00	n/a	n/a
Government business enterprise participation
Number of active members	9,129	2,723	11,852	11,843
Government contributions (thousands of dollars)	41,678	8,053	49,731	47,335

1	Contribution rate varies based on employee group.

c) Pension expense

Pension expense and pension interest expense for government business enterprises are included in income from government business enterprises.  The pension income is $7.1 million (2011 - $55.0 million expense) for the defined benefit plans and $49.7 million expense (2011 - $47.3 million) for the defined contribution plans.  The total actuarial losses recognized in other comprehensive loss were $283.8 million.

Other employee future benefits

Government service organizations

Other employee future benefits of government service organizations include long-term disability benefit plans, a group life insurance plan providing waiver of premiums during disability and other benefits.  The benefit liability of $44.5 million (2011 - $56.4 million) is recorded in accounts payable and accrued liabilities, and the benefit expense of $15.2 million (2011 - $23.6 million) is recorded in education expense and health expense.

Government business enterprises

Other employee future benefits of government business enterprises include a defined benefit severance plan, a supplementary superannuation plan, two defined benefit service recognition plans, a defined benefit retiring allowance plan and a voluntary early retirement plan.  The accrued benefit liability is $106.9 million (2011 - $89.2 million) and the benefit expense is $13.6 million (2011 - $18.1 million).

96 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

6. Contingencies

Guaranteed debt

The Government has guaranteed the debt of others of $28.4 million (2011 - $29.1 million).

Significant guarantees include $15.8 million (2011 - $14.8 million) provided to lenders who make loans to breeder and feeder production associations under The Farm Financial Stability Act.  The Government guarantees the repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee.  Guarantees for each cattle association are limited to $6 million under the breeder option.  Guarantees for each bison and sheep association are limited to $6 million and $4 million respectively, under both the breeder and feeder options.  These guarantees are net of a recorded loss provision of $0.7 million (2011 - $0.1 million).

Lawsuits

The Government is involved in various legal actions, the outcome of which is not determinable.  Up to $425.2 million may be paid depending on the outcome of lawsuits in progress.  The lawsuits in progress include aboriginal land claims, claims for damages to persons and property, disputes of taxes and funding and various other legal actions.

7. Contractual Obligations

The Government has operating and capital lease obligations as follows:

(thousands of dollars)	Operating1	Capital 2

Future minimum lease payments
2012-13	161,043	130,561
2013-14	117,830	83,914
2014-15	60,488	82,751
2015-16	47,267	82,398
2016-17	28,147	82,408
Thereafter	31,143	1,092,691
	445,918	1,554,723
Interest and executory costs	-	(905,522)
Total Lease Obligations	445,918	649,201

1	Total operating lease obligations include $237.6 million for government service organizations and $208.3 million for government business enterprises.
2	Total capital lease obligations include $43.3 million for government service organizations (schedule 6) and $605.9 million for government business enterprises.

The Government has significant other contractual obligations including:

•
forward purchase agreements of approximately $2,581.8 million for power over the next 22 years, $1,086.5 million for future minimum coal deliveries valued at current prices over the next 13 years and $341.3 million for natural gas over the next four years;

•	contracts for the construction and acquisition of tangible capital assets of $1,781.4 million over the next four years;
•	computer service agreements of $176.2 million over the next six years;
•	beverage container collection and recycling programs of $87.8 million over the next four years;
•	agreements to provide housing subsidies and transfers of $80.8 million over the next five years;
•	agreements to provide loss of income subsidies to previous purveyors of gaming services of $54.7 million over the next 16 years;
•	projects to expand innovation and enhance the competitive ability of the Saskatchewan economy of $31.4 million over the next four years;
•	research and development projects for agriculture technology and opportunities in the agri-food industry of $25.3 million over the next five years;
•	capital grant projects of $19.6 million over the next two years; and
•	other contractual obligations of $181.1 million over the next 14 years.

Government of Saskatchewan – 2011-12 Public Accounts   97

Summary Financial Statements

Notes to the Summary Financial Statements

8. Government Partnerships

The Government has entered into various contractual arrangements with parties outside the government reporting entity resulting in shared control of certain organizations.  The Government’s holdings in government partnerships include:

•	a 60 per cent interest in Apex Investment Limited Partnership, which invests in a variety of industries in the prairie region of Canada;
•	a 45.5 per cent interest in Saskatchewan Entrepreneurial Fund Joint Venture, which assists with the development and growth of small business in the Province;
•	a 33.3 per cent interest in Foragen Technologies Limited Partnership, a venture capital fund which provides seed capital to technology corporations; and
•	shared control of Prairie Diagnostic Services Inc., which provides veterinary diagnostic services to veterinary and livestock industries in the Province.

As a result of the ongoing receivership of Meadow Lake Pulp Limited Partnership (MLPLP), it no longer meets the definition of a government partnership and, accordingly, is no longer proportionately consolidated as a government partnership (note 11).

The Government’s pro-rata share of its government partnerships is as follows:
(thousands of dollars)	2012	2011

Financial assets	33,245	49,656
Liabilities	2,132	6,763
Net assets	31,113	42,893
Non-financial assets	534	551
Accumulated Surplus	31,647	43,444

Revenue	6,322	7,416
Expense	8,796	5,824
(Deficit) Surplus	(2,474)	1,592
Recovery of partnership interest	-	423
Accumulated partnership earnings, beginning of year	18,186	16,171
Adjustment for accounting change (note 11)	(15,860)	-
Accumulated partnership (losses) earnings, end of year	(148)	18,186
Equity advances from government organizations	31,795	25,258
Accumulated Surplus	31,647	43,444

98 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

9. Non-controlling Interest

Government service organizations controlled by the Government may also have ownership by individuals or organizations outside of the government reporting entity.  This outside ownership is a non-controlling interest.  The 49.2 per cent non-controlling interest of Prairie Ventures Limited Partnership, a subsidiary of CIC Asset Management Inc., amounts to $8.4 million (2011 - $6.7 million) in accumulated surplus, which has been excluded from these financial statements.

10. Trust Funds

Trust fund assets held and administered by the Government are as follows:
(thousands of dollars)	2012	2011

Pension plans	10,609,344	10,634,991
Employee benefit plans	300,709	250,623
Public Guardian and Trustee of Saskatchewan	163,730	158,830
Other	52,216	47,065
Total Trust Fund Assets1	11,125,999	11,091,509

1	Amounts are based on the latest financial statements of the funds closest to March 31, 2012, where available.

11. Accounting Change

As a result of the ongoing receivership of Meadow Lake Pulp Limited Partnership (MLPLP), it no longer meets the definition of a government partnership and is now fully consolidated in these financial statements.  Prior to 2011-12, MLPLP was proportionately consolidated as a government partnership based on the Government’s 50 per cent partnership interest; the remaining 50 per cent asset position was recorded in other investments.

At April 1, 2011, these financial statements were adjusted as follows:
(thousands of dollars)	Increase
(Decrease)
Financial assets
Cash	21,030
Accounts receivable	38
Other investments	(15,860)
Liabilities
Accounts payable and accrued liabilities	583
Other liabilities	4,625
Net debt	-

Government of Saskatchewan – 2011-12 Public Accounts   99

Summary Financial Statements

Notes to the Summary Financial Statements

12. Adjustment to Accumulated Surplus

As a result of government business enterprises’ adoption of International Financial Reporting Standards (IFRS), the Government’s investment in government business enterprises increased by $47.0 million during 2011-12 with a corresponding increase in the accumulated surplus.  Comparative figures have not been restated.

The adoption of IFRS by government business enterprises impacted their financial statements as shown below.  The net impact was an increase in their retained earnings of $280.1 million and a decrease in their accumulated other comprehensive income of $233.1 million.

Comparative figures presented on schedule 3 were prepared on the basis of Canadian generally accepted accounting principles (Canadian GAAP) and have not been restated.  The information below summarizes the impact of the IFRS adoption on the prior year financial statements of government business enterprises and is provided to allow for comparison to 2011-12:

(thousands of dollars)	2011
	Canadian	Adjustments
	GAAP	for IFRS	IFRS
	(schedule 3)
Assets
Cash and temporary investments	231,161	(2,091)	229,070
Accounts receivable	785,439	33,123	818,562
Inventories	436,871	(194)	436,677
Prepaid expenses	176,142	(4,017)	172,125
Long-term investments	3,492,865	37,360	3,530,225
Capital assets	6,858,468	658,685	7,517,153
Intangible assets	212,204	14,872	227,076
Sinking funds	416,050	-	416,050
Other assets	231,327	(146,461)	84,866
Total Assets	12,840,527	591,277	13,431,804
Liabilities
Accounts payable and accrued liabilities	724,318	(46,141)	678,177
Dividends payable to government organizations	98,303	-	98,303
Gross debt	4,500,406	(74,556)	4,425,850
Unearned revenue	638,249	25,921	664,170
Provision for insurance claims	2,354,324	(53,225)	2,301,099
Other liabilities	547,688	692,251	1,239,939
Total Liabilities	8,863,288	544,250	9,407,538
Net Assets	3,977,239	47,027	4,024,266

Revenue	6,578,996	1,559	6,580,555
Expense	5,643,613	(179,605)	5,464,008
Income before non-recurring items	935,383	181,164	1,116,547
Non-recurring items	34,530	1,094	35,624
Net Income	969,913	182,258	1,152,171
Retained earnings, beginning of year	2,386,989	145,243	2,532,232
Dividends to government organizations	(688,419)	-	(688,419)
Transfer from accumulated other comprehensive income (loss)	-	(47,400)	(47,400)
Retained earnings, end of year	2,668,483	280,101	2,948,584
Accumulated other comprehensive income (loss), beginning of year	88,778	(94,618)	(5,840)
Other comprehensive income (loss)	138,642	(185,856)	(47,214)
Transfer to retained earnings	-	47,400	47,400
Accumulated other comprehensive income (loss), end of year	227,420	(233,074)	(5,654)
Equity advances from government organizations	1,081,336	-	1,081,336
Net Assets	3,977,239	47,027	4,024,266

100 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Notes to the Summary Financial Statements

12. Adjustment to Accumulated Surplus (continued)

In addition, comparative figures in note 5 for government business enterprises’ defined benefit plans and other employee future benefits are disclosed on the basis of Canadian GAAP and have not been restated.  The information below is provided to allow for comparison to 2011-12:

Defined benefit plans

(thousands of dollars)	2011
	Canadian	Adjustments
	GAAP	for IFRS	IFRS
	(note 5)

Accrued benefit obligation	2,096,338	(27,377)	2,068,961
Fair value of plan assets	1,761,474	12,079	1,773,553
Plan deficit	334,864	(39,456)	295,408
Unamortized amounts	(415,932)	412,970	(2,962)
Pension (Assets) Liabilities	(81,068)	373,514	292,446

Pension expense	54,957	(42,383)	12,574
Other comprehensive loss (actuarial losses)	-	47,400	47,400

Other employee future benefits
(thousands of dollars)	2011
	Canadian	Adjustments
	GAAP	for IFRS	IFRS
	(note 5)

Accrued benefit liability	89,151	19,193	108,344
Benefit expense	18,051	(5,325)	12,726

13. Comparative Figures

Certain 2011 comparative figures have been reclassified to conform with the current year’s presentation.

Government of Saskatchewan – 2011-12 Public Accounts   101

Summary Financial Statements

Accounts Receivable		Schedule 1
As at March 31, 2012
(thousands of dollars)

	2012	2011

Taxation	409,982	388,868
Non-renewable resources	225,156	210,545
Other own-source revenue	595,421	505,971
Transfers from the federal government	453,399	415,021
	1,683,958	1,520,405
Provision for loss	(103,820)	(105,095)
Total Accounts Receivable	1,580,138	1,415,310

Loans Receivable		Schedule 2
As at March 31, 2012
(thousands of dollars)

	2012	2011

Government business enterprises	429,798	480,414
Student loans	134,613	129,929
Agricultural loans	40,478	53,218
Other	25,461	24,956
	630,350	688,517
Provision for loss	(75,971)	(82,123)
Total Loans Receivable	554,379	606,394

Government Business Enterprises

Loans to government business enterprises are presented net of government business enterprise specific debt of $3.9 billion (2011 - $3.4 billion).

SaskEnergy Incorporated (SaskEnergy)

The Government has $310.0 million (2011 - $380.0 million) in loans receivable from SaskEnergy.  Of this, $170.0 million (2011 - $170.0 million) is repayable over terms not exceeding 29 years and bears interest at rates between 4.5 and 4.9 per cent (2011 - 4.5 and 4.9 per cent).  The remaining $140.0 million (2011 - $210.0 million) is repayable on demand at a floating rate of interest.  The loans are recorded net of $5.8 million (2011 - $3.6 million) for SaskEnergy’s equity in sinking funds administered by the Government.

Saskatchewan Power Corporation (SaskPower)

The Government has $100.0 million (2011 - $100.0 million) in loans receivable from SaskPower repayable over 29 years and bearing interest at 4.8 per cent (2011 - 4.8 per cent).  The loans are recorded net of $3.4 million (2011 - $2.2 million) for SaskPower’s equity in sinking funds administered by the Government.

102 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Loans Receivable (continued)	Schedule 2

Government Business Enterprises (continued)

Other government business enterprise loans

The Government has $29.0 million (2011 - $6.2 million) in loans receivable from other government business enterprises.  The loans are repayable on demand at a floating rate of interest.

Student Loans

The program operates under the authority of The Student Assistance and Student Aid Fund Act, 1985.  Loans are interest free until the discontinuance of full-time studies or graduation.  Interest rates are prescribed by the Government and range between 3.0 and 9.5 per cent (2011 - 3.0 and 9.3 per cent).  Student bursaries, study grants and other varieties of loan forgiveness are available to students who meet specific criteria.

The administration and delivery of the federal and provincial student loans programs is integrated.  The Government approves applications for both provincial and federal loans.  External agencies are contracted to disburse, administer and collect loans, and the federal government is responsible for collection of loans in default.

Student loans approved between August 1996 and July 2001 are lender financed, disbursed, managed and collected by a bank.  The Government retained responsibility for loan approval during this period and pays a risk premium of 5.0 per cent to the bank when loans become repayable.

A loss provision of $64.3 million (2011 - $62.2 million) has been recorded on these loans.

Agricultural Loans

Short-term cattle loan program

The Government holds $28.3 million (2011 - $32.1 million) in loans under the short-term cattle loan program.  These loans are repayable over terms not exceeding four years at a floating rate of interest between 1.1 and 1.2 per cent (2011 - 0.4 and 1.2 per cent).  The loans are secured by general security agreements.  The program operates under The Agricultural Credit Corporation of Saskatchewan Act.  A loss provision of $5.1 million (2011 - $5.1 million) has been recorded on these loans.

Capital loan program

The Government holds $7.8 million (2011 - $10.4 million) in loans under the capital loan program.  These loans are repayable over terms not exceeding 25 years and bear interest at rates between 5.0 and 8.0 per cent (2011 - 5.0 and 8.0 per cent).  Security on individual loans varies and may include mortgages on real property, security agreements and guarantees.  The program operates under The Agricultural Credit Corporation of Saskatchewan Act.  A loss provision of $1.1 million (2011 - $1.5 million) has been recorded on these loans.

Short-term hog loan program

The Government holds $3.3 million (2011 - $8.7 million) in loans under the short-term hog loan program.  These loans are repayable over terms not exceeding five years at a floating rate of interest between 1.5 and 1.6 per cent (2011 - 0.3 and 1.1 per cent).  The loans are secured by general security agreements.  The program operates under The Farm Financial Stability Act.  A loss provision of $1.2 million (2011 - $6.5 million) has been recorded on these loans.

Other agricultural loans

The Government holds $1.1 million (2011 - $2.0 million) in loans under various other agricultural loan programs.  The interest on these loans ranges from 0.0 to 12.0 per cent (2011 - 0.0 to 12.0 per cent).  Generally, the loans are secured by promissory notes and, where applicable, by guarantees or general security arrangements.  A loss provision of $.5 million (2011 - $1.0 million) has been recorded on these loans.

Other

The Government’s loan portfolio also consists of numerous other loans at various interest rates with maturities not exceeding 17 years.  Security on the loans may include promissory notes or charges against residential property.  A loss provision of $3.8 million (2011 - $5.8 million) has been recorded on these loans.

Government of Saskatchewan – 2011-12 Public Accounts   103

Summary Financial Statements

Investment in Government Business Enterprises
As at March 31, 2012
(thousands of dollars)

	SaskEnergy	SaskPower	SaskTel	SGI

Assets
Cash and temporary investments	21,080	(5,947)	7,998	39,365
Accounts receivable	102,078	235,870	109,920	145,250
Inventories	224,517	154,363	8,774	-
Prepaid expenses	-	15,506	18,310	128,185
Long-term investments	-	78,182	3,464	632,332
Capital assets	1,395,046	5,386,792	1,232,019	32,087
Intangible assets	30,076	51,890	168,875	481
Sinking funds (schedule 8)	73,157	352,999	78,444	-
Other assets	78,008	6,084	5,863	4,148
Total Assets3	1,923,962	6,275,739	1,633,667	981,848
Liabilities
Accounts payable and accrued liabilities	100,265	370,068	132,133	58,550
Dividends payable to government organizations	9,284	-	44,834	-
Gross debt (schedule 8)	1,028,075	2,958,103	537,972	-
Unearned revenue	40,983	17,797	108,976	268,458
Provision for insurance claims	-	-	-	374,059
Other liabilities	129,271	1,066,528	237,870	27,071
Total Liabilities3	1,307,878	4,412,496	1,061,785	728,138
Net Assets (Debt)	616,084	1,863,243	571,882	253,710
Revenue
Operating	889,965	1,898,591	1,130,856	449,064
Investment income	-	11,100	1,759	9,488
Total Revenue3	889,965	1,909,691	1,132,615	458,552
Expense
Operating	823,362	1,474,936	997,521	167,393
Insurance claims	-	-	-	290,640
Debt charges4	32,501	186,742	11,905	-
Total Expense3	855,863	1,661,678	1,009,426	458,033
Income (loss) before non-recurring items	34,102	248,013	123,189	519
Non-recurring items	(8,576)	-	30,802	-
Net Income (Loss)	25,526	248,013	153,991	519
Retained earnings (deficit), beginning of year5	393,973	1,132,126	577,319	131,315
Adjustment to retained earnings (deficit) (note 12)	163,947	(33,624)	(134,938)	46,814
Dividends to government organizations	(39,150)	-	(138,592)	-
Transfer from accumulated other comprehensive income (loss)	-	(142,974)	(135,898)	(4,938)
Retained earnings (deficit), end of year	544,296	1,203,541	321,882	173,710
Accumulated other comprehensive income (loss), beginning of year5	(3,504)	(525)	-	27,002
Adjustment to accumulated other comprehensive income (loss) (note 12)	3,523	-	-	(27,002)
Other comprehensive income (loss)6	238	(142,740)	(135,898)	(4,938)
Transfer to retained earnings (deficit)	-	142,974	135,898	4,938
Accumulated other comprehensive income (loss), end of year	257	(291)	-	-
Equity advances from government organizations	71,531	659,993	250,000	80,000
Net Assets (Debt)	616,084	1,863,243	571,882	253,710

1	Net assets are restricted as disclosed on page 106.
2	Adjustments include:
•	significant intervening period transactions; and
•	eliminating unrealized gains and losses on transactions with government organizations.
3
Total assets includes $636.3 million (2011 - $527.4 million - restated) due from or invested in government organizations; total liabilities includes $4,651.5 million (2011 - $4,409.8 million) in gross debt owing to government organizations and $349.2 million (2011 - $249.5 million - restated) in accounts payable or services due from government organizations; total revenue includes $231.6 million (2011 - $262.4 million - restated) from government organizations; and total expense includes $486.4 million (2011 - $485.6 million - restated) paid and owing to government organizations.

4	Debt charges is reported net of sinking fund earnings. Interest in the amount of $196.0 million (2011 - $209.0 million - restated) was paid and owing to government organizations.
5
Retained earnings (deficit), beginning of year and accumulated other comprehensive income (loss), beginning of year are reported on the basis of Canadian generally accepted accounting principles (note 12).

6
Other comprehensive income (loss) for the current year consists primarily of benefit plan actuarial losses of $283.8 million.  Prior year other comprehensive income, reported on the basis of Canadian generally accepted accounting principles (note 12), consists of $219.6 million net unrealized gains less $81.0 million net realized gains recognized in net income.

104 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

							Schedule 3

Auto Fund1	WCB1	SLGA	SGC	MFC	Adjustments2	2012	2011
							(note 12)

34,066	46,430	43,073	13,221	-	(89,484)	109,802	231,161
174,712	23,685	62,515	290	2,146	-	856,466	785,439
3,459	-	27,184	300	-	-	418,597	436,871
47,673	449	828	435	-	-	211,386	176,142
1,399,887	1,378,246	-	-	141,087	-	3,633,198	3,492,865
41,883	13,198	29,307	68,754	-	17,564	8,216,650	6,858,468
9,683	32,312	4,954	-	-	-	298,271	212,204
-	-	-	-	2,084	-	506,684	416,050
-	3,179	-	-	-	-	97,282	231,327
1,711,363	1,497,499	167,861	83,000	145,317	(71,920)	14,348,336	12,840,527

59,702	27,309	25,591	15,923	1,134	-	790,675	724,318
-	-	95,813	5,366	-	30,516	185,813	98,303
-	-	-	13,407	126,191	-	4,663,748	4,500,406
337,389	-	-	-	-	(48,913)	724,690	638,249
1,170,687	1,013,946	-	-	-	-	2,558,692	2,354,324
-	166,091	54,094	7,428	-	-	1,688,353	547,688
1,567,778	1,207,346	175,498	42,124	127,325	(18,397)	10,611,971	8,863,288
143,585	290,153	(7,637)	40,876	17,992	(53,523)	3,736,365	3,977,239

760,370	281,983	1,040,264	134,582	-	48,657	6,634,332	6,384,788
51,668	(33,510)	-	-	5,257	-	45,762	194,208
812,038	248,473	1,040,264	134,582	5,257	48,657	6,680,094	6,578,996

148,038	55,854	574,273	107,243	26	-	4,348,646	4,364,298
806,924	199,663	-	-	-	-	1,297,227	1,078,025
-	-	-	1,472	3,747	-	236,367	201,290
954,962	255,517	574,273	108,715	3,773	-	5,882,240	5,643,613
(142,924)	(7,044)	465,991	25,867	1,484	48,657	797,854	935,383
-	-	-	-	-	(30,802)	(8,576)	34,530
(142,924)	(7,044)	465,991	25,867	1,484	17,855	789,278	969,913
156,907	182,867	(5,148)	11,057	16,508	71,559	2,668,483	2,386,989
129,602	114,330	5,074	11,840	-	(22,944)	280,101	-
-	-	(465,917)	(20,693)	-	(120,000)	(784,352)	(688,419)
-	-	-	-	-	-	(283,810)	-
143,585	290,153	-	28,071	17,992	(53,530)	2,669,700	2,668,483
85,825	118,622	-	-	-	-	227,420	88,778
(85,825)	(118,622)	(5,148)	-	-	-	(233,074)	-
-	-	(2,489)	-	-	-	(285,827)	138,642
-	-	-	-	-	-	283,810	-
-	-	(7,637)	-	-	-	(7,671)	227,420
-	-	-	12,805	-	7	1,074,336	1,081,336
143,585	290,153	(7,637)	40,876	17,992	(53,523)	3,736,365	3,977,239

Government of Saskatchewan – 2011-12 Public Accounts   105

Summary Financial Statements

Investment in Government Business Enterprises (continued)	Schedule 3

The investment in government business enterprises is comprised of the Government’s equity in the entities listed below.  Beginning in 2011-12, the financial statements of these entities are prepared in accordance with International Financial Reporting Standards (note 12).  Comparative figures were prepared on the basis of Canadian generally accepted accounting principles and have not been restated.

SaskEnergy Incorporated (SaskEnergy)

SaskEnergy promotes, transports, stores and distributes natural gas in Saskatchewan.

Saskatchewan Power Corporation (SaskPower)

SaskPower generates, purchases, transmits, distributes and sells electricity and related products and services.

Saskatchewan Telecommunications Holding Corporation (SaskTel)

SaskTel markets and supplies a range of voice, data, internet, wireless, text, image, security and entertainment products, systems and services. Through interconnection agreements, SaskTel is part of the national and global communications network.

Saskatchewan Government Insurance (SGI) and Saskatchewan Auto Fund (Auto Fund)

SGI’s competitive general insurance business, SGI CANADA, offers a comprehensive line of home, tenant, farm, automobile extension and commercial coverages.

The Auto Fund, the provincial compulsory vehicle insurance program, is administered by SGI on behalf of the Government.  Any net assets of the Auto Fund are held on behalf of Saskatchewan’s motoring public and cannot be used for any other purpose.

Workers’ Compensation Board (Saskatchewan) (WCB)

WCB provides workers’ compensation insurance to Saskatchewan workers and employers.  Any net assets of the WCB cannot be used for any other purpose.

Liquor and Gaming Authority (SLGA)

SLGA’s mandate is to control the manufacturing and distribution of beverage alcohol throughout the Province, to oversee the licensing of all establishments selling alcohol in the Province and to maintain the integrity of all licensed gaming while ensuring maximum benefit to Saskatchewan charities.

To fulfill its mandate, SLGA operates retail liquor stores and video lottery terminals.  It also owns and manages all slot machines at Saskatchewan Indian Gaming Authority casinos.

Saskatchewan Gaming Corporation (SGC)

SGC manages and operates Casino Regina and Casino Moose Jaw.

Municipal Financing Corporation of Saskatchewan (MFC)

MFC assists municipalities in financing their capital requirements.

106 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Other Investments		Schedule 4
As at March 31, 2012
(thousands of dollars)

	2012	2011

Bonds and debentures	754,402	834,784
Pooled investment funds	92,086	96,185
Equities	71,578	75,262
Loans and advances	19,827	34,292
Other	51,818	102,433
Total Other Investments	989,711	1,142,956

Bonds and Debentures

Bonds and debentures held by the Government have a market value of $764.4 million (2011 - $835.7 million), and include securities of:

	2012	2011

Corporations (coupon interest range 1.7% to 12.5%; maturing in 1.0 to 39.8 years)	298,901	239,649
Governments of other provinces (coupon interest range 1.3% to 8.5%; maturing in 1.1 to 25.1 years)	281,348	435,676
Government of Canada (coupon interest range 0.5% to 5.0%; maturing in 1.5 to 25.2 years)	50,195	149,206
Government of Saskatchewan (coupon interest range 4.2% to 5.8%; maturing in 4.4 to 16.9 years)	3,192	4,657
Other (coupon interest range 3.0% to 12.1%; maturing in 1.5 to 44.3 years)	120,766	5,596
Total Bonds and Debentures	754,402	834,784

Pooled Investment Funds

Pooled investment funds represent the Government’s investment in units of various funds consisting primarily of debt and equities.

Equities

Equities include $60.1 million (2011 - $64.9 million) invested in shares of private companies and $11.5 million (2011 - $10.4 million) invested in Canadian and international equity markets for which the quoted market value is $12.4 million (2011 - $12.4 million).  Investments in equities are as follows:

	2012	2011

Equities subject to significant influence
Meadow Lake OSB Limited Partnership1	10,800	23,695
Other	15,417	16,766
Other	45,361	34,801
Total Equities	71,578	75,262

1
The Government, as a limited partner, holds a 25 per cent interest in Meadow Lake OSB Limited Partnership (MLOSB), an oriented strand board facility near Meadow Lake.  The Government had issued options to purchase its units of MLOSB.  These options expired, unexercised, in 2011.

Loans and Advances

Loans and advances include loan agreements between the Government and companies in which the Government holds shares.

Other

Other investments include various fixed rate securities having a market value of $52.3 million (2011 - $103.2 million).

Government of Saskatchewan – 2011-12 Public Accounts   107

Summary Financial Statements

Accounts Payable and Accrued Liabilities		Schedule 5
As at March 31, 2012
(thousands of dollars)

	2012	2011

Accrued salaries and benefits	537,326	594,461
Transfers
Operating1	499,868	464,437
Capital	32,155	51,153
Supplier payments	441,817	375,211
Equalization and Canada Health and Social Transfer repayable to the federal
government	227,530	251,191
Accrued interest	107,657	109,987
Other	219,609	369,485
Total Accounts Payable and Accrued Liabilities	2,065,962	2,215,925

1	Includes transfers to the federal government of $145.0 million (2011 - $119.6 million).

Other Liabilities		Schedule 6
As at March 31, 2012
(thousands of dollars)

	2012	2011

Environmental	95,867	161,816
Funds held on behalf of government business enterprises and others
Liquor and Gaming Authority	40,020	44,363
Other	55,087	54,005
Capital leases (note 7)	43,297	37,356
Other	78,132	94,276
Total Other Liabilities	312,403	391,816

Unearned Revenue		Schedule 7
As at March 31, 2012
(thousands of dollars)

	2012	2011

Housing contributions	113,747	139,637
Motor vehicle licensing fees	61,692	50,441
Education contributions	48,846	51,727
Water supply and infrastructure	40,887	45,097
Health contributions	37,776	39,773
Crown mineral leases	20,288	20,950
Other	35,798	31,234
Total Unearned Revenue	359,034	378,859

108 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Public Debt						Schedule 8
As at March 31, 2012
(thousands of dollars)

	2012			2011
		Government			Government
		Business			Business
		Enterprise			Enterprise
	General	Specific	Public	General	Specific	Public
	Debt1 2 3	Debt 2	Debt	Debt1 2 3	Debt 2	Debt

General Revenue Fund	3,807,590	-	3,807,590	4,135,226	-	4,135,226
Less amounts held by government
service organizations	(23,170)	-	(23,170)	(45,211)	-	(45,211)
Saskatchewan Power Corporation4	96,547	2,646,587	2,743,134	97,823	2,490,267	2,588,090
SaskEnergy Incorporated4	304,209	628,987	933,196	376,342	489,749	866,091
Saskatchewan Telecommunications Holding
Corporation4	14,200	507,827	522,027	-	369,928	369,928
Municipal Financing Corporation
of Saskatchewan4	14,842	120,807	135,649	6,249	97,330	103,579
Regional Health Authorities	81,690	-	81,690	81,227	-	81,227
Boards of Education	74,487	-	74,487	74,079	-	74,079
Saskatchewan Immigrant Investor Fund Inc.	71,738	-	71,738	17,297	-	17,297
Saskatchewan Water Corporation	54,067	-	54,067	49,151	-	49,151
Saskatchewan Opportunities Corporation	35,729	-	35,729	36,170	-	36,170
Saskatchewan Housing Corporation	35,037	-	35,037	38,745	-	38,745
Saskatchewan Gaming Corporation4	-	13,090	13,090	-	14,585	14,585
Information Services Corporation
of Saskatchewan	9,935	-	9,935	13,547	-	13,547
Other	7,885	-	7,885	5,131	-	5,131
Public Debt1 5	4,584,786	3,917,298	8,502,084	4,885,776	3,461,859	8,347,635

1	Public debt on the Statement of Financial Position includes only general debt.

2	General debt and government business enterprise specific debt are presented net of sinking funds.

3	General debt includes $73.5 million (2011 - $78.9 million) secured primarily by assets with a carrying value of $106.8 million (2011 - $113.7 million).

4
Public debt of government business enterprises includes both general debt and government business enterprise specific debt.  General debt of government business enterprises represents amounts transferred from the General Revenue Fund to government business enterprises and recorded as loans receivable (schedule 2).  Government business enterprise specific debt represents debt issued by, or specifically on behalf of, government business enterprises.

Schedule 3 provides information on government business enterprises as presented in their audited financial statements closest to March 31, 2012.  Public debt of government business enterprises shown above has been adjusted for transactions occurring from the audited financial statements to March 31, 2012 as follows:

	2012			2011
	Government
	Business
	Enterprise	Transactions	Public	Public
	Debt	to March 31	Debt	Debt b
	(schedule 3)a

Saskatchewan Power Corporation	2,605,104	138,030	2,743,134	2,588,090
SaskEnergy Incorporated	954,918	(21,722)	933,196	866,091
Saskatchewan Telecommunications Holding Corporation	459,528	62,499	522,027	369,928
Municipal Financing Corporation of Saskatchewan	124,107	11,542	135,649	103,579
Saskatchewan Gaming Corporation	13,407	(317)	13,090	14,585
Total Government Business Enterprises	4,157,064	190,032	4,347,096	3,942,273

a	Includes gross debt net of sinking funds reported on schedule 3.
b	Reported on the basis of Canadian generally accepted accounting principles (note 12).

Government of Saskatchewan – 2011-12 Public Accounts   109

Summary Financial Statements

Public Debt (continued)	Schedule 8

5	Included in public debt is U.S. dollar debt converted to $23.9 million Canadian (2011 - $37.2 million) at the exchange rate in effect at March 31, 2012 of 0.9991 (2011 - 0.9718).

Public debt is comprised of gross debt net of sinking funds as follows:
	2012
	Gross	Sinking	Public
	Debt a	Funds	Debt
		(schedule 9)

General Revenue Fund	5,906,884	(2,099,294)	3,807,590
Less amounts held by government service organizations	(23,170)	-	(23,170)
Saskatchewan Power Corporation	3,096,922	(353,788)	2,743,134
SaskEnergy Incorporated	1,005,999	(72,803)	933,196
Saskatchewan Telecommunications Holding Corporation	600,800	(78,773)	522,027
Municipal Financing Corporation of Saskatchewan	137,746	(2,097)	135,649
Regional Health Authorities	81,690	-	81,690
Boards of Education	74,487	-	74,487
Saskatchewan Immigrant Investor Fund Inc.	71,738	-	71,738
Saskatchewan Water Corporation	62,661	(8,594)	54,067
Saskatchewan Opportunities Corporation	36,684	(955)	35,729
Saskatchewan Housing Corporation	59,803	(24,766)	35,037
Saskatchewan Gaming Corporation	13,090	-	13,090
Information Services Corporation of Saskatchewan	9,935	-	9,935
Other	7,885	-	7,885
Public Debt	11,143,154	(2,641,070)	8,502,084

a
The average effective interest rate on gross debt during 2011-12 was 6.2 per cent (2010-11 - 6.4 per cent) and includes the impact of foreign exchange and the amortization of any premiums or discounts associated with the debentures.  The average term to maturity of gross debt is 11.5 years (2011 - 11.5 years).

Debt principal payment requirements in each of the next five years and thereafter are as follows:

	2012	2011

Year of Maturity

Short-term promissory notes	692,340	586,293
2011-12	-	292,342
2012-13	1,198,743	1,184,522
2013-14	811,077	819,201
2014-15	945,699	925,781
2015-16	515,373	538,696
2016-17	422,161	-
6-10 years	1,730,728	1,799,612
Thereafter	4,827,033	4,633,009
Gross debt a	11,143,154	10,779,456
Sinking funds	(2,641,070)	(2,431,821)
Public Debt	8,502,084	8,347,635

a
Gross debt includes Canada Pension Plan debentures of $745.1 million (2011 - $745.1 million).  These debentures are callable in whole or in part before maturity, at the option of the Minister of Finance of Saskatchewan.

110 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Sinking Funds						Schedule 9
As at March 31, 2012
(thousands of dollars)

	2011	2012
	Sinking				Currency	Sinking
	Funds	Contributions1	Earnings2	Redemptions3	Adjustment	Funds

General Revenue Fund	1,976,416	46,718	166,510	(96,992)	6,642	2,099,294
Saskatchewan Power Corporation	298,734	26,723	28,331	-	-	353,788
Saskatchewan Telecommunications Holding
Corporation	66,672	5,866	6,235	-	-	78,773
SaskEnergy Incorporated	59,908	7,112	5,783	-	-	72,803
Saskatchewan Housing Corporation	22,242	520	2,004	-	-	24,766
Saskatchewan Water Corporation	5,761	2,241	592	-	-	8,594
Municipal Financing Corporation of Saskatchewan	1,574	362	161	-	-	2,097
Saskatchewan Opportunities Corporation	514	367	74	-	-	955
Total Sinking Funds4	2,431,821	89,909	209,690	(96,992)	6,642	2,641,070

1
Annual contributions, established by Order in Council, are set at not less than one per cent of debentures outstanding.  The aggregate amount of contributions estimated to be required in each of the next five years and thereafter to meet sinking fund requirements by debt classification (see footnote 4) are as follows:

	2013	2014	2015	2016	2017	Thereafter	Total

General debta	51,481	51,481	44,595	35,257	31,012	358,148	571,974
Government business enterprise
specific debt	38,394	38,394	37,372	36,872	36,322	520,328	707,682
Total Sinking Fund Contributions	89,875	89,875	81,967	72,129	67,334	878,476	1,279,656

a	Each year, until 2015, includes contributions of 1.0 million U.S. dollars.

2	Sinking fund earnings include gains on investment sales of $128.2 million (2011 - $71.6 million).

3	The redemption value is based on the market value of the sinking fund units at the date of redemption.

4	The market value of total sinking funds is $2,683.1 million (2011 - $2,415.6 million). Total sinking funds by debt classification are as follows:

	2011	2012
	Sinking				Currency	Sinking
	Funds	Contributions	Earnings	Redemptions	Adjustment	Funds

General debt	2,010,768	52,546	169,889	(96,992)	6,642	2,142,853
Government business enterprise specific debt	421,053	37,363	39,801	-	-	498,217
Total Sinking Funds	2,431,821	89,909	209,690	(96,992)	6,642	2,641,070
Sinking fund assets have been invested as follows:
	2012	2011
Long-term investments in securities of:
Governments of other provinces (coupon interest range 0.0% to 9.6%; maturing in 1.9 to 31.7 years)	1,292,057	1,257,328
Government of Saskatchewan (coupon interest range 0.0% to 10.3%; maturing in 1.2 to 29.8 years)	555,455	382,781
Government of Canada (coupon interest range 2.8% to 4.0%; maturing in 4.2 to 29.2 years)	54,566	128,655
Government of the United States (coupon interest 2.0%; maturing in 9.9 years)	4,951	6,954
Corporations	-	10,499
Cash, short-term investments and accrued interest a	734,041	645,604
Total Sinking Funds b	2,641,070	2,431,821

a	Cash, short-term investments and accrued interest are disclosed net of $0.3 million (2011 - $0.5 million) in liabilities.

b
Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $250.9 million Canadian (2011 - $230.1 million) at the exchange rate in effect at March 31, 2012 of 0.9991 (2011 - 0.9718).

Government of Saskatchewan – 2011-12 Public Accounts   111

Summary Financial Statements

Pension Liabilities					Schedule 10
As at March 31, 2012
(thousands of dollars)

	2012				2011
	TSP1	PSSP	Others	Total	Total

Accrued benefit obligation,
beginning of year	5,118,905	1,910,768	584,740	7,614,413	7,560,764
Current period benefit cost	28,818	5,002	9,780	43,600	53,445
Interest cost	241,003	87,047	19,897	347,947	365,637
Actuarial losses	741,338	209,136	44,775	995,249	44,766
Joint defined benefit plan (SHEPP)2	-	-	30,938	30,938	59,786
Benefit payments	(333,480)	(126,456)	(26,238)	(486,174)	(469,985)
Accrued Benefit Obligation, End of Year	5,796,584	2,085,497	663,892	8,545,973	7,614,413
Plan assets, beginning of year	1,018,566	-	275,025	1,293,591	1,442,005
Employer contributions	142,367	125,311	9,421	277,099	217,345
Employee contributions	6,692	1,145	1,967	9,804	12,899
Return on plan assets	56,789	-	28,888	85,677	87,646
Actuarial (losses) gains	(139,770)	-	7,340	(132,430)	3,681
Benefit payments	(333,480)	(126,456)	(26,238)	(486,174)	(469,985)
Plan Assets, End of Year3	751,164	-	296,403	1,047,567	1,293,591
	5,045,420	2,085,497	367,489	7,498,406	6,320,822
Unamortized estimation adjustments4	(930,097)	(220,437)	(30,825)	(1,181,359)	(145,027)
Total Pension Liabilities5	4,115,323	1,865,060	336,664	6,317,047	6,175,795

1	The TSP had an actual rate of return on plan assets of 1.7 per cent (2011 - 10.8 per cent).

2
The joint defined benefit plan includes only the Government’s employer portion of the pension liability.  At December 31, 2011, the SHEPP had a total accrued benefit obligation of $4,089.0 million (2010 - $3,763.3 million) and pension fund assets of $3,675.6 million (2010 - $3,467.2 million) at market related values and unamortized estimation adjustment gains of $11.9 million (2010 - $48.9 million).  The pension liability would increase by $583.5 million or would decrease by $474.7 million if the discount rate was decreased or increased by one percentage point respectively.  The market value of the pension fund investments was $3,540.8 million (2010 - $3,330.9 million).  Of this amount, 35.0 per cent (2010 - 34.0 per cent) was invested in fixed income securities and 57.0 per cent (2010 - 59.0 per cent) in equity investments.  The plan assets had an actual rate of return of 2.9 per cent (2010 – 11.6 per cent).  The Government and member contributions to the plan totalled $130.1 million (2010 - $108.9 million) and $128.8 million (2010 - $103.7 million) respectively.  Benefit payments from the plan totalled $165.5 million (2010 - $143.5 million).

3
At March 31, 2012, the market value of defined benefit plan investments was $1,037.6 million (2011 - $1,185.5 million).  Of this amount, 43.8 per cent (2011 - 42.6 per cent) was invested in fixed income securities and 43.3 per cent (2011 - 45.2 per cent) in equity investments.

4
Unamortized estimation adjustments are amortized to pension expense over periods ranging from 3.5 to 4.0 years for the TSP, from 0.3 to 1.5 years for the PSSP and from 0.9 to 13 years for the other plans.  These represent the expected average remaining service life of active plan members at the time the estimation adjustments arose.

5
The total pension liabilities are based on the latest actuarial valuations extrapolated to March 31, 2012 for the defined benefit plans and December 31, 2011 for the joint defined benefit plan.  Changes in assumptions can result in significantly higher or lower estimates of pension liabilities.  A one percentage point decrease in the discount rate would result in a $697.5 million and $258.0 million increase in the pension liabilities for the TSP and the PSSP respectively, and a one percentage point increase would result in a $571.7 million and $213.1 million decrease in the pension liabilities for the TSP and the PSSP respectively.

112 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Tangible Capital Assets							Schedule 11
As at March 31, 2012
(thousands of dollars)

	2012							2011
	Land &	Buildings &	Machinery	Trans-	Office &
	Improve-	Improve-	&	portation	Information	Infra-
	ments	ments	Equipment	Equipment	Technology	structure	Total	Total
Estimated useful life (in years)	3 - indefinite	2-80	2-33	3-40	2-25	3-60

Opening Net Book Value of
Tangible Capital Assets1	408,303	2,795,966	333,983	269,502	254,880	2,482,780	6,545,414	6,211,612

Opening cost	456,071	5,331,959	1,133,893	504,193	742,894	4,442,540	12,611,550	11,926,921
Acquisitions	19,072	308,724	91,549	27,807	109,480	343,118	899,750	814,084
Write-downs	(763)	(10,474)	(4,915)	(1,384)	(6,181)	-	(23,717)	(31,402)
Disposals	(5,891)	(18,399)	(103,818)	(15,517)	(20,231)	(20,476)	(184,332)	(98,053)
Closing Cost 2	468,489	5,611,810	1,116,709	515,099	825,962	4,765,182	13,303,251	12,611,550

Opening accumulated amortization	47,768	2,535,993	799,910	234,691	488,014	1,959,760	6,066,136	5,715,309
Annual amortization	5,076	153,737	68,606	32,551	75,247	136,182	471,399	450,715
Write-downs	(671)	(2,084)	(4,915)	(1,341)	(6,181)	-	(15,192)	(25,933)
Disposals	(193)	(16,041)	(101,955)	(12,829)	(19,351)	(20,197)	(170,566)	(73,955)
Closing Accumulated Amortization	51,980	2,671,605	761,646	253,072	537,729	2,075,745	6,351,777	6,066,136
Closing Net Book Value of
Tangible Capital Assets1	416,509	2,940,205	355,063	262,027	288,233	2,689,437	6,951,474	6,545,414

1	Net book value of tangible capital assets does not include the following:
•	works of art and historical treasures, such as the Legislative Building;
•	items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources, which are not recognized in these financial statements; and
•	capital assets held by government business enterprises (schedule 3).

2	Closing cost includes work-in-progress of $471.8 million (2011 - $401.8 million).

Government of Saskatchewan – 2011-12 Public Accounts   113

Summary Financial Statements

Revenue		Schedule 12
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011

Taxation
Individual income	1,897,409	1,795,788
Provincial sales	1,322,161	1,186,992
Corporation income	793,790	1,155,273
Property	590,786	605,495
Fuel	475,452	463,147
Tobacco	242,853	237,507
Other	303,642	292,935
Total Taxation	5,626,093	5,737,137

Non-renewable Resources
Oil	1,528,808	1,274,053
Resource surcharge	452,807	360,848
Potash	438,372	262,540
Crown land sales	235,507	466,993
Natural gas	17,389	29,741
Other	149,074	133,624
Total Non-renewable Resources	2,821,957	2,527,799

Other Own-source Revenue
Fees
Health care	249,334	230,135
Motor vehicle licensing	173,151	161,093
Education	137,283	137,035
Real property sales and leases	115,000	106,707
Subsidized housing rental	100,325	96,817
Registry	75,124	66,385
Other	293,279	241,335
Investment income
Interest and dividends	264,164	247,221
Gains and losses on other investments (schedule 16)	12,037	14,418
Insurance	231,948	177,617
Commodity sales	25,081	19,331
Other1	477,837	459,803
Total Other Own-source Revenue	2,154,563	1,957,897
Total Own-source Revenue	10,602,613	10,222,833

Transfers from the Federal Government
Canada Health Transfer	846,771	795,422
Canada Social Transfer	352,420	342,626
Agricultural stability contributions	203,531	273,461
Crop insurance contributions	197,945	147,866
Housing subsidy	91,485	83,322
Other	522,410	462,156
Total Transfers from the Federal Government	2,214,562	2,104,853
Total Revenue	12,817,175	12,327,686

1	Includes reversals and refunds of prior year expenses of $18.0 million (2011 - $58.7 million).

114 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Expense by Object		Schedule 13
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011

Salaries and benefits	5,521,974	5,274,142
Transfers
Operating	4,025,055	3,786,488
Capital	289,981	409,678
Operating costs	2,135,905	1,942,223
Debt charges (schedule14)	682,385	709,275
Amortization of tangible capital assets (schedule 11)	471,399	450,715
Other	584,717	738,370
Total Expense	13,711,416	13,310,891

Debt Charges		Schedule 14
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011

Total interest costs	909,255	930,563
Interest reimbursed from government business enterprises1	(232,404)	(225,651)
Net foreign exchange loss (gain)	2,005	(213)
Other costs	3,529	4,576
Total Debt Charges	682,385	709,275

1	Interest reimbursed for debt borrowed by the Government specifically on behalf of government business enterprises.

Government of Saskatchewan – 2011-12 Public Accounts   115

Summary Financial Statements

Comparison of Estimated to Actual Results			Schedule 15
For the Year Ended March 31, 2012
(thousands of dollars)

	2012		2011
	Estimated1	Actual1	Actual
Treasury Board Organizations
General Revenue Fund	382,517	352,334	47,669
Growth and Financial Security Fund	(267,483)	(297,666)	47,669
Other Treasury Board Organizations2	(423,908)	(182,046)	90,542
	(308,874)	(127,378)	185,880
CIC Board Organizations2	227,920	167,183	(167,647)
	(80,954)	39,805	18,233
Not-for-Profit Insurance Organizations	135,254	(144,768)	(31,525)
(Deficit) Surplus	54,300	(104,963)	(13,292)

1	Presented on the basis of the summary financial budget.

2	Net of dividends paid to other government organizations.

116 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Supplemental Cash Flow Information		Schedule 16
For the Year Ended March 31, 2012
(thousands of dollars)

	2012	2011
		(Restated)

Other Non-cash Items Included in the Deficit
Amortization of tangible capital assets (schedule 11)	471,399	450,715
Write-downs of tangible capital assets (schedule 11)	8,525	5,469
Net (gain) loss on other investments1	(2,056)	7,571
Net foreign exchange loss (gain) (schedule 14)	2,005	(213)
Net decrease to provision for loss on loans receivable (schedule 2)	(6,152)	(1,450)
Net gain on disposal of tangible capital assets	(7,719)	(5,765)
Earnings retained in sinking funds (schedule 9)	(169,889)	(150,796)
Total Other Non-cash Items Included in the Deficit	296,113	305,531

Net Change in Non-cash Operating Activities
Increase in accounts receivable	(164,828)	(43,146)
(Increase) decrease in inventories held for resale	(887)	1,324
Decrease in deferred charges	4,212	3,460
Decrease in accounts payable and accrued liabilities	(149,963)	(38,063)
(Decrease) increase in unearned revenue	(19,825)	57,558
Increase in pension liabilities	141,252	304,025
Increase in prepaid expenses	(2,354)	(5,360)
Increase in inventories held for consumption	(7,679)	(9,967)
Net Change in Non-cash Operating Activities	(200,072)	269,831

Other Supplemental Information
Cash interest paid during the year	417,218	433,511
Cash interest received during the year	142,029	151,627

1	Net (gain) loss on other investments consists of:
		2012	2011
			(Restated)

	Gain on sale of bonds and equities	(25,864)	(20,065)
	Losses from equities and pooled funds	10,473	592
	Amortization of bond premiums and discounts	3,354	5,055
	Gains and losses on other investments	(12,037)	(14,418)
	Provision for loss	9,981	21,989
	Net (gain) loss on other investments	(2,056)	7,571

Government of Saskatchewan – 2011-12 Public Accounts   117

Summary Financial Statements

Segment Disclosure
For the Year Ended March 31, 2012
(thousands of dollars)

	Treasury Board Organizations1
	2012	2011

Revenue
Taxation	5,626,093	5,737,137
Non-renewable resources	2,821,957	2,527,799
Transfers from government organizations	240,000	479,500
Other own-source revenue	1,743,120	1,687,806
Transfers from the federal government	1,989,641	1,894,547
Total Revenue (schedule 12)	12,420,811	12,326,789
Expense
Agriculture	620,482	690,566
Community development	528,019	532,166
Debt charges (schedule 14)	680,043	708,858
Economic development	233,977	248,783
Education	2,959,902	2,997,736
Environment and natural resources	262,462	214,238
Health	4,891,671	4,676,530
Protection of persons and property	633,223	493,153
Social services and assistance	1,146,893	1,079,279
Transportation	506,981	478,724
Other	552,011	459,643
Total Expense (schedule 13)	13,015,664	12,579,676
(Deficit) surplus from government service organizations	(594,853)	(252,887)
Income (loss) from government business enterprises (schedule 3)	467,475	438,767
(Deficit) Surplus (schedule 15)	(127,378)	185,880

The segments of the Summary financial statements are based on the accountability and control relationships between the Government and the various organizations within the government reporting entity.  Schedule 18 identifies the organizations included in each segment.

1
Treasury Board organizations include the General Revenue Fund, Growth and Financial Security Fund and organizations such as Regional Health Authorities, Boards of Education and Liquor and Gaming Authority.

2
CIC Board organizations are agencies that are responsible to the Crown Investment Corporation of Saskatchewan (CIC) and include organizations such as Saskatchewan Power Corporation, Saskatchewan Telecommunications Holding Corporation and CIC Asset Management Inc.

3
Not-for-profit insurance organizations are intended to be actuarially sound over the long term.  These entities typically adjust rates to break even over the longer term and include Saskatchewan Auto Fund, Saskatchewan Crop Insurance Corporation, Crop Reinsurance Fund of Saskatchewan and Workers’ Compensation Board (Saskatchewan).

118 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

							Schedule 17

CIC Board Organizations2		Not-for-Profit Insurance Organizations3		Eliminations		Total
2012	2011	2012	2011	2012	2011	2012	2011

-	-	-	-	-	-	5,626,093	5,737,137
-	-	-	-	-	-	2,821,957	2,527,799
-	-	206,596	194,411	(446,596)	(673,911)	-	-
195,443	151,007	219,512	160,584	(3,512)	(41,500)	2,154,563	1,957,897
-	-	224,921	210,306	-	-	2,214,562	2,104,853
195,443	151,007	651,029	565,301	(450,108)	(715,411)	12,817,175	12,327,686

-	-	645,829	677,289	(207,673)	(233,165)	1,058,638	1,134,690
-	-	-	-	-	-	528,019	532,166
4,777	3,163	-	-	(2,435)	(2,746)	682,385	709,275
39,044	42,769	-	-	-	-	273,021	291,552
-	-	-	-	-	-	2,959,902	2,997,736
(6,468)	27,009	-	-	-	-	255,994	241,247
-	-	-	-	-	-	4,891,671	4,676,530
53,319	44,266	-	-	-	-	686,542	537,419
-	-	-	-	-	-	1,146,893	1,079,279
29,878	27,030	-	-	-	-	536,859	505,754
139,481	145,600	-	-	-	-	691,492	605,243
260,031	289,837	645,829	677,289	(210,108)	(235,911)	13,711,416	13,310,891
(64,588)	(138,830)	5,200	(111,988)	(240,000)	(479,500)	(894,241)	(983,205)
471,771	450,683	(149,968)	80,463	-	-	789,278	969,913
407,183	311,853	(144,768)	(31,525)	(240,000)	(479,500)	(104,963)	(13,292)

Government of Saskatchewan – 2011-12 Public Accounts   119

Summary Financial Statements

Government Reporting Entity	Schedule 18
For the Year Ended March 31, 2012

Government Service Organizations (Consolidated)

Agricultural Credit Corporation of Saskatchewan	Forest Management Funds
Agricultural Implements Board	Crown Agricultural Land Forest Fund
Boards of Education 3c	Island Forests Management Fund
Chinook School Division No. 211	Meadow Lake OSB Forest Management Trust Fund
Christ the Teacher Roman Catholic Separate School Division	Mee-Toos Forest Management Fund Trust
No. 212	Mistik Forest Management Trust
Conseil des écoles fransaskoises no. 310	North West Communities Wood Products Forest Management
Creighton School Division No. 111	Fund Trust
Englefeld Protestant Separate School Division No. 132	Park Land Forests Management Fund
Good Spirit School Division No. 204	Sakaw Forest Renewable Trust Fund 2
Holy Family Roman Catholic Separate School Division No. 140	Zelensky Bros. Forest Management Fund Trust
Holy Trinity Roman Catholic Separate School Division No. 22	General Revenue Fund
Horizon School Division No. 205	Global Transportation Hub Authority
Ile-a-la Crosse School Division No. 112	Government House Foundation
Light of Christ Roman Catholic Separate School Division No. 16	Gradworks Inc. 3d 4a
Living Sky School Division No. 202	Growth and Financial Security Fund
Lloydminster Roman Catholic Separate School Division No. 89	Health Quality Council
Lloydminster School Division No. 99	Horned Cattle Fund
North East School Division No. 200	Individual Cattle Feeder Loan Guarantee Provincial Assurance Fund
Northern Lights School Division No. 113	Information Services Corporation of Saskatchewan 3d 4a
Northwest School Division No. 203	Innovation Saskatchewan
Prairie South School Division No. 210	Institutional Control Monitoring and Maintenance Fund
Prairie Spirit School Division No. 206	Institutional Control Unforeseen Events Fund
Prairie Valley School Division No. 208	Law Reform Commission of Saskatchewan
Prince Albert Roman Catholic Separate School Division No. 6	Livestock Services Revolving Fund
Regina Roman Catholic Separate School Division No. 81	North Sask Laundry and Support Services Ltd.
Regina School Division No. 4	Northern Municipal Trust Account 3d
Saskatchewan Rivers School Division No. 119	Oil and Gas Orphan Fund
Saskatoon School Division No. 13	Operator Certification Board
South East Cornerstone School Division No. 209	Pastures Revolving Fund
St. Paul's Roman Catholic Separate School Division No. 20	Physician Recruitment Agency of Saskatchewan
Sun West School Division No. 207	Prairie Agricultural Machinery Institute
Century Plaza Properties (The Owners: Condominium Corporation	Prince of Wales Scholarship Fund 2
No. 101100609)	Public Employees Benefits Agency Revolving Fund
CIC Apex Equity Holdco Ltd. 3d 4a	Public Employees Dental Fund 3d
CIC Asset Management Inc. 3d 4a	Public Employees Disability Income Fund 3d
CIC Economic Holdco Ltd. 3d 4a	Public Employees Group Life Insurance Fund 3d
Commercial Revolving Fund	Queen’s Printer Revolving Fund
Community Initiatives Fund	Regional Colleges 3a
Correctional Facilities Industries Revolving Fund	Carlton Trail Regional College
Criminal Property Forfeiture Fund	Cumberland Regional College
Crop Reinsurance Fund of Saskatchewan 4b	Great Plains College
Crown Investments Corporation of Saskatchewan	North West Regional College
(non-consolidated) 3d 4a	Northlands College
eHealth Saskatchewan	Parkland Regional College
Enterprise Saskatchewan	Southeast Regional College
Extended Health Care Plan for Certain Other Employees 3d	Regional Health Authorities
Extended Health Care Plan for Certain Other Retired Employees 3d	Cypress Regional Health Authority
First Nations and Métis Fund Inc. 3d 4a	Five Hills Regional Health Authority
Fish and Wildlife Development Fund	Heartland Regional Health Authority

120 Government of Saskatchewan – 2011-12 Public Accounts

Summary Financial Statements

Government Reporting Entity (continued)	Schedule 18

Government Service Organizations (Consolidated) (continued)

Regional Health Authorities (continued)	Saskatchewan Impaired Driver Treatment Centre Board of
Keewatin Yatthé Regional Health Authority	Governors
Kelsey Trail Regional Health Authority	Saskatchewan Institute of Applied Science and Technology 3a
Mamawetan Churchill River Regional Health Authority	Saskatchewan Labour Market Commission 1
Prairie North Regional Health Authority	Saskatchewan Legal Aid Commission
Prince Albert Parkland Regional Health Authority	Saskatchewan Lotteries Trust Fund for Sport, Culture and
Regina Qu'Appelle Regional Health Authority	Recreation
Saskatoon Regional Health Authority	Saskatchewan Opportunities Corporation 3d 4a
Sun Country Regional Health Authority	Saskatchewan Research Council
Sunrise Regional Health Authority	Saskatchewan Snowmobile Fund
Saskatchewan Agricultural Stabilization Fund	Saskatchewan Student Aid Fund
Saskatchewan Apprenticeship and Trade Certification Commission 3a	Saskatchewan Transportation Company 3d 4a
Saskatchewan Archives Board	Saskatchewan Water Corporation 3d 4a
Saskatchewan Arts Board	Saskatchewan Watershed Authority
Saskatchewan Association of Health Organizations	Saskatchewan Western Development Museum
Saskatchewan Cancer Agency	Sask911 Account
Saskatchewan Centre of the Arts Fund	School Division Tax Loss Compensation Fund
Saskatchewan Crop Insurance Corporation 4b	Technology Supported Learning Revolving Fund
Saskatchewan Development Fund Corporation 3d 4a	Training Completions Fund
Saskatchewan Financial Services Commission Fund	Transportation Partnerships Fund
Saskatchewan Grain Car Corporation 3b	University of Regina Crown Foundation
Saskatchewan Health Research Foundation	University of Saskatchewan Crown Foundation
Saskatchewan Heritage Foundation	Victims’ Fund
Saskatchewan Housing Corporation 3d	Water Appeal Board
Saskatchewan Immigrant Investor Fund Inc. 3d 4a

Government Business Enterprises (Modified Equity)

Liquor and Gaming Authority
Municipal Financing Corporation of Saskatchewan 3d
Saskatchewan Auto Fund 3d 4b
Saskatchewan Gaming Corporation 3d 4a
Saskatchewan Government Insurance 3d 4a
Saskatchewan Power Corporation 3d 4a
Saskatchewan Telecommunications Holding Corporation 3d 4a
SaskEnergy Incorporated 3d 4a
Workers’ Compensation Board (Saskatchewan) 3d 4b

1	Organization wound up during 2011-12.

2	Organization determined to be part of the government reporting entity during 2011-12.

3	The year-ends of certain organizations differ from March 31, 2012: a June 2011; b July 2011; c August 2011; d December 2011.

4
For segment disclosure (schedule 17) certain organizations are classified into categories other than Treasury Board Organizations as follows:  a CIC Board Organizations; b Not-for-Profit Insurance Organizations.

Government of Saskatchewan – 2011-12 Public Accounts   121

Supplementary Information (unaudited)

Supplementary Information

Growth and Financial Security Fund
Schedule of Transfers and Accumulated Balance
For the Year Ended March 31, 2012
(thousands of dollars)

	2012		2011
	Budget	Actual	Actual

Balance, beginning of year	1,005,968	1,005,968	958,299
Transfer from the General Revenue Fund	57,517	27,334	47,669
Transfer to the General Revenue Fund	(325,000)	(325,000)	-
Balance, End of Year	738,485	708,302	1,005,968

The Growth and Financial Security Fund (GFSF) was established May 14, 2008, by The Growth and Financial Security Act.

The purposes of the GFSF are:

•	to assist in the achievement of the Province’s long-term objectives by providing for financial security of the Government from year to year; and
•	to provide a source of funds that are available for programs that have been identified as promoting or enhancing the economic development of the Province.

In accordance with The Growth and Financial Security Act, the GFSF receives 50 per cent of the pre-transfer surplus of the General Revenue Fund (GRF) in any fiscal year.  This legislation also permits Treasury Board to approve other transfers between the GFSF and the GRF.

Transfers to the GFSF from the GRF are statutory disbursements.  Amounts transferred to the GRF from the GFSF are available for use subsequent to receiving required approval from the Legislative Assembly.

In accordance with The Growth and Financial Security Act, all earnings on the GFSF’s investments are credited to the GRF.  For 2011-12, this amount was $42.9 million (2011 - $29.2 million).

The GFSF’s assets have been invested in fixed income securities as follows:
	2012	2011
Long-term investments in securities of:
Other provincial governments (coupon interest range 1.9% to 5.3%; maturing in 1.2 to 5.7 years)	319,320	409,839
Corporations (coupon interest range 2.1% to 5.2%; maturing in 2.1 to 4.6 years)	102,640	189,598
Government of Canada (coupon interest range 2.1% to 2.8%; maturing in 2.7 to 5.2 years)	25,977	123,325
Government of Saskatchewan (coupon interest 0.0% to 4.5%; maturing in 2.0 to 4.4 years)	23,170	45,211
Cash, accounts receivable, short-term investments and accrued interest	237,195	237,995
Total Growth and Financial Security Fund	708,302	1,005,968

The portfolio investments noted above are accounted for using the cost method.  Under this approach, the GFSF earned a return of 4.4 per cent (2011 - 3.2 per cent).

The market value of the GFSF’s net assets at March 31, 2012 is $711.4 million (2011 - $1,004.4 million).

Government of Saskatchewan – 2011-12 Public Accounts   125

Supplementary Information

General Revenue Fund - Public Issue Debentures
As at March 31, 2012
(dollars)

									Equity of		Sinking Fund
Date of	Date of	Interest	Interest		Purpose of	Amount		Total Issue	Applicable		Contribution
Issue	Maturity	Rate %	Payments	Currency	Issue	Outstanding		Outstanding	Sinking Fund		2011-12

July 15/07	July 15/12	4.20	Annual	Can.	GRF	174,808,200		174,808,200	–		–
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The bonds pay a minimum interest rate of 4.20%;
The Province reserves the right to increase the interest rate after
July 14, 2008; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

Sept. 20/02	Dec. 3/12	5.25	Semiannual	Can.	GRF	300,000,000
					SaskEnergy	50,000,000		350,000,000	334,485,771		500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 2/93	Feb. 1/13	7.613	Semiannual	Can.	GRF	568,212,000		568,212,000	606,168,389		–
(The original 8% 400,000,000 U.S. dollar debentures have been swapped into Canadian dollars at an interest rate of 7.613%; Non-callable; Payable in New York)

June 17/03	June 17/13	4.75	Annual	Can.	GRF	195,000,000
					MFC	5,000,000		200,000,000	115,798,053		2,000,000
(Euro medium term note; Non-callable; Payable in London)

July 20/93	July 15/13	7.375	Semiannual	U.S.	GRF	50,000,000	*		55,460,747	*	–
		7.809		Can.	Sask Power	97,147,500
		7.753		Can.	GRF	228,639,500		375,787,000	63,750,246		3,907,900
(175,000,000 U.S. dollars of the GRF's 225,000,000 U.S. dollar share of the
7.375% debenture issue has been swapped into Canadian dollars at an interest rate of 7.753%. Interest payments on the remaining 50,000,000 U.S.
dollars have been swapped into Canadian dollars at an interest rate of 7.912%;
Sask Power's 75,000,000 U.S. dollar share of the 7.375% debenture issue has been swapped into Canadian dollars at an interest rate of 7.809%;
Non-callable; Payable in New York)

July 15/08	July 15/13	2.50	Annual	Can.	GRF	2,648,600		2,648,600	–		–
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The bonds pay a minimum interest rate of 2.50%;
The Province reserves the right to increase the interest rate after
July 14, 2009; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

Sept. 30/03	Dec. 3/13	4.90	Semiannual	Can.	GRF	150,000,000
					SaskEnergy	50,000,000		200,000,000	20,601,026		2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

March 14/91	April 10/14	10.25	Semiannual	Can.	GRF	583,916,000		583,916,000	267,025,926		5,839,160
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

June 22/04	June 3/14	5.25	Semiannual	Can.	GRF	250,000,000
					SaskEnergy	50,000,000		300,000,000	27,035,480		3,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 15/09	July 15/14	1.00	Annual	Can	GRF	1,669,400		1,669,400	–		–
(Savings Bonds; Redeemable annually at the option of the holder or any time on the death of the holder; The bonds pay a minimum interest of 1.00%;
The Province reserves the right to increase the interest rate after July 14,
2010; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

June 3/05	Dec. 3/15	4.25	Semiannual	Can.	GRF	145,000,000
					SaskEnergy	50,000,000
					MFC	5,000,000		200,000,000	17,418,659		2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

126 Government of Saskatchewan – 2011-12 Public Accounts

Supplementary Information

General Revenue Fund - Public Issue Debentures (continued)
									Equity of		Sinking Fund
Date of	Date of	Interest	Interest		Purpose of	Amount		Total Issue	Applicable		Contribution
Issue	Maturity	Rate %	Payments	Currency	Issue	Outstanding		Outstanding	Sinking Fund		2011-12

Nov.15/05	Jan. 15/16	4.305	Semiannual	Can.	GRF	274,654,700		274,654,700	19,827,213		2,746,575
(The original 2.125% 300,000,000 Swiss Franc debentures have been swapped into Canadian dollars at an interest rate of 4.305%; Non-callable;
Payable in Zurich)

Aug. 23/06	Aug. 23/16	4.50	Semiannual	Can.	GRF	255,000,000
					SaskEnergy	45,000,000		300,000,000	18,105,953		3,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Sept. 17/96	Sept. 17/16	8.10	Semiannual	Can.	GRF	7,888,000		7,888,000	–		–

(Canadian medium term serial note; Payable in annual instalments;
Non-callable; Payable in Regina)

Sept. 5/07	Sept. 5/17	4.65	Semiannual	Can.	GRF	160,000,000
					SaskEnergy	40,000,000		200,000,000	9,321,893		2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

June 17/04	June 17/19	5.50	Semiannual	Can.	GRF	33,000,000		33,000,000	3,273,996		330,000
(Canadian medium term note; After June 17, 2014, this note pays interest at the three month bankers' acceptance rate less 0.245%; Non-callable;
This book-based note is held in the Canadian Depository for Securities)

Aug. 3/04	June 17/19	5.50	Semiannual	Can.	GRF	26,000,000		26,000,000	21,003,679		260,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 28/10	July 28/20	3.90	Semiannual	Can.	GRF	150,000,000
					SaskTel	150,000,000		300,000,000	4,831,891		4,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Dec. 20/90	Dec. 15/20	9.375	Semiannual	U.S.	GRF	45,000,000	*		36,232,796	*	–
		9.653		Can.	GRF	65,972,500
		10.08		Can.	SaskTel	126,600,000
		9.965		Can.	Sask Power	128,797,500		366,370,000	88,102,359		3,753,500
(55,000,000 U.S. dollars of the GRF's 100,000,000 U.S. dollar share of the
9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 9.653%. Interest payments on the remaining 45,000,000 U.S.
dollars have been swapped into Canadian dollars at an interest rate of
9.653%. SaskTel's 100,000,000 U.S. dollar share of the 9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 10.08%;
Sask Power's 100,000,000 U.S. dollar share of the 9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 9.965%;
Non-callable; Payable in New York)

Feb. 26/91	Feb. 15/21	9.254	Semiannual	Can.	GRF	147,600,000			21,203,799		2,460,000
		9.125		U.S.	GRF	80,000,000	*	227,600,000	71,358,543	*	–
(120,000,000 U.S. dollars of this debenture issue has been swapped into
Canadian dollars at an interest rate of 9.254%. Interest payments on the remaining 80,000,000 U.S. dollars have been swapped into Canadian dollars at an interest rate of 9.254%; Non-callable; Payable in New York)

Feb. 4/92	Feb. 4/22	9.60	Semiannual	Can.	Sask Power	240,000,000
					GRF	15,000,000		255,000,000	103,740,798		2,550,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

July 21/92	July 15/22	8.50	Semiannual	U.S.	GRF	100,000,000	*		88,076,440	*	972,700	**
		8.942		Can.	Sask Power	256,320,000		356,320,000	33,669,614		2,563,200
(Interest payments on the GRF's 100,000,000 U.S. dollar share of the 8.50%
debenture issue have been swapped into Canadian dollars at an interest rate of 8.497%; Sask Power's 200,000,000 U.S. dollar share of the 8.50%
debenture issue has been swapped into Canadian dollars at an interest rate of 8.942%; Non-callable; Payable in New York)

Government of Saskatchewan – 2011-12 Public Accounts   127

Supplementary Information

General Revenue Fund - Public Issue Debentures (continued)

								Equity of	Sinking Fund
Date of	Date of	Interest	Interest		Purpose of	Amount	Total Issue	Applicable	Contribution
Issue	Maturity	Rate %	Payments	Currency	Issue	Outstanding	Outstanding	Sinking Fund	2011-12

May 30/95	May 30/25	8.75	Semiannual	Can.	Sask Power	100,000,000
					SaskEnergy	75,000,000	175,000,000	51,237,079	1,750,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

Dec. 4/98	March 5/29	5.75	Semiannual	Can.	GRF	250,000,000
					SaskTel	75,000,000
					SaskEnergy	25,000,000	350,000,000	63,564,813	3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

March 24/99	March 5/29	5.60	Semiannual	Can.	SaskTel	35,000,000
					SaskEnergy	25,000,000	60,000,000	4,290,392	600,000
(Canadian medium term note; Non-callable; This book-based note is held in the
Canadian Depository for Securities)

Jan. 25/00	Jan. 25/30	6.35	Semiannual	Can.	GRF	199,995,000	199,995,000	34,386,292	2,000,000
(Canadian medium term note; This book-based note is held in the Canadian
Depository for Securities)

Feb. 17/00	Jan. 25/30	6.25	Semiannual	Can.	GRF	25,000,000	25,000,000	4,427,936	250,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Dec. 10/01	Sept. 5/31	6.40	Semiannual	Can.	GRF	190,000,000
					Sask Power	300,000,000
					SaskEnergy	60,000,000	550,000,000	75,540,759	5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 13/02	Feb. 13/32	6.30	Semiannual	Can.	GRF	29,954,000	29,954,000	7,962,305	299,540
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

May 12/03	Sept. 5/33	5.80	Semiannual	Can.	GRF	150,000,000
					Sask Power	300,000,000	450,000,000	47,237,459	4,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

June 10/03	Sept. 5/33	5.80	Semiannual	Can.	GRF	104,500,000	104,500,000	75,310,089	1,045,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Aug. 12/04	Sept. 5/35	5.60	Semiannual	Can.	GRF	200,000,000
					Sask Power	200,000,000	400,000,000	35,472,846	4,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 15/05	March 5/37	5.00	Semiannual	Can.	SaskEnergy	25,000,000
					Sask Power	400,000,000	425,000,000	35,022,812	4,250,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

May 26/06	June 1/40	4.75	Semiannual	Can.	GRF	325,000,000
					SaskEnergy	75,000,000
					Sask Power	650,000,000	1,050,000,000	41,876,977	10,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 3/12	Feb 3/42	3.40	Semiannual	Can.	SaskTel	150,000,000
					SaskEnergy	150,000,000	300,000,000	–	–
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

128 Government of Saskatchewan – 2011-12 Public Accounts

Supplementary Information

General Revenue Fund - Public Issue Debentures (continued)

									Equity of		Sinking Fund
Date of	Date of	Interest	Interest		Purpose of	Amount	Total Issue		Applicable		Contribution
Issue	Maturity	Rate %	Payments	Currency	Issue	Outstanding	Outstanding		Sinking Fund		2011-12

Sept. 16/02	Sept. 5/42	5.70	Semiannual	Can.	GRF	50,000,000	50,000,000		6,147,532		500,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Adjustment							(247,500)	*	(226,016)	*	–
Total							9,473,075,400		2,508,744,546		83,077,575

*	Adjustment to reflect conversion of debentures and related sinking funds quoted in foreign currencies to Canadian dollars using the exchange rate in effect at March 31, 2012 (U.S. $0.9991)
**	Sinking fund contributions to U.S. dollar sinking funds are made in U.S. dollars. Contributions are shown at the cost in Canadian dollars to purchase U.S. dollars equal to the contribution amount.

Government of Saskatchewan – 2011-12 Public Accounts   129

Supplementary Information

General Revenue Fund - Debentures Issued to the Minister of Finance of
Canada
As at March 31, 2012
(dollars)
					Equity of	Sinking Fund
Year of	Interest	Purpose of	Total	Total	Applicable	Contribution
Maturity	Rate %	Issue(s)	By Purpose	By Year	Sinking Fund	2011-12

2012-13	9.37	GRF	62,705,000	62,705,000	66,883,059	–

2013-14	3.80	MFC	4,800,000
		Sask Water	5,000,000	9,800,000	–	–

2014-15	3.05	MFC	53,274,000
		Sask Gaming	6,000,000	59,274,000	–	–

2015-16	3.40	GRF	10,718,000
		Sask Water	4,807,000	15,525,000	2,687,137	415,000

2016-17	4.37	GRF	23,557,000
		MFC	10,000,000
		Sask Water	55,221,000	88,778,000	4,742,232	787,780

6-10 Years	5.40	GRF	35,913,000
		MFC	25,400,000
		Sask Housing	52,004,000
		Sask Water	21,093,000
		SaskEnergy	85,962,000	220,372,000	43,607,824	3,240,216

Thereafter	4.54	GRF	169,718,000
		MFC	19,430,000
		SOCO	36,684,000
		Sask Tel	50,000,000
		Sask Water	12,800,000	288,632,000	14,377,617	2,388,320

Total				745,086,000	132,297,869	6,831,316

The average effective interest rate on debentures issued to the Minister of Finance of Canada is 5.03%.

Canada Pension Plan debentures have a 5-30 year maturity and are callable in whole or in part before maturity at the option of the Minister of Finance of Saskatchewan. Canada Pension Plan debentures are subject in part to annual sinking funds.

130 Government of Saskatchewan – 2011-12 Public Accounts

Supplementary Information

Glossary of Terms

Accrual Accounting
The method used to prepare the financial statements included in Volume 1 of the Public Accounts.  Accrual accounting recognizes financial transactions at the time they occur, regardless of whether any cash is received or paid.

Accumulated Surplus/Deficit
One of the two measures of a government’s financial position (see net debt).  The accumulated surplus/deficit is the amount by which revenue has exceeded expense/expense has exceeded revenue from the beginning of incorporation (1905) plus any adjustments that were charged directly to the accumulated surplus/deficit.  It is calculated as the difference between assets and liabilities.

Budget
The amount presented in the Estimates and authorized by the Legislative Assembly.

Capital Transfer
A grant provided to a third party such as a university or municipality to acquire or develop capital assets.

Consolidation
The method used to account for government service organizations in the Summary financial statements in which the accounts are adjusted to the basis of accounting described in note 1 of the Summary financial statements and then combined. Inter-organization balances and transactions are eliminated.

Debenture
A certificate of indebtedness where the issuer promises to pay interest and repay principal by a maturity date.  It is usually unsecured, meaning there are no liens or pledges on any specific assets.

Debt
Terms used when describing debt include:

Government general debt is debt issued by the General Revenue Fund (GRF) to fund Government spending.

Crown corporation general debt is debt issued by the GRF and subsequently loaned to a Crown corporation.

Government business enterprise specific debt is debt issued by the GRF specifically on behalf of a government business enterprise where the government expects to realize the receivable from the government business enterprise and settle the external debt simultaneously.

Gross debt is borrowings through the issuance of debt instruments such as promissory notes and debentures.

Sinking funds are funds set aside for the repayment of debt.

Public debt is gross debt net of sinking funds.

General debt is public debt net of loans to Crown corporations for government business enterprise specific debt.

Guaranteed debt is the debt of others that the Government has agreed to repay if others default.

Total debt is public debt plus guaranteed debt.

Debt Retirement Fund
The fund, established pursuant to The Growth and Financial Security Act, to account for the surpluses of the GRF commencing April 1, 2008.

Derivative
A financial contract that derives its value from other underlying variables such as interest rates, financial instrument price, commodity price, foreign exchange rate, index of prices or rates, and credit rates.  It does not require an initial investment and is settled at a future date.

Financial Asset
An asset that can be used to discharge existing liabilities or finance future operations and is not for consumption in the normal course of operations.

Government of Saskatchewan – 2011-12 Public Accounts   131

Supplementary Information

Glossary of Terms (continued)

Financial Instrument
Any contract that gives rise to a financial asset of one party and a financial liability or equity instrument of another party.

Financial Liability
Any liability that is a contractual obligation to deliver a financial asset to another party, or to exchange financial instruments with another party under conditions that are potentially unfavourable to the entity.

General Revenue Fund (GRF)
The fund into which all revenues are paid, unless otherwise provided for by legislation, and from which all expenditures are appropriated by the Legislative Assembly.

Government Business Enterprise
A self-sufficient government organization that has the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as its principal activity.  Government business enterprises are recorded in the Summary financial statements using the modified equity method.

Government Partnership
An investment by the Government where there is a contractual arrangement between the Government and one or more partners outside the government reporting entity and where the partners share, on an equitable basis, the risks and benefits of the partnership.  Government partnerships are proportionately consolidated in the Summary financial statements.

Government Service Organization
An organization that is controlled by the Government, except those designated as government business enterprises.  Government service organizations are consolidated in the Summary financial statements after adjustment to a basis consistent with the accounting policies described in note 1 of the Summary financial statements.

Gross Domestic Product (GDP)
The standard measure of the overall size of the economy, the value of all goods and services produced during a period.

Growth and Financial Security Fund
The fund established in May of 2008 to assist in the achievement of the Government’s long-term objectives by providing for financial security of the Government from year to year and to provide a source of funds that are to be available for appropriation to be used for government programs identified as promoting or enhancing the economic development of Saskatchewan.

Hedging
A strategy to minimize the risk of loss on an asset (or liability) from market fluctuations such as interest rate or foreign exchange rate changes.  This is accomplished by entering into offsetting commitments with the expectation that a future change in the value of the hedging instrument will offset the change in the value of the asset (or liability).

Modified Equity
The method by which government business enterprises are accounted for in the Summary financial statements.  The Government’s investment, which is originally recorded at cost, is adjusted annually to include the net earnings/losses and other net equity changes of the enterprise/partnership without adjustment to conform with the accounting policies described in note 1 of the Summary financial statements.  Inter-organizational balances and transactions are disclosed but not eliminated.

Net Debt
One of the two measures of a government’s financial position (see accumulated surplus/deficit).  Net debt is calculated as the difference between financial assets and liabilities.

Non-financial Asset
An asset that is acquired, constructed or developed and does not normally provide resources to discharge existing liabilities.

132 Government of Saskatchewan – 2011-12 Public Accounts

Supplementary Information

Glossary of Terms (continued)

Other Comprehensive Income/Loss (OCI)
OCI includes certain unrealized gains and losses of government business enterprises that are excluded from net income but recognized as a change in net debt and accumulated surplus/deficit during the period.

Pension Liability
An actuarial estimate of discounted future payments to be made to retirees under government pension plans, net of plan assets.

Premium/Discount
The amount by which the selling price of a security exceeds/is less than its par or face value.

Segment
A distinguishable activity or group of activities of a government for which it is appropriate to separately report financial information to help users of the financial statements identify the resources allocated to support the major activities of a government.

Summary Financial Statements (SFS)
The statements prepared to account for the full nature and extent of the financial activities of the Government.  The SFS includes the financial activities of organizations controlled by the Government.  These organizations are segregated into two classifications, government service organizations and government business enterprises, and are collectively referred to as the government reporting entity.  Trusts administered by the Government are excluded from the government reporting entity.

Tangible Capital Asset
An asset with physical substance held by the Government that has an economic life extending beyond a year, is to be used on a continuing basis and is not for sale in the ordinary course of operations.

Transfer
A transfer of money from a government to an individual, an organization or another government for which the government making the transfer does not: receive any goods or services directly in return, as would occur in a purchase/sale transaction; expect to be repaid in the future, as would be expected in a loan; or expect a financial return, as would be expected in an investment.  Major types of transfers include entitlements, transfers under shared cost agreements and grants.

Government of Saskatchewan – 2011-12 Public Accounts   133